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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
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☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

CLEARWAY ENERGY, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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2019

Annual Meeting of Stockholders & Proxy Statement

Clearway Energy

PRELIMINARY PROXY STATEMENT—SUBJECT TO COMPLETION

March 19, 2019

Dear Stockholder:

        We are pleased to invite you to attend Clearway Energy, Inc.'s Annual Meeting of Stockholders, which will be held at 9 a.m., Eastern Time, on Wednesday, May 1, 2019, at the Hyatt Regency Princeton, located at 102 Carnegie Center, Princeton, New Jersey 08540. Details regarding admission to the meeting and the business to be conducted are more fully described in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement.

        Your vote is important. Whether or not you plan to attend the Annual Meeting, we hope you will vote as soon as possible. Information about voting methods is set forth in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement.

        On behalf of Clearway Energy, Inc., I thank you for your ongoing interest and investment in Clearway Energy, Inc. We are committed to acting in your best interests. If you have any questions with respect to voting, please call our proxy solicitor, MacKenzie Partners, Inc. at (800) 322-2885 (toll free).

Sincerely,

Jonathan Bram
 Chairman of the Board

THIS PROXY STATEMENT AND PROXY CARD ARE
BEING DISTRIBUTED ON OR ABOUT MARCH 19, 2019.

PRELIMINARY PROXY STATEMENT—SUBJECT TO COMPLETION

        Clearway Energy, Inc.
300 Carnegie Center, Suite 300, Princeton, New Jersey 08540

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

When:    Wednesday, May 1, 2019, 9:00 a.m. Eastern Time

Where:    Hyatt Regency Princeton, located at 102 Carnegie Center, Princeton, New Jersey 08540

We are pleased to invite you to join our Board of Directors and senior leadership at the Clearway Energy, Inc. 2019 Annual Meeting of Stockholders.

ITEMS OF BUSINESS:

1.
To elect nine directors.

2.
To approve the amendment and restatement of Clearway Energy, Inc.'s restated certificate of incorporation, as amended, to authorize the classification of the Board of Directors into two classes with staggered terms, allow stockholders to remove any director before the end of their respective terms only for cause, and make certain technical changes resulting from the change of ownership of Clearway Energy, Inc., as described in the Proxy Statement that accompanies this Notice.

3.
To approve, on a non-binding advisory basis, Clearway Energy, Inc.'s executive compensation.

4.
To ratify the appointment of KPMG LLP as Clearway Energy, Inc.'s independent registered public accounting firm for the 2019 fiscal year.

5.
To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement.

RECORD DATE:

You are entitled to vote if you were a stockholder of record of our Class A, Class B, Class C or Class D common stock at the close of business on March 4, 2019.

Voting Information

HOW TO VOTE:

Even if you plan to attend the Annual Meeting in person, please vote right away using one of the following advance voting methods. Make sure to have your proxy card or voting instruction form in hand and follow the instructions in the card or form.

Via the Internet:

You may vote at www.proxyvote.com, from anywhere in the world, 24 hours a day, 7 days a week, up until 11:59 p.m. Eastern Time on April 30, 2019.

By phone:

If you live in the United States, you may vote 24 hours a day, 7 days a week, up until 11:59 p.m. Eastern Time on April 30, 2019, by calling 1-800-690-6903 from a touch-tone phone.

By mail:

If you received a paper copy of the materials, you may mark, sign, date and mail your proxy card or voting instruction card in the enclosed, postage-paid address envelope, as soon as possible as it must be received by the Company prior to May 1, 2019, the Annual Meeting date.

In person:

You can vote by a ballot that will be provided to you at the Annual Meeting. However, if you are a beneficial owner of shares held in street name (through a bank, broker or other nominee), you must bring a legal proxy from your bank, broker or other nominee to vote in person.

By Order of the Board of Directors

KEVIN P. MALCARNEY
 Senior Vice President, General Counsel and
Corporate Secretary

PRELIMINARY PROXY STATEMENT—SUBJECT TO COMPLETION

2019 ANNUAL MEETING OF STOCKHOLDERS

PROXY STATEMENT

PROXY STATEMENT HIGHLIGHTS

        This summary highlights information contained elsewhere in this proxy statement (Proxy Statement). This summary does not contain all of the information that you should consider, and you should read the entire Proxy Statement before voting. For information regarding Clearway Energy, Inc.'s 2018 performance, please review Clearway Energy, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2018 (2018 Form 10-K).

ROADMAP OF VOTING MATTERS

        Stockholders are being asked to vote on the following matters at the 2019 Annual Meeting of Stockholders (Annual Meeting):

Board Recommendation
Proposal 1. Election of Directors (page 14)

The Board of Directors (Board) and the Corporate Governance, Conflicts and Nominating Committee believe that the nine director nominees possess the necessary qualifications, attributes, skills and experience to provide advice and counsel to the Company's management and effectively oversee the business and the long-term interests of our stockholders. Subject to stockholder approval of the Amended and Restated Certificate of Incorporation Proposal (as defined below), five directors will be elected as Class I Directors and four will be elected as Class II Directors.	FOR each director nominee
Proposal 2. Approval of the Amended and Restated Certificate of Incorporation (Amended and Restated Certificate of Incorporation Proposal) (page 23)

The Board seeks approval of the amendment and restatement of Clearway Energy, Inc.'s restated certificate of incorporation, as amended, to authorize the classification of the Board of Directors into two classes with staggered terms, allow stockholders to remove any director before the end of their respective terms only for cause and make certain technical changes as a result of the GIP Transaction (as defined below) as described in this Proxy Statement.	FOR
Proposal 3. Approval, on a non-binding advisory basis, of Clearway Energy, Inc.'s executive compensation (Say on Pay Proposal) (page 26)

The Company seeks a non-binding advisory vote to approve the compensation of its named executive officers (NEOs) as described in the Compensation Discussion and Analysis (CD&A) beginning on page 47 and the compensation tables and respective narrative discussion. The Board values stockholders' opinions, and the Compensation Committee will take into account the outcome of the Say on Pay Proposal when considering future executive compensation decisions.	FOR

Proposal 4. Ratification of the appointment of KPMG LLP as Clearway Energy's independent registered public accounting firm for the 2019 fiscal year (Ratification of KPMG LLP's Appointment Proposal) (page 27)

The Audit Committee and the Board believe that the retention of KPMG LLP as the Company's independent registered public accounting firm for the 2019 fiscal year is in the best interests of the Company and its stockholders. As a matter of good corporate governance, stockholders are being asked to ratify the Audit Committee's selection of KPMG LLP.	FOR

CORPORATE GOVERNANCE HIGHLIGHTS

        We are committed to maintaining high standards of corporate governance, which promote the long-term interests of our stockholders, strengthen Board and management accountability and help build public trust in the Company. The "Governance of the Company" section beginning on page 4 describes our corporate governance framework, which includes the following highlights:

• Separate Chairman and Chief Executive Officer	• Lead Independent Director
• 9 director nominees	• Independent audit and governance committees
• 4 independent director nominees	• Regular executive sessions of independent directors
• Risk oversight by full Board and committees	• Anti-hedging and anti-pledging policies
• Annual self-evaluation of full Board and each committee	• Director orientation and continuing education program

DIRECTOR NOMINEES

					Committee Memberships(1)
		Director Since		Other Public Company Boards
Name, Primary Occupation	Age		Independent		A	C	GCN
Jonathan Bram	53	2018	NO	0		✓
Chairman of the Board of the Company, Founding Partner of Global Infrastructure Partners
Nathaniel Anschuetz	31	2018	NO	0
Vice President of Global Infrastructure Partners
Brian R. Ford(2)	70	2013	YES	1	★	✓	✓
Former Chief Executive Officer of Washington Philadelphia Partners, LP
Bruce MacLennan	52	2018	NO	0
Partner of Global Infrastructure Partners
Ferrell P. McClean	72	2013	YES	0	✓	★	★
Former Managing Director at J.P. Morgan Chase & Co.
Daniel B. More	62	2019	YES	1	✓	✓	✓
Senior Advisor at Guggenheim Securities
E. Stanley O'Neal	67	2018	YES	2	✓
Former Chairman of the Board and Chief Executive Officer of Merrill Lynch & Co.
Christopher S. Sotos	47	2013	NO	1
President and Chief Executive Officer of the Company
Scott Stanley	62	2018	NO	1
Operating Partner of Global Infrastructure Partners

(1)
★ Chair ✓ Member

A = Audit Committee; C = Compensation Committee; GCN = Corporate Governance, Conflicts and Nominating Committee

(2)
Lead Independent Director

QUESTIONS AND ANSWERS

        Please see the Questions and Answers section beginning on page 69 for important information about the proxy materials, voting and the Annual Meeting. Additional questions may be directed to our proxy solicitor, MacKenzie Partners, Inc. at (800) 322-2885 or proxy@mackenziepartners.com.

LEARN MORE ABOUT OUR COMPANY

        You can learn more about the Company and view our governance materials and much more by visiting the "Corporate Governance" section of our website, www.clearwayenergy.com.

        Please also visit our Annual Meeting website at www.proxyvote.com to easily access the Company's proxy materials and vote through the Internet.

 PROXY STATEMENT

        We are providing these proxy materials to you in connection with the solicitation of proxies by the Board of Clearway Energy, Inc. for the Annual Meeting and for any adjournment or postponement of the Annual Meeting. The Annual Meeting will be held Wednesday, May 1, 2019, at 9 a.m., Eastern Time at the Hyatt Regency Princeton, 102 Carnegie Center, Princeton, NJ 08540. In this Proxy Statement, "we," "us," "our," "Clearway Energy," "Clearway," "CWEN" and the "Company" refer to Clearway Energy, Inc.

        You are receiving this Proxy Statement because you own shares of our Class A, Class B, Class C or Class D common stock, par value $0.01 per share, that entitle you to vote at the Annual Meeting. By use of a proxy, you can vote whether or not you attend the Annual Meeting. The Proxy Statement describes the matters on which we would like you to vote and provides information on those matters.

Important Notice Regarding the Availability of Proxy Materials
for the Annual Meeting of Stockholders to be held on Wednesday, May 1, 2019

        Each of the Notice of Annual Meeting, this Proxy Statement and our 2018 Form 10-K is available at www.proxyvote.com. If you would like to receive, without charge, a paper copy of our 2018 Form 10-K, including the financial statements and the financial statement schedules, please send your request to Investor Relations, 300 Carnegie Center, Suite 300, Princeton, New Jersey 08540.

 GOVERNANCE OF THE COMPANY

CORPORATE GOVERNANCE GUIDELINES AND CHARTERS

        The Board has adopted Corporate Governance Guidelines (Guidelines) that, along with the Restated Certificate of Incorporation, as amended, the Fourth Amended and Restated Bylaws (Bylaws) and the written charters of the committees of the Board (Committees), provide the framework for the governance of the Company. The Board's Corporate Governance, Conflicts and Nominating Committee is responsible for periodically reviewing the Guidelines and recommending any proposed changes to the Board for approval. The Guidelines are available on the Corporate Governance section of the Company's website at www.clearwayenergy.com, along with the written charters of all of the Committees and the Company's Code of Conduct. The Guidelines, the charters of all of the Committees and the Code of Conduct are also available in print to any stockholder upon request. Stockholders who desire to receive such items in print may request them from the Company's Corporate Secretary by writing to Clearway Energy, Inc., 300 Carnegie Center, Suite 300, Princeton, New Jersey 08540.

CONTROLLED COMPANY

        The Company was formed in 2012 by NRG Energy, Inc. (NRG). We historically served as the primary vehicle through which NRG owned, operated and acquired contracted renewable and conventional generation and thermal infrastructure assets. NRG, through its holdings of Class B common stock and Class D common stock, had a majority voting interest in the Company and received distributions from our subsidiary Clearway Energy LLC, formerly NRG Yield LLC, through its ownership of Class B units and Class D units. In February 2018, Global Infrastructure Partners III LP (GIP), through an affiliate, entered into a purchase and sale agreement with NRG for the acquisition of NRG's full ownership interest in us as well as NRG's renewable energy development and operations platform (GIP Transaction). As a result of the GIP Transaction, which closed on August 31, 2018, GIP, through its portfolio company, Clearway Energy Group LLC (formerly Zephyr Renewables, LLC) (CEG) controls more than 50% of the combined voting power of our common stock and has the voting power to elect the members of our Board.

        Thus, for purposes of the New York Stock Exchange (NYSE) rules, we are a "controlled company." Controlled companies under those rules are companies of which more than 50% of the voting power for the election of directors is held by an individual, a group or another company. As a controlled company, we may take advantage of certain exemptions from corporate governance requirements provided in the NYSE rules. Specifically, we are not required to have (a) a majority of independent directors, (b) a nominating/corporate governance committee composed entirely of independent directors, (c) a compensation committee composed entirely of independent directors or (d) an annual performance evaluation of the nominating/corporate governance and compensation committees. Therefore, our stockholders may not have the same protections afforded to stockholders of companies that are subject to all of the applicable NYSE rules.

        We currently avail ourselves of the majority of independent directors exemption and the entirely independent compensation committee exemption. However, we have elected to have a Corporate Governance, Conflicts and Nominating Committee consisting entirely of independent directors and we conduct an annual performance evaluation of the Committees. The controlled company exemption does not modify the independence requirements for the Audit Committee, and we comply with the requirements of the Sarbanes-Oxley Act of 2002 and the NYSE rules, which require that our Audit Committee be composed of at least three members, all of whom are independent.

BOARD STRUCTURE AND LEADERSHIP

•

Chairman of the Board: Jonathan Bram

•

Number of directors: 9

•

Number of regular meetings in 2018: 6

•

Number of special meetings in 2018: 6

•

Annual election of directors

•

Separate Chairman and Chief Executive Officer

•

Lead Independent Director: Brian R. Ford

•

Regular executive sessions of independent directors

•

Audit and Corporate Governance, Conflicts and Nominating Committees composed of all independent directors

•

Active engagement by all directors

        Our Board is responsible for, among other things, overseeing the conduct of our business, reviewing and, where appropriate, approving our long-term strategic, financial and organizational goals and plans, and reviewing the performance of our Chief Executive Officer (CEO) and any other members of senior management. Our Board conducts an annual self-evaluation, which includes a review of any areas in which the Board or management believes the Board can make a better contribution to our corporate governance, as well as a review of the committee structure and an assessment of the Board's compliance with corporate governance principles. In fulfilling the Board responsibilities, directors have full access to our management and independent advisors.

        During the 2018 fiscal year, all directors attended at least 75% of the meetings of the Board and Committees on which they served in 2018. Non-management directors meet in executive session regularly following Board meetings. Directors are encouraged to attend the annual meetings of stockholders. All of the directors who served as such at the time of the meeting attended the 2018 Annual Meeting of Stockholders.

        As stated in the Guidelines, the Board understands that there is no single, generally accepted approach to providing Board leadership and that it is in the best interests of the Company for the Board to make a determination regarding whether or not to separate the roles of Chairman and CEO based upon the present circumstances. Currently, Jonathan Bram, a non-executive director and Founding Partner of GIP, our majority stockholder, serves as Chairman of the Board. Irrespective of the Company's current practice, the Board believes that an effective board leadership structure is highly dependent on the experience, skills and personal interaction between persons in leadership roles. Although our Board believes that the separation of the Chairman and CEO roles is appropriate under current circumstances, it will continue to review this issue periodically to determine whether, based on the relevant facts and circumstances, the combination of these offices would serve the Company's best interests and the best interests of its stockholders.

        Our President and CEO, Mr. Sotos, and the Chairman, Mr. Bram, work together in complementary roles. Mr. Sotos focuses on the day-to-day operations of the Company and establishes the Company's strategic plan. Mr. Bram leads the Board's responsibilities for reviewing, approving and monitoring fundamental financial and business strategies and major corporate actions, assessing major risks facing the Company and management, and he presides over the Board and its Committees as they perform their oversight functions. The Board believes that these complementary roles provide the appropriate governance structure for the Company at this time.

        When the Chairman is a director affiliated with our majority owner, GIP, or a member of Company management, or when the independent directors determine that it is in the best interests of the Company, the independent directors will annually appoint from among themselves a Lead Independent Director. Mr. Ford is currently the Lead Independent Director. As Lead Independent Director, Mr. Ford is responsible for the activities of the independent directors and is authorized to call meetings of the independent directors, chairs executive sessions of the independent directors, and performs the other duties either specified in the Guidelines or as assigned from time to time by the Board.

GOVERNANCE PRACTICES

        The Board has taken a proactive approach in applying leading governance practices. As described in the Guidelines, the Board follows a series of governance practices that it believes foster effective Board oversight and accountability to you, our stockholders. These practices include:

  •
  succession planning for the CEO and other senior management;

  •
  annual performance evaluations of the Board and each of its standing Committees, as well as periodic peer review for individual directors;

  •
  director orientation and continuing education program, including Company site visits and information sessions with Company management at relevant sites; and

  •
  access to and engagement of outside advisors and consultants to assist the Board and the Committees in the performance of their duties, as appropriate.

RISK OVERSIGHT

  •
  The Board has responsibility for overall risk oversight of the Company.

  •
  The Audit Committee oversees financial risks.

  •
  The Compensation Committee oversees risks related to compensation policies and practices.

  •
  The Corporate Governance, Conflicts and Nominating Committee oversees risks related to governance practices, conflicts of interest or changes of control and related person transactions.

  •
  Risk oversight includes understanding the material risks to the business and what steps management is taking or should be taking to manage those risks, as well as understanding and determining the appropriate risk appetite for the Company.

  •
  To define the Company's risk appetite, the Board reviews and approves the annual business plan, budget and long-term plan, strategic initiatives, individual development projects, acquisitions and divestitures, and capital allocation plan.

        The Board does not have a separate risk committee, but instead believes that the entire Board is responsible for overseeing the Company's risk management with the assistance of management and the Committees. The Board performs its risk oversight function in several ways. The Board monitors, reviews and reacts to strategic and corporate risks through reports by management and Committees. The Chair of each of the Committees regularly report to the Board on all matters reviewed by their Committees, thereby providing the full Board with the opportunity to identify and discuss any risk-related issues or request additional information from management or the Committees that may assist the Board in its risk oversight role. To this end, risk-related issues presented to each Committee are routinely presented to the full Board to ensure proper oversight.

        With the full Board providing the top level of risk oversight, the Committees have a more specific risk oversight role for matters that fall under their purview. The Audit Committee considers the Company's policies with respect to risk assessment and risk management. The Audit Committee also oversees financial risks, which includes reviewing the effectiveness of our internal controls, conducting a detailed review of the financial portions of the Company's SEC reports, approving the independent auditor and the annual audit plan, and receiving and considering periodic reports from the Company's independent auditor, the Company's internal auditor and the Company's corporate compliance officer. In addition, the Audit Committee oversees risks related to information technology systems and cybersecurity matters.

        The Compensation Committee oversees risks related to our compensation policies and practices with input from management, and reviews the Company's compensation policies and practices to determine whether they subject the Company to unnecessary risk. As a result of the review, management and the Compensation Committee have concluded that the Company's compensation policies and practices are not reasonably likely to have a material adverse effect on the Company.

        The Corporate Governance, Conflicts and Nominating Committee oversees risks related to our governance practices, including but not limited to, Board and Committee membership and Board effectiveness, as well as risks related to perceived conflicts of interest or changes of control and acquisitions of the CEG ROFO Assets (as defined and described in "Certain Relationships and Related Person Transactions") from, and agreements that we have in place with, CEG, and its affiliates, and other related person transactions.

DIRECTOR NOMINEE SELECTION PROCESS

        The Corporate Governance, Conflicts and Nominating Committee is responsible for identifying individuals that the Committee believes are qualified to become Board members in accordance with criteria set forth in the Guidelines. These criteria include (1) relevant knowledge, diversity of background and experience in areas including business, finance, accounting, technology, marketing, international business and government; (2) personal qualities of leadership, character, judgment and whether the candidate possesses a reputation in the community at large of integrity, trust, respect, competence and adherence to the highest ethical standards; (3) roles and contributions valuable to the business community; and (4) whether the candidate is free of conflicts, including the candidate's qualification as "independent" under the various standards applicable to the Board and its committees, and has the time required for preparation, participation and attendance at meetings. The Committee does not assign specific weights to particular criteria and no particular criterion is necessarily applicable to all Board members. While the Company does not have a formal diversity policy, the Guidelines provide that the Committee considers diversity criteria in the context of the perceived needs of the Board as a whole and seeks to achieve a diversity of backgrounds and perspectives on the Board. The composition of the current Board reflects diversity in business and professional experience and skills.

        The Corporate Governance, Conflicts and Nominating Committee's process for identifying and evaluating director nominees may also include consultation with all directors, solicitation of proposed nominees from all directors, the engagement of one or more professional search firms (if deemed appropriate), interviews with prospective nominees by the Committee (and other directors, if deemed appropriate) and recommendations regarding qualified candidates to the full Board.

Stockholder-Recommended Director Candidates

        The Corporate Governance, Conflicts and Nominating Committee considers nominations by stockholders who recommend candidates for election to the Board. A stockholder seeking to recommend a prospective candidate for the Committee's consideration may do so by writing to the Corporate Secretary, at Clearway Energy, Inc., 300 Carnegie Center, Suite 300, Princeton, New Jersey 08540, and by following the requirements to submit nominees discussed under "Stockholder Proposals or Stockholder Nomination of Director to be brought at the 2020 Annual Meeting (without Inclusion in the Company's Proxy Statement)."

Stockholder-Nominated Director Candidates

        As discussed under "Requirements for Submission of Stockholder Proposals for the 2020 Annual Meeting of Stockholders," stockholders intending to appear at the 2020 Annual Meeting in order to nominate a candidate for election by the stockholders at the meeting (in cases where the Board does not intend to nominate the candidate or where the Corporate Governance, Conflicts and Nominating Committee was not requested to consider his or her candidacy) must comply with the procedures in the Bylaws, a copy of which is available upon request to the Company's Corporate Secretary.

BOARD COMMITTEES

        The Board has the following three standing Committees:

  •
  Audit

  •
  Compensation

  •
  Corporate Governance, Conflicts and Nominating

        The membership and the functions of each Committee are described below.

Audit Committee

  •
  Current Members:  Brian R. Ford (Chair), Ferrell P. McClean, Daniel B. More, E. Stanley O'Neal

  •
  Number of meetings in 2018:  5

  •
  Audit Committee Financial Experts:  Brian R. Ford, Ferrell P. McClean, Daniel B. More, E. Stanley O'Neal

  •
  Primary Responsibilities:  appoints, retains, oversees, evaluates, and compensates the independent auditors; reviews the annual audited and quarterly consolidated financial statements; and reviews major issues regarding accounting principles and financial statement presentations.

  •
  Independence:  all members

        The Audit Committee represents and provides assistance to the Board with respect to matters involving the accounting, auditing, financial reporting, internal control and legal compliance functions of the Company and its subsidiaries, including assisting the Board in its oversight of the integrity of the

Company's financial statements, compliance with legal and regulatory requirements, the qualifications, independence, and performance of the Company's independent auditors, the performance of the Company's internal audit function, and effectiveness of the Company's financial risk management.

        Among other things, the Audit Committee:

  (1)
  appoints, retains, oversees, evaluates, compensates, and terminates the independent auditors;

  (2)
  reviews the annual audited and quarterly consolidated financial statements with management and independent auditors;

  (3)
  reviews significant accounting and reporting issues, including significant changes in Company's application of accounting principles and recent professional or regulatory pronouncements;

  (4)
  reviews major issues regarding accounting principles and financial statement presentations;

  (5)
  reviews earnings press releases and earnings guidance provided to analysts and rating agencies;

  (6)
  reviews and pre-approves all audit and permitted non-audit services provided by the independent auditors;

  (7)
  resolves disagreements between management and independent auditors regarding financial reporting;

  (8)
  considers the adequacy and effectiveness of the Company's internal control and reporting system;

  (9)
  reviews and approves the internal corporate audit staff functions and sets hiring policies for employees or former employees of the independent auditors;

  (10)
  reviews and concurs the appointment, replacement, and dismissal of the Chief Audit Executive;

  (11)
  ensures rotation of the lead or coordinating audit partner;

  (12)
  discusses policies with respect to risk assessment and risk management, including the Company's major financial risk exposures and the effectiveness of the Company's system for monitoring compliance with laws and regulations, and reviews the Company's tax policies and findings of regulatory agencies and independent auditors;

  (13)
  reports regularly to the Board regarding its activities and prepares and publishes required annual Committee reports;

  (14)
  reviews updates from management and Company legal counsel regarding compliance matters that may be material to financial performance or reporting obligations;

  (15)
  discusses with management and the internal audit executive compliance by the Company and its subsidiaries with material applicable laws and regulations and the Code of Conduct and Ethics;

  (16)
  establishes confidential and anonymous procedures for the receipt, retention, and treatment of complaints and concerns regarding accounting, internal accounting controls, or auditing matters;

  (17)
  oversees the internal audit and corporate compliance functions;

  (18)
  prepares the report required to be included in the Company's proxy statement; and

  (19)
  annually evaluates the performance of the Audit Committee and the adequacy of its charter.

        The Board has determined that all of the Audit Committee members are independent according to the rules and regulations of the SEC and the listing standards of the NYSE with respect to audit committee membership.

Compensation Committee

  •
  Current Members:  Ferrell P. McClean (Chair), Jonathan Bram, Brian R. Ford, Daniel B. More

  •
  Number of meetings in 2018:  7

  •
  Primary Responsibilities:  oversees the Company's overall compensation structure, policies and programs; evaluates the performance of the CEO and other senior executives against goals and objectives relevant to their compensation; and reviews the compensation of directors for service on the Board and its Committees.

  •
  Independence:  3 members

        The Compensation Committee provides leadership and guidance to the Board regarding the Company's overall compensation strategy, structure, policies and programs and matters relating to executive and director compensation.

        Among other things, the Compensation Committee:

  (1)
  reviews and recommends to the Board for approval annual and long-term goals and objectives relevant to the compensation of the CEO, evaluates the performance of the CEO in light of those goals and objectives, and determines, approves and recommends to the Board for approval, the CEO's compensation level based on such evaluation;

  (2)
  reports to the Board with respect to the Chief Financial Officer (CFO), any executive or senior vice presidents and any other officer designated by the Board and compensated by the Company on (i) the review of annual and long-term goals and objectives relevant to their compensation, (ii) the evaluations of their performance in light of those goals and objectives, (iii) the determination and approval of compensation levels based on such evaluations, and (iv) the review and approval of any incentive awards and opportunities, employment arrangements, severance arrangements, change-in-control provisions affecting any elements of compensation and benefits and any special or supplemental compensation and benefits;

  (3)
  reviews and recommends to the Board the compensation, incentive compensation and equity-based plans that are subject to Board approval;

  (4)
  approves stock option and other stock incentive awards for officers other than the CEO;

  (5)
  reviews and discusses with management the CD&A to be included in the Company's proxy statement or annual report on Form 10-K, and based on such review and discussions, recommends to the Board that the CD&A be included in the Company's proxy statement or annual report on Form 10-K;

  (6)
  reviews and oversees the Company's overall compensation strategy, structure, policies, programs, risk profile and any stockholder advisory votes on the Company's compensation practices and assesses whether the compensation structure establishes appropriate incentives for management and employees;

  (7)
  recommends and monitors officers, and directors' compliance regarding any stock ownership guidelines;

  (8)
  reviews the compensation of directors for service on the Board and its Committees and recommends changes in compensation to the Board;

  (9)
  retains and terminates any adviser to assist the Compensation Committee in the performance of its duties, but only after taking into consideration all factors relevant to the adviser's independence from management; and

  (10)
  annually evaluates the performance of the Compensation Committee and the adequacy of its charter.

        The Compensation Committee may delegate to one or more subcommittees such power and authority as the Compensation Committee deems appropriate. No subcommittee can consist of fewer than two members, and the Compensation Committee may not delegate to a subcommittee any power or authority that is required by any law, regulation or listing standard to be exercised by the Compensation Committee as a whole.

        The Compensation Committee has the authority to retain at the expense of the Company such outside counsel, experts, and other advisors as it determines appropriate to assist it in the full performance of its functions, including sole authority to retain and terminate any compensation consultant used to assist the Compensation Committee in the evaluation of directors, or, if applicable, CEO or senior executive compensation, and to approve the consultant's fees and other retention terms. Pay Governance, the Compensation Committee's independent compensation consultant for fiscal year 2018, assisted with director compensation and executive pay data and worked with the Compensation Committee to formulate the design of the director compensation and executive compensation programs.

        The Board has determined that Ms. McClean, Mr. Ford and Mr. More are independent under the listing standards of the NYSE and that they are "nonemployee directors" for purposes of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (Exchange Act).

Corporate Governance, Conflicts and Nominating Committee

  •
  Current Members:  Ferrell P. McClean (Chair), Brian R. Ford, Daniel B. More

  •
  Number of meetings in 2018:  14

  •
  Primary Responsibilities:  recommends director candidates to the Board; makes recommendations on Board and Committee structure and function and governance related matters; oversees the evaluation of the Board and Committees; and reviews potential conflict transactions between the Company and any affiliated parties, including GIP and CEG, and any change of control of the Company.

  •
  Independence:  all members

        The Corporate Governance, Conflicts, and Nominating Committee provides leadership and guidance to the Board and to the Company regarding matters of corporate governance, transactions involving potential conflicts of interest or changes of control, the selection and evaluation of members of the Board, and the Board and committees annual performance review.

        Among other things, the Corporate Governance, Conflicts and Nominating Committee:

  (1)
  identifies and reviews the qualifications of potential nominees to the Board consistent with criteria approved by the Board;

  (2)
  assesses the contributions and independence of incumbent directors in determining whether to recommend them for re-election;

  (3)
  develops, periodically evaluates, and oversees compliance with the Guidelines and recommends any changes to the Guidelines to the Board;

  (4)
  establishes and reviews procedures for the consideration of Board candidates recommended by the Company's stockholders;

  (5)
  reviews and approves potential conflict transactions between the Company and any affiliated parties, including GIP and CEG, with respect to acquisitions of assets and other transactions, including, but not limited to, the evaluation of acquisition opportunities presented to the Company pursuant to the Right of First Offer Agreement by and between the Company and CEG, as described in "Certain Relationships and Related Person Transactions—Right of First Offer Agreements";

  (6)
  reviews and approves strategic transactions involving the transfer of 50% or more of the voting power in the Company;

  (7)
  periodically reviews relationships between the Company and each director and reports the results of its review to the Board for purposes of determining whether directors satisfy independence requirements;

  (8)
  makes recommendations to the Board concerning the structure, composition, and functioning of the Board and its committees;

  (9)
  recommends to the Board candidates for appointment to Board committees;

  (10)
  reviews and assesses the channels through which the Board receives information, and the quality and timeliness of information received;

  (11)
  reviews and recommends to the Board retirement and other tenure policies for directors;

  (12)
  reviews and approves Company policies applicable to the Board, the directors and officers subject to Section 16 of the Exchange Act;

  (13)
  reviews and reports to the Board regarding potential conflicts of interests of directors;

  (14)
  recommends to the Board director candidates for the annual meeting of stockholders, and candidates to be elected by the Board as necessary to fill vacancies and newly created directorships;

  (15)
  oversees the evaluation of the Board, its committees and management, and develops and recommends to the Board an annual self-evaluation process of the Board and its Committees;

  (16)
  reviews the Company's senior management succession plans at the CEO and other senior management levels annually;

  (17)
  monitors directorships in other public companies held by directors and senior officers of the Company;

  (18)
  oversees the orientation process for new director and programs for the continuing education of directors; and

  (19)
  performs such other duties and responsibilities as are consistent with the purpose of the Committee and as the Board deems appropriate.

        The Board and each of the Committees conduct annual self-evaluations to assess their effectiveness and review their charters. Individual directors are also evaluated by the Board. The Corporate Governance, Conflicts and Nominating Committee coordinates each of these annual evaluations.

        The Board has determined that all of the Corporate Governance, Conflicts, and Nominating Committee members are independent under the listing standards of the NYSE.

CODE OF CONDUCT

        Our Board has adopted a Code of Conduct that applies to all of our directors and officers, including our CEO, CFO, and Principal Accounting Officer. Our Code of Conduct is available on our website. If we amend or grant a waiver of one or more of the provisions of our Code of Conduct, we intend to satisfy the requirements under Item 5.05 of Form 8-K regarding the disclosure of amendments to or waivers from provisions of our Code of Conduct that apply to our principal executive, financial and accounting officers by posting the required information on our website. Our website is not part of this Proxy Statement.

ANTI-HEDGING AND ANTI-PLEDGING POLICIES

        The Company prohibits executive officers, directors and employees from directly or indirectly engaging in any kind of hedging transaction that could reduce or limit their economic risk with respect to their holdings, ownership or interest in the Company's securities including prepaid variable forward contracts, equity swaps, collars, puts, calls and options. The Company also prohibits executive officers, directors and employees from directly or indirectly engaging in any transaction in which the Company's securities are being pledged.

COMMUNICATION WITH DIRECTORS

        Stockholders and other interested parties may communicate with the Board by writing to the Corporate Secretary, Clearway Energy, Inc., 300 Carnegie Center, Suite 300, Princeton, New Jersey 08540. Communications intended for a specific director or directors should be addressed to their attention to the Corporate Secretary at the address provided above. Communications received from stockholders are forwarded directly to Board members as part of the materials mailed in advance of the next scheduled Board meeting following receipt of the communications. The Board has authorized the Corporate Secretary, in his discretion, to forward communications on a more expedited basis if circumstances warrant or to exclude a communication if it is illegal, unduly hostile or threatening, or similarly inappropriate. Advertisements, solicitations for periodical or other subscriptions, and other similar communications generally will not be forwarded to the directors.

PROPOSALS TO BE VOTED ON

PROPOSAL NO. 1

ELECTION OF DIRECTORS

        Each of the nine nominees for director named in this Proxy Statement has been nominated by the Board upon recommendation of the Corporate Governance, Conflicts and Nominating Committee. The persons named as proxies on the proxy card intend to vote the proxies for the election of the nominees listed below to the Board. Proxies cannot be voted for a greater number of persons than the number of nominees named. Each nominee listed below has consented to being named in this Proxy Statement and to serve as a director if elected. The biography for each nominee includes the specific experience, qualifications, attributes and skills that led the Board to conclude that the nominee should serve as a director. The Board believes that each of the directors has valuable individual skills and experiences that, taken together, provide the Company with the variety and depth of knowledge, judgment and vision necessary to provide effective oversight of the Company.

Nominees for Director

        The terms of all of our directors are scheduled to expire at the 2019 Annual Meeting of Stockholders, at which time all nine incumbents will stand for re-election. As set forth below (see Proposal No. 2), the Board is proposing to stagger the terms of the directors of the Company by classifying the Board into two separate classes, Class I and Class II, each as nearly equal in number as possible, with one class being elected each year to serve a staggered two-year term, other than the initial term of the Class I Directors. The directors initially elected in Class I would serve until the 2020 Annual Meeting, and the election and qualification of his or her successor. The directors initially elected in Class II would serve until the 2021 Annual Meeting, and the election and qualification of his or her successor. Beginning with the election of directors to be held at the 2020 Annual Meeting, and going forward, the class of directors elected in each year would be elected for a two-year term, so that the term of office of one class of directors would expire each year.

        If Proposal No. 2 is not approved, the following nine director nominees, if elected, will serve a one-year term until the 2020 Annual Meeting of Stockholders and until their successors are duly elected and qualified.

Class I—Term Expiring at 2020 Annual Meeting	Class II—Term Expiring at 2021 Annual Meeting
• Christopher S. Sotos	• Jonathan Bram
• Nathaniel Anschuetz	• Bruce MacLennan
• Scott Stanley	• E. Stanley O'Neal
• Ferrell P. McClean	• Brian R. Ford
• Daniel B. More

Jonathan Bram
Age: 53
Chairman of the Board
Compensation Committee
Mr. Bram has served as a director and Chairman of the Board since August 2018. Mr. Bram is a Founding Partner of GIP and serves on its Investment and Operating Committees. He leads GIP's Power industry investment team in North America. Prior to the formation of GIP in 2006, Mr. Bram spent 15 years at Credit Suisse as a Managing Director in the Investment Banking Division, where he served as Co-Head of the Global Industrial and Services Group. From 2002 to 2004, he was Chief Operating Officer of the Investment Banking Division and prior to that time he was co-head of corporate finance for the 150 person U.S. Energy Group. Mr. Bram represented the firm in raising more than $30 billion of debt and equity capital for electric utilities and independent power generators globally. These companies and projects included renewable power facilities that utilized wind, solar, geothermal and hydroelectric technologies. Mr. Bram is also a member of the Board of Directors of Clearway Energy Group LLC and Guacolda Energia, S.A. and previously served on the board of Terra-Gen Power as well as Channelview Cogeneration. Mr. Bram holds an A.B. in Economics from Columbia College. Mr. Bram's significant experience in investment banking for, and investments in, energy and power companies, as well as his leadership role at GIP, provide strong financial and transactional experience to our Board.

Nathaniel Anschuetz
Age: 31
Mr. Anschuetz has served as a director since August 2018. Mr. Anschuetz is a Vice President at GIP. Prior to joining GIP in 2012, Mr. Anschuetz was an Analyst in the Power & Utilities Coverage Group at Citigroup from June 2010 through June 2012. Mr. Anschuetz is also a member of the Board of Directors of Clearway Energy Group LLC. Mr. Anschuetz graduated with cum laude honors from Columbia College in 2010 with an A.B. in Economics and Operations Research, and a concentration in Sustainable Development. Mr. Anschuetz's financial expertise provides significant value to our Board.

Brian R. Ford
Age: 70
Lead Independent Director
Audit Committee (Chair)
Compensation Committee
Corporate Governance, Conflicts and Nominating Committee
Mr. Ford has served as a director since July 2013 and Lead Independent Director since January 2019. Mr. Ford was the Chief Executive Officer of Washington Philadelphia Partners, LP, a real estate investment company, from 2008 through 2010. He retired as a partner from Ernst & Young LLP in June 2008 where he had been employed since 1971. Mr. Ford currently serves on the board of various companies, including AmeriGas Propane, Inc., a propane company since 2013, where he also serves as a member of its audit committee and corporate governance committee; FS Investment Corporation portfolios, a specialty finance company that invests primarily in the debt securities of private U.S. middle-market companies, since 2013, where he also serves as the chairman of the audit committee. He also serves on the board of Drexel University. Mr. Ford received his B.S. in Economics from Rutgers University. Mr. Ford's extensive experience in accounting and public company matters provides strong financial, audit and accounting skills to our Board.

Bruce MacLennan
Age: 52
Mr. MacLennan has served as a director since August 2018. Mr. MacLennan is a Partner of GIP and serves on its Investment and Operating Committees. He focuses on the energy and electricity and renewables sectors and led GIP's investment in Competitive Power Ventures, a power generation development and asset management company. Prior to joining GIP at its formation in 2006, Mr. MacLennan spent eight years at Credit Suisse, where he most recently served as a Director in the Investment Banking Division. Previously, he spent six years at Citibank and Citicorp Securities in New York and Tokyo. Mr. MacLennan holds an A.B. from Harvard University and an M.B.A. from the Wharton School of the University of Pennsylvania. He is currently a member of the Board of Directors of Clearway Energy Group LLC and Competitive Power Ventures. Mr. MacLennan's significant experience in investment banking for, and investments in, energy and power companies, as well as his leadership role at GIP, provide strong financial and transactional experience to our Board.

Ferrell P. McClean
Age: 72
Corporate Governance, Conflicts and Nominating Committee (Chair)
Compensation Committee (Chair)
Audit Committee
Ms. McClean has served as a director since July 2013. Ms. McClean was a Managing Director and the Senior Advisor to the head of the Global Oil & Gas Group in Investment Banking at J.P. Morgan Chase & Co. from 2000 through the end of 2001. She joined J.P. Morgan & Co. Incorporated in 1969 and founded the Leveraged Buyout and Restructuring Group within the Mergers & Acquisitions Group in 1986. From 1991 until 2000, Ms. McClean was a Managing Director and co-headed the Global Energy Group within the Investment Banking Group at J.P. Morgan & Co. She retired as a director of GrafTech International in 2014, El Paso Corporation in 2012 and Unocal Corporation in 2005. Ms. McClean's experience in investment banking for industrial companies as well as her experience and understanding of financial accounting, finance and disclosure matters enables her to provide essential guidance to our Board and management team.

Daniel B. More
Age: 62
Corporate Governance, Conflicts and Nominating Committee
Compensation Committee
Audit Committee
Mr. More has served as a director since February 2019. Mr. More has been a Senior Advisor with Guggenheim Securities since October 2015. Mr. More retired as a Managing Director and Global Head of Utility Mergers & Acquisitions of the Investment Banking Division of Morgan Stanley in 2014. He held such position since 1996. Mr. More has been an investment banker since 1978 and has specialized in the utility sector since 1986. Mr. More has served as a director of SJW Group since April 2015. He served as a director of Saeta Yield from February 2015 to June 2018 and served as a director of the New York Independent System Operator from April 2014 until February 2016. Mr. More's extensive experience in investment banking, including capital raising and strategic initiatives, combined with experience as a director of energy industry companies, provides significant value to our Board.

E. Stanley O'Neal
Age: 67
Audit Committee
Mr. O'Neal has served as a director since August 2018. Mr. O'Neal served as Chairman of the Board and Chief Executive Officer of Merrill Lynch & Co., Inc. until October 2007. He became Chief Executive Officer of Merrill Lynch in 2002 and was elected Chairman of the Board in 2003. Mr. O'Neal was employed with Merrill Lynch for 21 years, serving as President and Chief Operating Officer from July 2001 to December 2002; President of U.S. Private Client from February 2000 to July 2001; Chief Financial Officer from 1998 to 2000 and Executive Vice President and Co-head of Global Markets and Investment Banking from 1997 to 1998. Before joining Merrill Lynch, Mr. O'Neal was employed at General Motors Corporation where he held a number of financial positions of increasing responsibility. Currently, Mr. O'Neal is a member of the Audit and Finance committees of Arconic Inc., an aluminum manufacturing company and the former parent company of Alcoa Inc. Mr. O'Neal is also a director of Element Solutions Inc. (formerly Platform Specialty Products Corporation), a global, diversified producer of high technology specialty chemical products and provider of technical services. Mr. O'Neal was a director of General Motors Corporation from 2001 to 2006, chairman of the board of Merrill Lynch & Co., Inc. from 2003 to 2007, and a director of American Beacon Advisors, Inc. (investment advisor registered with the Securities and Exchange Commission) from 2009 to September 2012. Mr. O'Neal was selected to serve as a director due to, among other factors, his extensive executive experience, financial expertise and leadership skills, which enable him to provide unique guidance to our Board and management team.

Christopher S. Sotos
Age: 47
President, CEO and Director
Mr. Sotos has served as President and CEO since May 2016, and as a director since May 2013. Mr. Sotos had also served in various positions at NRG, including most recently as Executive Vice President—Strategy and Mergers and Acquisitions from February 2016 through May 2016 and Senior Vice President—Strategy and Mergers and Acquisitions from November 2012 through February 2016. In this role, he led NRG's corporate strategy, mergers and acquisitions, strategic alliances and other special projects for NRG. Previously, he served as NRG's Senior Vice President and Treasurer from March 2008 to September 2012, where he was responsible for all treasury functions, including raising capital, valuation, debt administration and cash management. Mr. Sotos also serves on the board of FuelCell Energy, Inc. As President and CEO of the Company, Mr. Sotos provides our Board with management's perspective regarding the Company's day to day operations and overall strategic plan. Mr. Sotos also brings strong financial and accounting skills to our Board.

Scott Stanley
Age: 62
Mr. Stanley has served as a director since August 2018. Mr. Stanley has been employed by GIP as an Operating Principal since April 2007, and in August 2018 was appointed as an Operating Partner. Mr. Stanley holds a B.S. in Ceramic Engineering from The Ohio State University and has 39 years of experience in operational roles, including prior assignments with General Electric, Honeywell, and United Technologies Corporation. Working predominantly in the transport sector with GIP, Mr. Stanley has held roles as Chief Operating Officer with London City Airport, Gatwick Airport, and Pacific National and was also on the Board of Directors at Edinburgh Airport. Mr. Stanley serves on the Board of Directors of Naturgy Energy Group, S.A., a public company, and is also a member of the Board of Directors of Clearway Energy Group LLC and Italo S.p.A. Mr. Stanley adds significant operational expertise to our Board.

The Board recommends a vote "FOR" the election to the Board of each of the foregoing nominees. Proxies received by the Board will be voted "FOR" each of the nominees unless a contrary vote is specified.

DIRECTOR COMPENSATION

        The chart below describes the compensation program established for our directors for their service as Board members, chairs of the Committees and Lead Independent Director, as applicable, in 2018. Only the independent directors, our non-employee or non-affiliated directors, receive compensation for their services as directors, which is set by our Board based on recommendations by the Compensation Committee. In other words, Mr. Sotos, our CEO and also a director, does not receive compensation for his service as a director in addition to that which he receives as an officer of the company; and none of the directors affiliated with GIP receive compensation for their services as directors.

Compensation Element	Compensation Amount
Cash Annual Retainer	$80,000
Annual Deferred Stock Unit Award	$95,000
Lead Independent Director Retainer	$20,000
Committee Chair Retainer	$15,000
Employee or Directors Affiliated with GIP	No compensation

        Our independent directors receive the annual retainer in a combination of cash and equity for their services as directors. In 2018, the Compensation Committee and Board increased the equity portion of the annual retainer by $15,000. Accordingly, the independent directors received $80,000 of their total annual retainer in the form of cash and the remaining $95,000 in the form of deferred stock units (DSUs) issued under our Amended and Restated 2013 Equity Incentive Plan (LTIP). In addition to receiving a portion of the annual retainer in DSUs, directors may defer the cash component of their annual retainers into additional DSUs.

        Each DSU issued in 2018 was equivalent in value to one share of Class C common stock and represents the right to receive one such share of Class C common stock payable at the time elected by the director or immediately if no such election is made, or in the event the director does not make an election with respect to payment in a particular year, in accordance with his or her prior deferral election. In the event that a director's service with the Company is terminated for any reason, other than cause, DSU awards are payable in accordance with such director's deferral election. If a director's service with the Company is terminated for cause, the award is forfeited. In connection with the grants of the DSUs, each independent director also received dividend equivalent rights (DERs) which become exercisable proportionately with the DSUs to which they relate. Each DER represents the right to receive one share of Class A common stock or Class C common stock, as applicable, under its terms.

        Similar to its competitive assessment of NEO compensation, Pay Governance, the Compensation Committee's compensation consultant, performed a review of director compensation in 2018. Results of the review were shared with the Compensation Committee, which made a recommendation to the full Board for final approval. Furthermore, the Compensation Committee and Board approved a $50,000 cash stipend for each member of the Corporate Governance, Conflicts and Nominating Committee for 2018 in recognition of the significant time and effort devoted by such independent directors to the Corporate Governance, Conflicts and Nominating Committee in connection with the GIP Transaction. The Compensation Committee additionally approved a stock ownership guideline for directors requiring stock ownership equal to five times the annual cash retainer fee. Although directors are not required to make purchases of our common stock to meet their target ownership multiple, they are restricted from divesting any securities until such ownership multiple is attained, except to make a required tax payment, and must maintain their ownership multiple after any such transactions.

        In addition, our independent directors are reimbursed for out-of-pocket expenses in connection with attending meetings of the Board or its Committees. As a general matter, we expect that in the future, any independent director will receive grants of equity-based awards upon appointment to our Board and from time to time thereafter for so long as he or she serves as a director.

        Each member of our Board is indemnified for his or her actions associated with being a director to the fullest extent permitted under Delaware law. In addition, we have entered into indemnification agreements with each of our directors as well as our executive officers. The indemnification agreements provide the directors and executive officers with contractual rights to indemnification, expense advancement and reimbursement, to the fullest extent permitted under Delaware law.

Director Compensation
Fiscal Year Ended December 31, 2018(1)

Name	Fees Earned or Paid in Cash(2)	Stock Awards(3)	Total
John F. Chlebowski(4)	$172,500	$173,613	$346,113
Brian R. Ford	$162,500	$142,161	$304,661
Ferrell P. McClean(5)	$75,000	$251,416	$326,416

(1)
As a result of the Company's 2018 year-end director independence review, Mr. O'Neal was deemed independent. Mr. O'Neal did not receive any compensation as a director in the fiscal year ended December 31, 2018. Mr. O'Neal became an independent director and joined the Audit Committee effective January 28, 2019. In addition, on February 22, 2019, Mr. More joined the Board as an independent director and member of the Audit, Compensation and Corporate Governance, Conflicts and Nominating Committees of the Board.

(2)
Includes a $25,000 special payment approved by the Board in September 2017 and paid in January 2018 to the independent directors in recognition of the significant time and effort each director devoted to the Corporate Governance, Conflicts and Nominating Committee in connection with the GIP Transaction, drop down transactions and other matters before the Committee during 2017. Also includes a $50,000 special payment approved by the Board and paid in December 2018 in recognition of the significant time and effort devoted by such independent directors to the Corporate Governance, Conflicts and Nominating Committee in connection with the GIP Transaction.

(3)
Reflects the grant date fair value of DSUs awarded and DERs received in 2018 determined in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation-Stock Compensation, the full amount of which is recorded as a compensation expense in the income statement for the 2018 fiscal year. For all directors, the grant date fair value of the DSUs that are payable in Class C common stock was based on the closing price of our Class C common stock, which was $17.20 per share on June 1, 2018. All DSUs held by the directors are payable upon termination of service as a Board member.

(4)
Mr. Chlebowski elected to convert his DSUs to shares of Class C common stock immediately on the date of grant. In the 2018 fiscal year, Mr. Chlebowski served as Chair of the Compensation Committee, Lead Independent Director, and member of the Audit Committee and Corporate Governance, Conflicts and Nominating Committee. On January 4, 2019, Mr. Chlebowski retired as a director.

(5)
Ms. McClean elected to receive the cash portion of her director compensation and her $15,000 compensation for serving as the Corporate Governance, Conflicts and Nominating Committee Chair in the 2018 fiscal year in the form of DSUs that are payable in Class C common stock upon termination of service as a Board member.

        The following table sets forth the aggregate number of stock awards (DSUs and DERs) held by each of the independent directors as of December 31, 2018.

Name	Class A Stock Awards	Class C Stock Awards
John F. Chlebowski(1)	13,396	37,282
Brian R. Ford	5,971	28,355
Ferrell P. McClean	11,941	28,945

(1)
On January 4, 2019, Mr. Chlebowski retired as a director and all outstanding stock awards converted to Class A and Class C common stock, as applicable, upon his retirement.

 PROPOSAL NO. 2

APPROVAL OF THE AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION

        On August 31, 2018, in connection with the consummation of the GIP Transaction, the Company entered into a Voting and Governance Agreement with CEG (Voting and Governance Agreement). The Voting and Governance Agreement relates to certain governance matters of the Company, including the composition of our Board and the implementation of this Proposal No. 2, to stagger the Board, which is subject to a vote of stockholders at this Annual Meeting.

        Under our Restated Certificate of Incorporation, as amended (Current Certificate), the entire Board of Directors is elected at each annual meeting of stockholders to serve until the next annual meeting or until their respective successors are elected and qualified. We are seeking stockholder approval to amend and restate our Current Certificate in order to provide for a classified or "staggered" Board, comprised of two classes with staggered two-year terms, and to provide that directors may only be removed for cause. In addition to satisfying the requirements set forth in the Voting and Governance Agreement, our Board of Directors has unanimously determined that it is advisable and in the best interests of our stockholders to approve this Proposal No. 2 in order to assure the continuity and stability of our long-term policies in the future as well as reduce the Company's vulnerability to hostile and potentially abusive takeover attempts. In light of the GIP Transaction, which resulted in changes in our leadership, the Board believes it is appropriate to implement changes that will preserve our long-term strategy and goals in the event of future change in control transactions.

        This Proposal No. 2 also provides for the amendment of the Current Certificate to make certain technical changes as a result of the GIP Transaction, as defined previously in this Proxy Statement (Certificate Changes). We are seeking the Certificate Changes in order to comply with the Voting and Governance Agreement.

        The description of the Amended and Restated Certificate of Incorporation in this Proxy Statement is qualified in its entirety by reference to, and should be read in conjunction with, the full text of the Amended and Restated Certificate of Incorporation, which is attached to this Proxy Statement as Appendix A. For convenience, a copy of the Amended and Restated Certificate of Incorporation showing the changes from the Current Certificate, with deleted text shown as strike-through and added text shown as underlined, is attached to this Proxy Statement as Appendix B.

Classified Board

        The Board is proposing to stagger the terms of the directors of the Company by classifying the Board into two separate classes, Class I and Class II, each as nearly equal in number as possible, with one class being elected each year to serve a staggered two-year term, other than the initial term of the Class I Directors. For additional information about the classes in which our nominees are expected to serve if Proposal No. 2 is approved, see Proposal No. 1 regarding director elections. The directors initially elected in Class I would serve until the Company's 2020 Annual Meeting and the election and qualification of his or her successor. The directors initially elected in Class II would serve until the 2021 Annual Meeting and the election and qualification of his or her successor. Beginning with the election of directors at the 2020 Annual Meeting, and going forward, the Class I Directors would be elected for a two-year term. As a result, one class of directors would expire and be subject to election each year following the 2020 Annual Meeting.

Advantages of a Classified Board

        Our Board believes that a classified board of directors with two-year terms will help to assure the continuity and stability of our long-term policies in the future and to reduce the Company's vulnerability to hostile and potentially abusive takeover tactics that could be adverse to the best interests of the Company's stockholders. A classified board would not preclude unsolicited acquisition proposals but, by eliminating the threat of imminent removal, would put our Board in a position to act to maximize value for all stockholders. A classified board will ensure that a significant number of the members of the Board of Directors at any given time will have prior experience as directors of the Company and will be familiar with our long-term strategy and goals. This knowledge will assist the directors in fulfilling their duties to our stockholders, providing for greater effectiveness, which ultimately creates value for our stockholders.

Disadvantages of a Classified Board

        There are some disadvantages to having a classified board. The additional time required to obtain control of a staggered board may discourage takeover bids that stockholders might deem desirable. The adoption of the proposed classified board may also increase the time required to change management, even if a majority of the stockholders are dissatisfied with the management and believe such a change would be beneficial.

Removal of Directors

        Our Current Certificate provides that directors may be removed by stockholders with or without cause. Pursuant to the Voting and Governance Agreement, and in connection with our implementation of a classified board for the reasons specified above, the Board is proposing to amend our Current Certificate to provide that directors can be removed by stockholders only for cause.

Advantages of "For Cause" Removal

        We believe that amending our Current Certificate to provide that directors can be removed by stockholders only for cause will help to ensure that there is a continuity of leadership on the Board and that our Board will be able to act in the best interests of the Company without undue pressure from certain stockholders. Each of the directors has a fiduciary duty to act in the best interests of the stockholders of the Company in the management of the Company's affairs. Our Board believes limiting director removal only for cause in conjunction with a director's fiduciary duties will create an environment for long-term growth without creating undue pressures. In addition, because we are a controlled company, limiting our stockholders ability to remove directors other than for cause would also serve to protect our minority public stockholders, as it would prevent our majority stockholder from being able to effect substantial and frequent changes in the composition of our Board.

Disadvantages of "For Cause" Removal

        The limitation of our stockholders ability to remove a director from our Board other than for cause could be perceived negatively by the market and could negatively affect the performance of our stock, which may negatively affect our stockholders. The amendment may be perceived negatively as limiting stockholder's ability to hold directors accountable, and therefore disfavored by shareholder advisory firms and the such. However, the Board considered the prevalence of limiting stockholders' ability to remove directors other than for cause in its expected peer group who also have implemented a classified board and believes that companies that have implemented a classified board also have limited stockholders' ability to remove directors other than for cause.

Technical Updates as a Result of the GIP Transaction

FERC Changes

        We are additionally proposing to amend references to the Federal Energy Regulatory Commission (FERC) and related matters (FERC Updates). We are proposing to modify a restriction on certain transfers of our Class A and Class C shares to reflect the change in ownership of our Class B and Class D shares, as well as changes in FERC policies announced since the existing transfer restriction was put in place. The transfer restriction was put in place to ensure that FERC approval under Section 203 of the Federal Power Act (FPA) is obtained prior to any transfer of our Class A or Class C shares that might be deemed to result in a change in direct or indirect "control" over any of our subsidiaries that are "public utilities" under the FPA. It generally prohibits transfers of Class A or Class C shares other than through secondary market transactions that would result in an investor, together with its affiliates, directly or indirectly holding 10% or more of the voting securities of us or any of our public utility subsidiaries. The existing transfer restriction addresses ownership of interests in us and our public utility subsidiaries owned indirectly through ownership of interests in NRG and does so in terms of derivative ownership interests in us based on the voting power of the Class B and Class D shares. The proposed modifications reflect the fact that the Class B and Class D shares are now owned by CEG, not NRG, and also reflect recent FERC precedent limiting reliance on derivative ownership interests.

        As modified, the transfer restriction would require board approval for any transfer of our Class A or Class C shares other than through secondary market transactions if, after such a transfer, a given investor, together with its affiliates, would hold 10% or more of our voting securities. Board approval would also be required if, after such a transfer, the sum of the following equals or exceeds 10%: (a) the percentage of our voting securities held by the investor and its affiliates (other than indirectly through interests in CEG), plus (b) the percentage of CEG's voting securities held by the investor and its affiliates, plus (c) the percentage of any of our public utility subsidiaries' voting securities held by the investor and its affiliates (other than indirectly through interests in us and CEG). The latter provision is a conservative screen that we regard as prudent in light of current FERC policy in this area. In addition, given that the underlying purpose of the restriction is to ensure that FERC approval under Section 203 is obtained as appropriate, the affiliate definition would be revised to reference the affiliate definition in FERC's regulations.

        We view the FERC Updates as non-substantive changes that are necessary to reflect our current corporate structure in light of the GIP Transaction.

Other Technical Changes

        As a result of the GIP Transaction, NRG is no longer our affiliate and references to NRG in the Current Certificate are no longer applicable. We are seeking to amend and restate the Current Certificate, in part, to replace references to NRG in the Current Certificate with references to GIP (Reference Updates). Certain of these Reference Updates are located in provisions of the Current Certificate, which, by the terms of the Current Certificate, require the affirmative vote of 66 and 2/3% of the combined voting power of shares of our common stock outstanding and entitled to vote to amend.

        We view the Reference Updates as non-substantive changes that are necessary to reflect our current corporate structure in light of the GIP Transaction.

Required Vote

        Adoption of this proposal requires the affirmative vote of 66 and 2/3% of the combined voting power of shares of our common stock outstanding and entitled to vote. Abstentions and broker non-votes will have the same effect as a vote "against" this proposal. If our stockholders approve the Amended and Restated Certificate of Incorporation, it would become effective upon acceptance of its filing by the Secretary of State of the State of Delaware. If our stockholders do not approve this proposal, the Amended and Restated Certificate of Incorporation will not be filed and the classified Board will not be implemented. The Board reserves the right to abandon or delay the filing of the Amended and Restated Certificate of Incorporation even if it is approved by our stockholders.

The Board recommends that you vote "FOR" the proposal to approve the Amended and Restated Certificate of Incorporation Proposal. Proxies received by the Board will be voted "FOR" the approval of the Amended and Restated Certificate of Incorporation Proposal unless otherwise specified.

 PROPOSAL NO. 3

APPROVAL, ON AN ADVISORY BASIS, OF THE COMPANY'S EXECUTIVE COMPENSATION

        Under Section 14A of the Exchange Act, the stockholders of the Company are entitled to vote at this year's Annual Meeting to approve the compensation of the NEOs, as disclosed in this Proxy Statement pursuant to Item 402 of Regulation S-K (Regulation S-K) of the rules and regulations under the Securities Act of 1933, as amended (Securities Act). Currently, this vote is conducted every year. The next vote will occur at the 2020 Annual Meeting.

        As described more fully in the CD&A beginning on page 47, the Company's executive compensation program is designed to attract, retain and reward top executive talent. The intent of the Company's compensation program is to reward the achievement of the Company's annual goals and objectives while supporting the Company's long-term business strategy.

        This proposal, commonly known as a "say on pay" proposal, gives stockholders the opportunity to express their views on the NEOs' compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of the NEOs as described in this Proxy Statement. Accordingly, the Board recommends that stockholders vote in favor of the following resolution:

    "RESOLVED, that the compensation paid to the NEOs, as disclosed pursuant to Item 402 of Regulation S-K, including the CD&A, compensation tables and narrative discussion, is hereby APPROVED."

        The say on pay vote is advisory and therefore not binding on the Company, the Board or the Compensation Committee. However, the Board and the Compensation Committee value the opinions of the stockholders and to the extent there is a significant number of votes against the NEO compensation as disclosed in this Proxy Statement, stockholders' concerns will be considered and the Board and the Compensation Committee will evaluate actions necessary to address those concerns.

The Board recommends a vote "FOR" the approval of the Company's executive compensation as disclosed in this Proxy Statement. Proxies received by the Board will be voted "FOR" the approval of the Company's executive compensation unless a contrary vote is specified.

 PROPOSAL NO. 4

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR
THE 2019 FISCAL YEAR

        The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the independent registered public accounting firm retained to audit the Company's consolidated financial statements. To execute this responsibility, the Audit Committee engages in a thorough annual evaluation of (i) the independent registered public accounting firm's qualifications, performance and independence, (ii) whether the independent registered public accounting firm should be rotated, and (iii) the advisability and potential impact of selecting a different independent registered public accounting firm.

        The Audit Committee appointed the firm of KPMG LLP, an independent registered public accounting firm, to audit the consolidated financial statements of the Company and its subsidiaries for the 2019 fiscal year at a meeting held in February 2019. KPMG LLP has been retained as the Company's independent registered public accounting firm continuously since the Company's initial public offering in July 2013. In accordance with SEC rules and KPMG LLP policies, audit partners are subject to rotation requirements to limit the number of consecutive years an individual partner may provide audit services to the Company. For lead and concurring review audit partners, the maximum number of consecutive years of service in that capacity is five years. The Audit Committee is involved in the selection of KPMG LLP's lead audit partner.

        The Audit Committee and the Board believe that the continued retention of KPMG LLP to serve as the Company's independent registered public accounting firm for the 2019 fiscal year is in the best interests of the Company and its stockholders. If the stockholders do not ratify the appointment of KPMG LLP, the Audit Committee will reconsider its selection. Representatives of KPMG LLP are expected to attend the Annual Meeting where they will be available to respond to questions and, if they desire, to make a statement.

The Board recommends a vote "FOR" the ratification of the appointment of KPMG LLP as the Company's independent registered public accounting firm for the 2019 fiscal year. Proxies received by the Board will be voted "FOR" ratification unless a contrary vote is specified.

EXECUTIVE OFFICERS

        Our executive officers are elected by the Board annually to hold office until their successors are elected and qualified. The biographical information for each of the executive officers is provided below.

Christopher S. Sotos
Age 47
President and Chief Executive Officer

        For biographical information for Christopher S. Sotos, see "Proposal No. 1—Nominees for Director."

Chad Plotkin
Age 44
Senior Vice President and Chief Financial Officer

        Mr. Plotkin has served as our Senior Vice President and Chief Financial Officer since November 2016. Prior to this appointment, he served in various roles at NRG for over nine years, most recently serving as Senior Vice President, Finance and Strategy, of NRG since January 2016. Prior to this, he served in varying capacities at NRG, including as Vice President of Investor Relations of both the Company and NRG from September 2015 to January 2016 and from January 2012 to February 2015 and Vice President of Finance of NRG from February 2015 to September 2015. From October 2007 to January 2012, Mr. Plotkin served in various capacities in the Strategy and Mergers and Acquisitions group of NRG, including as Vice President, beginning in December 2010.

Kevin P. Malcarney
Age 52
Senior Vice President, General Counsel and Corporate Secretary

        Mr. Malcarney has served as Senior Vice President, General Counsel and Corporate Secretary since May 11, 2018. He served as Interim General Counsel of the Company from March 16, 2018. Mr. Malcarney was previously Vice President and Deputy General Counsel and served in various other roles at NRG since September 2008. Prior to that, Mr. Malcarney worked at two major law firms in Princeton, New Jersey and Philadelphia, Pennsylvania, and handled mergers and acquisitions, project financing and general corporate matters.

Mary-Lee Stillwell
Age 45
Vice President and Chief Accounting Officer

        Ms. Stillwell has served as Vice President and Chief Accounting Officer of the Company since August 31, 2018. Ms. Stillwell previously served as Vice President and Assistant Controller of NRG since December 2012, where she was responsible for managing and directing NRG's financial accounting and reporting activities as well as overseeing the accounting for the Renewables business and various shared service functions. Prior to her work at NRG, Ms. Stillwell served as Assistant Controller—Integration and Internal Controls of GenOn Energy, Inc., in Houston, Texas, from September 2010 to December 2012, where she was responsible for all Sarbanes-Oxley compliance as well as integrations of mergers and acquisitions.

 STOCK OWNERSHIP OF DIRECTORS, NAMED EXECUTIVE OFFICERS AND
CERTAIN BENEFICIAL OWNERS

STOCK OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

        The following table sets forth information concerning beneficial ownership of the Company's Class A and Class C common stock and combined voting power of Class A, Class B, Class C and Class D common stock for: (a) each director and the nominees for director; (b) each NEO; and (c) the directors and all executive officers as a group. The percentage of beneficial ownership is based on 34,599,645 shares of Class A common stock outstanding as of February 27, 2019 and 73,325,741 shares of Class C common stock outstanding as of February 27, 2019, and percentage of combined voting power is based on 78,499,041 votes represented by our outstanding Class A, Class B, Class C and Class D common stock in the aggregate as of February 27, 2019. The percentage of beneficial ownership and the percentage of combined voting power also include any shares that such person has the right to acquire within 60 days of February 27, 2019. Unless otherwise indicated, each person has sole voting and dispositive power with respect the shares set forth in the following table.

        The address of the beneficial owners is Clearway Energy, Inc., 300 Carnegie Center, Suite 300, Princeton, New Jersey 08540.

	Class A Common Stock			Class C Common Stock			Common Stock
Directors and Executive Officers	Number(1)		% of Class A Common Stock	Number(1)		% of Class C Common Stock	% of Combined Voting Power(2)
Jonathan Bram	—		—	—		—	—
Christopher S. Sotos	16,600	(3)	*	73,139	(3)	*	*
Chad Plotkin	3,997	(4)	*	15,460	(4)	*	*
Kevin P. Malcarney	600	(5)	*	11,516	(5)	*	*
Mary-Lee Stillwell	—		—	9,423	(6)	*	*
Nathaniel Anschuetz	—		—	—		—	—
Brian R. Ford	6,971	(7)	*	29,355	(7)	*	*
Bruce MacLennan	—		—	—		—	—
Ferrell P. McClean	14,941	(8)	*	57,897	(8)	*	*
Daniel B. More	—		—	—		—	*
E. Stanley O'Neal	—		—	2,278	(9)	*	*
Scott Stanley	—		—	—		—	—
All directors and executive officers as a group (12 people)	43,109	(10)	*	199,068	(10)	*	*

*
Less than one percent of outstanding Class A common stock, Class C common stock or combined voting power, as applicable.

(1)
The number of shares beneficially owned by each person or entity is determined under the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, each person or entity is considered the beneficial owner of any: (a) shares to which such person or entity has sole or shared voting power or dispositive power and (b) shares that such person or entity has the right to acquire within 60 days.

(2)
Represents the voting power of all of the classes of our common stock together as a single class. Each holder of Class A or Class B common stock is entitled to one vote for each share held. Each holder of Class C or Class D common stock is entitled to 1/100th of one vote for each share held. Holders of shares of our Class A, Class B, Class C and Class D common stock vote together as a single class on all matters presented to our stockholders for their vote or approval, except as otherwise provided by applicable law.

(3)
Includes 10,520 DERs to be paid in Class C common stock. Excludes 52,266 restricted stock units (RSUs) and 133,645 relative performance stock units (RPSUs). Each RSU represents the right to receive one share of Class C common stock upon vesting. Each RPSU represents the potential to receive Class C common stock based upon the Company achieving a certain level of total shareholder return relative to the Company's peer group over a three-year performance period.

(4)
Includes 2,946 DERs to be paid in Class C common stock. Excludes 15,544 RSUs and 39,114 RPSUs. Each RSU represents the right to receive one share of Class C common stock upon vesting. Each RPSU represents the potential to receive Class C common stock based upon the Company achieving a certain level of total shareholder return relative to the Company's peer group over a three-year performance period.

(5)
Includes 756 DERs to be paid in Class C common stock. Excludes 20,046 RSUs and 10,738 RPSUs. Each RSU represents the right to receive one share of Class C common stock upon vesting. Each RPSU represents the potential to receive Class C common stock based upon the Company achieving a certain level of total shareholder return relative to the Company's peer group over a three-year performance period.

(6)
Includes 413 DERs to be paid in Class C common stock. Excludes 24,916 RSUs. Each RSU represents the right to receive one share of Class C common stock upon vesting.

(7)
Includes 4,547 DSUs and 1,424 outstanding DERs to be paid in Class A common stock and 24,196 DSUs and 4,159 DERs to be paid in Class C common stock, each payable in the event the director ceases to be a member of the Board. Each DSU represents the right of a participant to be paid one share of Class A common stock or Class C common stock, as applicable, at the end of a deferral period established under the award elected by the participant under the terms of an award and the tax rules applicable to nonqualified deferred compensation plans under Section 409A of the Code. DERs become exercisable proportionately with the DSUs to which they relate. Each DER is the right to receive one share of Class A common stock or Class C common stock, as applicable, under its terms.

(8)
Includes 9,093 DSUs and 2,848 outstanding DERs to be paid in Class A common stock and 25,001 DSUs and 3,944 DERs to be paid in Class C common stock, each payable in the event the director ceases to be a member of the Board. Each DSU represents the right of a participant to be paid one share of Class A common stock or Class C common stock, as applicable, at the end of a deferral period established under the award elected by the participant under the terms of an award and the tax rules applicable to nonqualified deferred compensation plans under Section 409A of the Code. DERs become exercisable proportionately with the DSUs to which they relate. Each DER is the right to receive one share of Class A common stock or Class C common stock, as applicable, under its terms.

(9)
Includes 2,278 DSUs to be paid in Class C common stock.

(10)
Consists of the total holdings of directors and all executive officers as a group.

STOCK OWNERSHIP OF PRINCIPAL STOCKHOLDERS

        The following table sets forth information for each person known to the Company to own more than five percent of any class of the Company's common stock. The information provided is as of the date of their most recent Schedule 13G or Schedule 13D filing with the SEC. For our stockholders other than the GIP Entities (as defined below), percentage of beneficial ownership is based on 34,599,645 shares of Class A common stock outstanding as of February 27, 2019 and 73,325,741 shares of Class C common stock outstanding as of February 27, 2019, and percentage of combined voting power is based on 78,499,041 votes represented by our outstanding Class A, Class B, Class C and Class D common stock in the aggregate as of February 27, 2019. For the GIP Entities (as defined below), who are the sole beneficial owners of our Class B and Class D common stock, percentage of beneficial ownership is based on 34,599,645 shares of Class A common stock outstanding as of February 27, 2019 and 73,325,741 shares of Class C common stock outstanding as of February 27, 2019, plus any shares exchangeable into Class A or Class C common stock within 60 days of February 27, 2019, and percentage of combined voting power is based on 78,499,041 votes represented by our outstanding Class A, Class B, Class C and Class D common stock in the aggregate as of February 27, 2019. Unless otherwise indicated, each person has sole voting and dispositive power with respect the shares set forth in the following table. For further information regarding material transactions between us and other related persons, see "Certain Relationships and Related Person Transactions."

	Class A Common Stock			Class C Common Stock			Common Stock
Name of Beneficial Owner	Number(1)		% of Class A Common Stock	Number(1)		% of Class C Common Stock	% of Combined Voting Power(2)
GIP Entities	42,738,750	(3)	55.3%	42,738,750	(3)	36.8%	55.0	%(4)
1345 Avenue of the Americas,
30th Floor
New York, New York 10105
The Vanguard Group	3,574,077	(5)	10.3%	7,596,798	(5)	10.4%	4.7%
100 Vanguard Boulevard
Malvern, Pennsylvania, 19355
BlackRock, Inc.	3,274,679	(6)	9.5%	5,375,608	(6)	7.3%	4.2%
55 East 52nd Street
New York, New York 10055
FMR LLC	2,051,026	(7)	5.9%	5,972,338	(7)	8.1%	2.7%
245 Summer Street
Boston, Massachusetts 02210
Massachusetts Financial Services Company	1,971,995	(8)	5.7%	—		—	2.5%
111 Huntington Avenue
Boston, Massachusetts 02199
Morgan Stanley	1,828,361	(9)	5.3%	3,289,200	(9)	4.5%	2.4%
1585 Broadway
New York, New York 10036
Neuberger Berman Group LLC	—		—	5,034,681	(10)	6.9%	*
1290 Avenue of the Americas
New York, NY 10104
The Bank of New York Mellon Corporation	—		—	4,339,360	(11)	5.9%	*
225 Liberty Street
New York, New York 10286

*
Less than one percent of outstanding Class A common stock, Class C common stock or combined voting power, as applicable.

(1)
The number of shares beneficially owned by each person or entity is determined under the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, each person or entity is considered the beneficial owner of any: (a) shares to which such person or entity has sole or shared voting power or dispositive power and (b) shares that such person or entity has the right to acquire within 60 days.

(2)
Represents the voting power of all of the classes of our common stock voting together as a single class. Each holder of Class A or Class B common stock is entitled to one vote for each share held. Each holder of Class C or Class D common stock is entitled to 1/100th of one vote for each share held. Holders of shares of our Class A, Class B, Class C and Class D common stock vote together as a single class on all matters presented to our stockholders for their vote or approval, except as otherwise provided by applicable law.

(3)
Based upon information set forth in the Schedule 13D filed on September 10, 2018 by Global Infrastructure Investors III, LLC, Global Infrastructure GP III, L.P., GIP III Zephyr Acquisition Partners, L.P., and Clearway Energy Group LLC (collectively, GIP Entities). The GIP Entities have shared voting power and shared dispositive power over 42,738,750 Class A shares and 42,738,750 Class C shares. Consists entirely of Class B units and Class D units of Clearway Energy LLC. The Class B units of Clearway Energy LLC are exchangeable for shares of our Class A common stock at any time and the Class D units are exchangeable for shares of our Class C common stock at any time. As a result, the GIP Entities may be deemed to beneficially own the shares of Class A common stock or Class C common stock for which such Class B units or Class D units of Clearway Energy LLC, as applicable, are exchangeable. GIP Entities may exchange Class B units of Clearway Energy LLC for shares of our Class A common stock and Class D units of Clearway Energy LLC for shares of our Class C common stock on a one-for-one basis, subject to equitable adjustments for stock splits, stock dividends and reclassifications in accordance with the terms of the Amended and Restated Exchange Agreement, dated May 14, 2015, between us and NRG, for which the rights and obligations thereunder were assigned to GIP on August 31,

  2018 in connection with the closing of the GIP Transaction; provided, however, upon any exchange of Class B units of Clearway Energy LLC for shares of our Class A common stock or Class D units of Clearway Energy LLC for shares of our Class C common stock, a corresponding number of shares of Class B common stock or Class D common stock, as applicable, are extinguished. For additional information, see "Certain Relationships and Related Person Transactions—Fourth Amended and Restated Limited Liability Company Agreement of Clearway Energy LLC" and "Certain Relationships and Related Person Transactions—Exchange Agreement."

(4)
GIP Entities hold 42,738,750 shares of our Class B common stock and 42,738,750 shares of our Class D common stock. Each holder of Class B common stock is entitled to one vote per share of Class B common stock. Each holder of our Class D common stock is entitled 1/100th of one vote per share of Class D common stock.

(5)
Based upon information set forth in the Schedules 13G/A filed on February 11, 2019 by The Vanguard Group (Vanguard). With respect to the Class A shares, Vanguard has sole voting power over 34,469 Class A shares, shared voting power over 1,500 Class A Shares, sole dispositive power over 3,516,130 Class A shares, and shared dispositive power over 30,947 Class A shares. With respect to the Class C shares, Vanguard has sole voting power over 72,750 Class C shares, shared voting power over 9,809 Class C shares, sole dispositive power over 7,520,113 Class C shares and shared dispositive power over 76,685 Class C shares. Vanguard Fiduciary Trust Company (VFTC), a wholly-owned subsidiary of Vanguard, is the beneficial owner of 29,477 Class A shares and 66,876 Class C shares as a result of VFTC serving as investment manager of collective trust accounts. Vanguard Investments Australia, Ltd. (VIA), a wholly-owned subsidiary of Vanguard, is the beneficial owner of 6,522 Class A shares and 15,683 Class C shares as a result of VIA serving as investment manager of Australian investment offerings.

(6)
Based upon information set forth in the Schedules 13G/A filed on February 4, 2019 by BlackRock, Inc. (BlackRock). With respect to the Class A shares, BlackRock has sole voting power over 3,005,926 Class A shares and sole dispositive power over 3,274,679 Class A shares. With respect to the Class C shares, BlackRock has sole voting power over 5,100,048 Class C shares and sole dispositive power over 5,375,608 Class C shares.

(7)
Based upon information set forth in the Schedule 13G/A filed on February 13, 2018 and Schedule 13G filed on February 13, 2019 by FMR LLC (FMR). With respect to the Class A shares, FMR has sole voting power over 648,896 Class A shares and sole dispositive power over 2,051,026 Class A shares. With respect to the Class C shares, FMR has sole voting power over 38,133 Class C shares and sole dispositive power over 5,972,338 Class C shares. Abigail P. Johnson is a Director, the Chairman and the Chief Executive Officer of FMR. Members of the Johnson family, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR, representing 49% of the voting power of FMR. The Johnson family group and all other Series B shareholders have entered into a shareholders' voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders' voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR. Neither FMR nor Abigail P. Johnson has the sole power to vote or direct the voting of the shares owned directly by the various investment companies registered under the Investment Company Act of 1940 (Fidelity Funds) advised by Fidelity Management & Research Company, a wholly owned subsidiary of FMR, which power resides with the Fidelity Funds' Boards of Trustees. Fidelity Management & Research Company carries out the voting of the shares underwritten guidelines established by the Fidelity Funds' Boards of Trustees.

(8)
Based upon information set forth in the Schedule 13G/A filed on February 13, 2019 by Massachusetts Financial Services Company (MFS). MFS has sole voting power over 1,971,995 Class A shares and sole dispositive power over 1,971,995 Class A shares.

(9)
Based upon information set forth in the Schedule 13G filed on February 17, 2015 and the Schedule 13G/A filed on February 13, 2019 by Morgan Stanley and Morgan Stanley Smith Barney LLC. With respect to the Class A shares, Morgan Stanley has sole voting power over 1,492,155 Class A shares. Morgan Stanley has shared voting power over 231,384 Class A shares and shared dispositive power over 1,596,978 Class A shares. With respect to the Class C shares, Morgan Stanley has shared voting power over 179,170 Class C shares and shared dispositive power over 3,289,200 Class C shares; and Morgan Stanley Smith Barney LLC has shared dispositive power over 3,110,030 Class C shares. The shares being reported on by Morgan Stanley as a parent holding company are owned, or may be deemed to be beneficially owned, by Morgan Stanley Smith Barney LLC, a wholly-owned subsidiary of Morgan Stanley and a broker dealer registered under Section 15 of the Exchange Act.

(10)
Based upon information set forth in the Schedule 13G/A filed on March 4, 2019 by Neuberger Berman Group LLC. Neuberger Berman Group LLC has shared voting power over 4,913,981 Class C shares and shared dispositive power over 5,034,681 Class C shares. Neuberger Berman Trust Co N.A., Neuberger Berman Trust Co of Delaware N.A., NB Alternatives Advisers LLC and Neuberger Berman Investment Advisers LLC and certain affiliated persons may be deemed to beneficially own the Class C shares in their various fiduciary capacities by virtue of the provisions of Exchange Act Rule 13d-3. Neuberger Berman Group LLC, through its subsidiaries Neuberger Berman Investment Advisers Holdings LLC, NB Alternatives Holdings LLC and Neuberger Trust Holdings LLC controls Neuberger Berman Trust Co N.A., Neuberger Berman Trust Co of Delaware N.A., NB Alternatives Advisers LLC and Neuberger Berman Investment Advisers LLC and certain affiliated persons.

(11)
Based upon information set forth in the Schedule 13G/A filed on January 29, 2019 by The Bank of New York Mellon Corporation (BNY Mellon). BNY Mellon has sole voting power over 4,251,317 Class C shares and sole dispositive power over 4,329,460 Class C shares. BNY Mellon has shared voting power over 850 Class C shares and shared dispositive power over 9,900 Class C shares.

CHANGE IN CONTROL IN LAST FISCAL YEAR

        On August 31, 2018, pursuant to the terms of a Purchase and Sale Agreement (PSA), dated February 6, 2018, by and among NRG, NRG Repowering Holdings LLC, and CEG, an affiliate of GIP acquired from NRG 100% of the outstanding membership interests of Zephyr Renewables LLC, which owned, among other assets, (i) 100% of the shares of Class B common stock and 100% of the shares of Class D common stock of the Company and (ii) 100% of the Class B units and 100% of the Class D units of Clearway Energy LLC (formerly NRG Yield LLC), for an aggregate purchase price of approximately $1.348 billion. GIP funded the purchase price with capital contributions from limited partners of GIP investment funds. As a result of the consummation of the GIP Transaction, GIP indirectly acquired a 45.2% economic interest in Clearway Energy LLC and 55.0% voting interest in the Company as of August 31, 2018.

        Also in connection with the GIP Transaction, the Company entered into a series of agreements, including the Voting and Governance Agreement. See "Certain Relationships and Related Person Transactions—Strategic Sponsorship with GIP" below.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

RELATIONSHIP WITH NRG AND GIP

        Prior to August 31, 2018, NRG, through its holdings of Class B common stock and Class D common stock, had a majority voting interest in the Company and received distributions from our subsidiary Clearway Energy LLC, formerly NRG Yield LLC, through its ownership of Class B units and Class D units. As previously described, in February 2018, GIP, through its affiliate, CEG, entered into the GIP Transaction for the acquisition of NRG's full ownership interest in us as well as NRG's renewable energy development and operations platform. As a result of the GIP Transaction, which closed on August 31, 2018, CEG controls more than 50% of the combined voting power of our common stock and has the voting power to elect the members of our Board.

        GIP, through its ownership of CEG, indirectly owns all of our outstanding Class B common stock and our Class D common stock, which represents, in the aggregate, 55.0% of the voting interest in our stock and receives distributions from Clearway Energy LLC through its ownership of Class B and Class D units of Clearway Energy LLC. Holders of our Class A common stock and Class C common stock hold, in the aggregate, the remaining 45.0% of the voting interest in our stock. Each holder of Class A or Class B common stock is entitled to one vote for each share held. Each holder of Class C or Class D common stock is entitled to 1/100th of one vote for each share held. The holders of our outstanding shares of Class A and Class C common stock are entitled to dividends as declared.

        The diagram below depicts our organizational structure as of March 4, 2019. Clearway Energy LLC indirectly holds the equity interests in our project companies.

STRATEGIC SPONSORSHIP WITH GIP

        In connection with the GIP Transaction, the Company entered into a Consent and Indemnity Agreement with NRG and GIP setting forth key terms and conditions of the Company's consent to the GIP Transaction.

        Also in connection with the GIP Transaction, the Company entered into the following agreements on August 31, 2018:

CEG Master Services Agreements

        The Company, along with Clearway Energy LLC and Clearway Energy Operating LLC, entered into Master Services Agreements with CEG (CEG Master Service Agreements), pursuant to which CEG and certain of its affiliates or third party service providers began providing certain services, including operational and administrative services, which include human resources, information systems, external affairs, accounting, procurement and risk management services, to the Company and certain of its subsidiaries, and the Company and certain of its subsidiaries began providing certain services, including accounting, internal audit, tax and treasury services, to CEG, in exchange for the payment of fees in respect of such services. The amounts paid by CEG or the Company under their respective Master Service Agreements did not exceed $120,000 for the year ended December 31, 2018.

Voting and Governance Agreement

        The Company entered into a Voting and Governance Agreement with CEG, relating to certain governance matters of the Company, including the composition of the Board, implementation of the Amended and Restated Certificate of Incorporation Proposal which is subject to a vote of stockholders at this Annual Meeting, and employment status of the CEO of the Company.

Limited Liability Company Agreement

        The Company entered into the Fourth Amended and Restated Limited Liability Company Agreement of Clearway Energy LLC with CEG, which sets forth the rights and obligations of the Company, as managing member, and CEG, as member, of Clearway Energy LLC, as further described below.

Transition Services Agreement

        The Company entered into a Transition Services Agreement with NRG (NRG TSA), pursuant to which NRG or certain of its affiliates began providing certain services to the Company following the consummation of the GIP Transaction, in exchange for the payment of a fee in respect of such services. Expenses related to the NRG TSA are recorded in the acquisition-related and integration costs in the consolidated statements of operations. The agreement is effective until the earlier of June 30, 2019 or the date that all services are terminated by the Company. The Company may extend the term on a month-by-month basis no later than March 31, 2020 for a fixed monthly fee provided for in the agreement. For the year ended December 31, 2018, the Company paid $1.289 million under the NRG TSA.

NRG MANAGEMENT SERVICES AGREEMENT

        Prior to the GIP Transaction, NRG provided the Company with various operational, management, and administrative services, which include human resources, accounting, tax, legal, information systems, treasury, and risk management, as set forth in the Management Services Agreement (NRG Management Services Agreement). However, on August 31, 2018, in connection with the consummation of the GIP Transaction, the Company entered into a Termination Agreement with Clearway

Energy LLC, Clearway Energy Operating LLC and NRG terminating the NRG Management Services Agreement.

        Prior to August 31, 2018, under the NRG Management Services Agreement, NRG or certain of its affiliates provided or arranged for the provision by an appropriate service provider for a series of services agreed upon by the parties that are reasonably related to the Company's day-to-day operations, including, but not limited to, causing or supervising the carrying out of all day-to-day management, secretarial, accounting, financial statement presentation, banking, treasury, administrative, liaison, representative, regulatory and reporting functions and obligations.

        Pursuant to the NRG Management Services Agreement, the Company was obligated to pay a base management fee of approximately $2.125 million per quarter. Costs incurred under this agreement were $7 million for the eight months ended August 31, 2018. The costs incurred under the NRG Management Services Agreement included certain direct expenses incurred by NRG on behalf of the Company in addition to the base management fee.

        We reimbursed NRG for any out-of-pocket fees, costs and expenses incurred in the provision of the management and administration services. However, we were not required to reimburse NRG for the salaries and other remuneration of its management, personnel or support staff who carried out any services or functions for us or overhead for such persons.

        In addition, we were required to pay all fees, expenses and costs incurred in connection with the investigation, acquisition, holding or disposal of any acquisition that was made or that was proposed to be made by us. We were also required to pay or reimburse NRG for all sales, use, value added, withholding or other taxes or customs duties or other governmental charges levied or imposed by reason of the NRG Management Services Agreement or any agreement it contemplated, other than income taxes, corporation taxes, capital gains taxes or other similar taxes payable by NRG, which are personal to NRG.

        Under the NRG Management Services Agreement, NRG did not assume any responsibility other than to provide or arrange for the provision of the services called for thereunder in good faith and was not responsible for any action that we took in following or declining to follow the advice or recommendations of NRG. We agreed to indemnify each of NRG and its affiliates or agents to the fullest extent permitted by law from and against any losses incurred by an indemnified person or threatened in connection with our respective businesses, investments and activities or related to the NRG Management Services Agreement or the services provided by NRG, subject to certain exceptions. In addition, under the NRG Management Services Agreement, the indemnified persons were not liable to us to the fullest extent permitted by law, subject to certain exceptions.

RIGHT OF FIRST OFFER AGREEMENTS

  CEG ROFO Agreement

        On August 31, 2018, in connection with the GIP Transaction, we entered into the CEG ROFO Agreement and, solely for certain purposes thereof, GIP, pursuant to which CEG granted us and our subsidiaries a right of first offer on any proposed sale or transfer of certain assets owned by CEG. The CEG ROFO Agreement (i) adds 569 MW to the current pipeline through the operational 150 MW Langford project and the 419 MW Mesquite Star project which is under development, (ii) includes 80 MW of utility-scale solar projects located in Oahu, Hawaii, which was previously included in our NRG ROFO Agreement (as defined below), and (iii) provides us the right to make an equity investment of up to $170 million in one or more distributed generation portfolios developed or owned by CEG or its subsidiaries.

        On February 14, 2019, we and CEG agreed to amend the CEG ROFO Agreement with CEG to add Hawaii Solar Phase II, which consists of 75 MWs of combined solar and storage projects located in Oahu, Hawaii.

        The assets listed below represent our currently committed investments and the CEG ROFO Assets:

Committed Investments

Asset	Technology	Net Capacity (MW)	State	COD
Hawaii Solar Phase I(1)	PV	80	HI	2019
$47 MM remaining in distributed and community solar partnerships(2)	PV	N/A	Various	Various
Repowering Partnership with CEG(3)	Wind	283	TX	2020

CEG ROFO

Asset	Technology	Net Capacity (MW)	State	COD
Miliani I	PV	39	HI	2021
Waiawa	PV	36	HI	2021
Hawaii Solar Phase II	PV	75	HI	Various
Langford	Wind	150	TX	2009
Mesquite Star	Wind	419	TX	2020
Carlsbad(4)	Natural Gas	527	CA	2018
Up to $170 MM equity investment in business renewables	PV	TBD	Various	TBD

(1)
On August 31, 2018, Clearway Operating LLC and CEG executed a purchase agreement pursuant to which Clearway Operating LLC will acquire 80 MW (net of DESRI's interest) of utility-scale solar projects located in Oahu, Hawaii for approximately $28 million in cash consideration, subject to customary working capital and other adjustments, as well as the assumption of non-recourse debt of $169 million. The transaction is expected to close in the summer of 2019.

(2)
On December 26, 2018, the Company and CEG amended the DGPV Holdco 3 partnership agreement to increase the capital commitment of $50 million to $70 million.

(3)
Investment in the Repowering Partnership with CEG is contingent upon obtaining related construction and tax equity financing.

(4)
The Company elected to exercise the Carlsbad backstop facility provided by GIP; as such, GIP purchased 100% of the membership interest in Carlsbad Energy Holdings LLC on February 27, 2019. The Company maintains the option to purchase Carlsbad from GIP at any time within 18 months after February 27, 2019 at the same time economic terms at which it originally agreed to purchase the asset from NRG. Should the Company not acquire Carlsbad during such 18 months, Carlsbad will become a CEG ROFO Asset. For further information, see below under "NRG ROFO Agreement."

        Prior to engaging in any negotiation regarding any disposition, sale or other transfer of any of the remaining CEG ROFO Assets, CEG will deliver a written notice to us setting forth the material terms and conditions of the proposed transaction. During the 30-day period after the delivery of such notice, we will negotiate with CEG in good faith to reach an agreement on the transaction. If we do not reach an agreement within such 30-day period, CEG will be able within the next 180 calendar days to sell, transfer, dispose or recontract such CEG ROFO Asset to a third party (or to agree in writing to undertake such transaction with a third party) on terms generally no less favorable to CEG than those offered pursuant to the written notice.

        Under the CEG ROFO Agreement, CEG is not obligated to sell the remaining CEG ROFO Assets. In addition, any offer to sell under the CEG ROFO Agreement will be subject to an inherent conflict of interest because the same professionals within CEG's organization that are involved in acquisitions that are suitable for us have responsibilities within CEG's broader asset management business. Notwithstanding the significance of the services to be rendered by CEG or their designated affiliates on our behalf or of the assets which we may elect to acquire from CEG in accordance with the terms of the CEG ROFO Agreement or otherwise, CEG does not owe fiduciary duties to us or our stockholders. Any material transaction with CEG (including the proposed acquisition of any CEG ROFO Asset) will be subject to our related person transaction policy, which will require prior approval of such transaction by our Corporate Governance, Conflicts and Nominating Committee.

  NRG ROFO Agreement

        Also, on August 31, 2018, the existing Right of First Offer Agreement with NRG was amended pursuant to the Third Amended and Restated Right of First Offer Agreement (as amended, NRG ROFO Agreement) to provide us and our subsidiaries a right of first offer on any proposed sale or transfer by NRG of 100% of the remaining membership interests in Agua Caliente Borrower 1 LLC, which owns 35% of the Agua Caliente solar plant, and to remove the Ivanpah solar facility. On November 1, 2018, NRG offered the Company the opportunity to acquire Agua Caliente Borrower 1 LLC. The Company elected to forgo the acquisition. The Company continues to own a 16% interest in the project through Aqua Caliente Borrower 2 LLC.

        On February 6, 2018, the Company entered into an agreement with NRG to purchase 100% of the membership interests in Carlsbad Energy Holdings LLC, which indirectly owns the Carlsbad project, a 527 MW natural gas fired project in Carlsbad, CA, pursuant to the NRG ROFO Agreement. Following the commercial operation date of the project in December 2018, the Company elected to utilize the Carlsbad backstop facility provided by GIP; as such, GIP purchased 100% of the membership interest in Carlsbad Energy Holdings LLC on February 27, 2019. The purchase price for the transaction was $387 million in cash consideration, exclusive of working capital adjustments, as well as the assumption of non-recourse debt of $601 million at completion. The Company maintains the option to purchase Carlsbad from GIP at any time within 18 months after February 27, 2019 at the same economic terms at which it originally agreed to purchase the asset from NRG. Should the Company not acquire Carlsbad during such 18 months, Carlsbad will become a CEG ROFO Asset.

        On March 30, 2018, the Company acquired 100% of NRG's interests in Buckthorn Renewables, LLC (Buckthorn Solar), which owns a 154 MW utility-scale solar generation project for cash consideration of $42 million, plus assumed non-recourse debt of approximately $183 million and non-controlling interest of $19 million as of the acquisition date. The Buckthorn Solar project sells power under a 25-year power purchase agreement to the City of Georgetown, Texas. On July 1, 2018, the project achieved commercial operation.

PARTNERSHIPS WITH CEG

  DGPV Holdco 1 LLC

        DGPV Holding LLC, our wholly-owned subsidiary, and CEG are parties to the DGPV Holdco 1 LLC partnership (DGPV Holdco 1), the purpose of which is to own or purchase solar power generation projects and other ancillary related assets from CEG or its subsidiaries, via intermediate funds. The Company owns approximately 52 MW of distributed solar capacity, based on cash to be distributed, with a weighted average contract life of 17 years. Under this partnership, the Company committed to fund up to $100 million of capital.

  DGPV Holdco 2 LLC

        DGPV Holding LLC, our wholly-owned subsidiary, and CEG are parties to the DGPV Holdco 2 LLC partnership (DGPV Holdco 2), the purpose of which is to own or purchase solar power generation projects as well as other ancillary related assets from CEG or its subsidiaries, via intermediate funds. The Company owns approximately 113 MW of distributed solar capacity, based on cash to be distributed, with a weighted average contract life of 20 years. Under this partnership, the Company committed to fund up to $60 million of capital.

  DGPV Holdco 3 LLC

        DGPV Holding LLC, our wholly-owned subsidiary, and CEG are parties to the DGPV Holdco 3 LLC partnership (DGPV Holdco 3), in which the Company plans to invest up to $70 million in an operating portfolio of distributed solar assets, primarily comprised of community solar projects, developed by CEG. The Company owns approximately 59 MW of distributed solar capacity, based on cash to be distributed, with a weighted average contract life of approximately 21 years as of December 31, 2018. In December 2018, the Company and CEG amended the DGPV Holdco 3 partnership agreement to increase the capital commitment of $50 million to $70 million. The Company had a $9 million payable due to DGPV Holdco 3 LLC as of December 31, 2018.

        The Company's maximum exposure to loss is limited to its equity investment in DGPV Holdco 1, DGPV Holdco 2 and DGPV Holdco 3, which was $260 million on a combined basis as of December 31, 2018.

  RPV Holdco 1 LLC

        RPV Holding LLC, our wholly-owned subsidiary, and CEG are parties to the RPV Holdco 1 LLC partnership (RPV Holdco), that holds operating portfolios of residential solar assets developed by a subsidiary of CEG, including: (i) an existing, unlevered portfolio of over 2,200 leases across nine states representing approximately 14 MW, based on cash to be distributed, with a weighted average remaining lease term of approximately 14 years that was acquired outside the partnership; and (ii) a tax equity-financed portfolios of approximately 5,400 leases representing approximately 30 MW, based on cash to be distributed, with an average lease term for the existing and new leases of approximately 17 years. The Company had fully funded the partnership as of December 31, 2017.

        The Company's maximum exposure to loss is limited to its equity investment, which was $29 million as of December 31, 2018.

  Wind TE Holdco

        On August 30, 2018, Wind TE Holdco entered into a partnership with CEG in order to facilitate the repowering of the Elbow Creek and Wildorado facilities. As part of the repowering partnership, the Company bought out an existing tax equity partner of Wind TE Holdco for $19 million on January 2, 2019.

OPERATIONS AND MAINTENANCE AGREEMENTS

        Prior to the consummation of the GIP Transaction on August 31, 2018, affiliates of NRG provided day-to-day operational support to us in accordance with operations and maintenance agreements. Following August 31, 2018, while affiliates of NRG continued to provide certain O&M and day-to-day operational support to the Company's conventional and thermal facilities, CEG primarily replaced

NRG in providing O&M and day-to-day operational support to our utility scale solar and wind facilities. Each of the counterparties to the O&M agreements is an affiliate of NRG or CEG, as applicable. The O&M agreements for which the amount paid to NRG or CEG, as applicable, exceeded $120,000 during fiscal year 2018 are described in the table below. Under these O&M agreements, we generally pay an annual or monthly fee, which may be subject to annual adjustment, plus any reimbursable expenses.

Project	Agreement Description	Approximate Amount Paid to NRG	Approximate Amount Paid to CEG
Conventional
GenConn Devon	O&M Agreement, dated April 24, 2009	$1,909,000	N/A
GenConn Middletown	O&M Agreement, dated April 24, 2009	$1,697,000	N/A
El Segundo Energy Center	O&M Management Agreement, dated March 31, 2011	$5,556,000	N/A
Walnut Creek	O&M Agreement, dated July 1, 2011	$3,519,000	N/A
Thermal
Energy Center Dover	Plant O&M Agreement, dated October 1, 2014	$2,321,000	N/A
Energy Center Harrisburg	Plant O&M Agreement, dated October 1, 2014	$3,035,000	N/A
Energy Center HCEC	Plant O&M Agreement, dated October 1, 2014	$1,657,000	N/A
Energy Center Minneapolis	Plant O&M Agreement, dated October 1, 2014	$7,050,000	N/A
Energy Center Omaha	Plant O&M Agreement, dated October 1, 2014	$3,800,000	N/A
Energy Center Phoenix	Plant O&M Agreement, dated October 1, 2014	$3,052,000	N/A
Energy Center Pittsburgh	Plant O&M Agreement, dated October 1, 2014	$3,721,000	N/A
Energy Center Princeton	Plant O&M Agreement, dated October 1, 2014	$1,097,000	N/A
Energy Center San Diego	Plant O&M Agreement, dated October 1, 2014	$441,000	N/A
Energy Center San Francisco	Plant O&M Agreement, dated October 1, 2014	$4,477,000	N/A
Energy Center Smyrna	Plant O&M Agreement, dated October 1, 2014	$426,000	N/A
Energy Center Tucson	Plant O&M Agreement, dated October 1, 2014	$342,000	N/A
Utility-Scale Solar
Avenal	O&M Agreement, dated January 31, 2011	$412,000	$331,000
Borrego	O&M Agreement, dated August 1, 2012	$304,000	$125,000
Buckthorn Solar	O&M Agreement, dated May 22, 2017	$973,000	$222,000
CVSR	O&M Agreement, dated September 30, 2011	$2,913,000	$1,288,000
Kansas South	O&M Agreement, dated June 13, 2017	$389,000	$318,000
TA High Desert	O&M Agreement, dated June 9, 2017	$214,000	$148,000
Wind
Alta	O&M Agreement, dated December 12, 2016	$2,732,000	$1,625,000
Buffalo Bear	O&M Agreement, dated May 1, 2016	$146,000	*
Crosswinds	O&M Agreement, dated May 1, 2016	$343,000	$152,000
Elbow Creek	O&M Agreement, dated December 5, 2012	$991,000	N/A
Elkhorn Ridge	O&M Agreement, dated May 9, 2008	$349,000	$241,000
Forward	O&M Agreement, dated October 20, 2016	$320,000	$144,000
Goat Wind	O&M Agreement, dated February 18, 2008	$2,395,000	$642,000
Hardin	O&M Agreement, dated May 1, 2016	$264,000	*
Laredo Ridge	O&M Agreement, dated December 24, 2015	$745,000	$697,000
Lookout	O&M Agreement, dated February 11, 2008	$543,000	$256,000
Odin	O&M Agreement, dated September 16, 2016	$268,000	$115,000
Pinnacle	O&M Agreement, dated December 1, 2016	$744,000	$629,000
San Juan Mesa	O&M Agreement, dated December 27, 2005	$514,000	$313,000

Project	Agreement Description	Approximate Amount Paid to NRG	Approximate Amount Paid to CEG
Sleeping Bear	O&M Agreement, dated May 1, 2016	$1,124,000	$416,000
Spanish Fork	O&M Agreement, dated September 16, 2016	$313,000	$130,000
South Trent	Management O&M Agreement, dated October 1, 2015	$616,000	$242,000
Taloga	O&M Agreement, dated July 1, 2016	$1,760,000	$1,061,000
Wildorado	O&M Agreement, dated February 11, 2008	$1,095,000	$1,099,000

*
Amount paid did not exceed $120,000.

N/A refers to the fact that no amounts were paid during 2018.

ASSET MANAGEMENT AND ADMINISTRATIVE SERVICES AGREEMENTS

        As discussed above, prior to August 31, 2018, affiliates of NRG provided day-to-day asset management and administrative services support to certain of our facilities. Following August 31, 2018, while affiliates of NRG continued to provide asset management and administrative services support to the Company's conventional and thermal facilities, CEG primarily replaced NRG in providing day-to-day asset management and administrative services support to our utility scale solar and wind facilities. The ASAs for which the amount paid to NRG or CEG, as applicable, exceeded $120,000 during fiscal year 2018 are described in the table below. Under these agreements, we generally pay an annual or monthly fee, which may be subject to annual adjustment, plus any reimbursable expenses.

Project	Agreement Description	Approximate Amount Paid to NRG	Approximate Amount Paid to CEG
Conventional
El Segundo Energy Center	Project Administration Services Agreement, dated March 31, 2011(1)	$19,534,000	N/A
Walnut Creek	Asset Services Agreement, dated July 1, 2011	$1,580,000	$723,000
Utility-Scale Solar
Buckthorn Solar	Project Administration Agreement, dated May 22, 2017	$198,000	*
Utah Solar Holdings LLC	Master Management Agreement, dated March 27, 2017	$130,000	*
Wind
Alta	Amended and Restated Services Agreement, dated December 12, 2016	$267,000	$139,000
Forward	Services Agreement, dated January 1, 2012	$153,000	N/A
Laredo Ridge	Support Services Agreement, dated May 27, 2010	$122,000	*
Lookout	Services Agreement, dated January 1, 2012	$153,000	N/A
Wind TE Holdco LLC	Services Agreement, dated November 3, 2014	$706,000	$353,000
Sleeping Bear	Services Agreement, dated January 1, 2012	$153,000	N/A
South Trent	Project Administration Agreement, dated October 1, 2015	$148,000	*
Spanish Fork	Services Agreement, dated February 1, 2012	$153,000	N/A
Taloga	Services Agreement, dated November 20, 2012	$121,000	*
Viento Funding II, Inc.	Management and Administration Agreement, dated July 1, 2013	$135,000	$135,000

*
Amount paid did not exceed $120,000.

N/A refers to the fact that no amounts were paid during 2018.

(1)
Clearway West Holdings LLC, our wholly-owned subsidiary and the owner of El Segundo Energy Center, is also a party to this agreement. During 2018, El Segundo Energy Center (ESEC), NRG West Coast LLC and NRG Power Marketing LLC (PML) entered into confirmation agreements under the Project Administration Services Agreement between ESEC and NRG West Coast LLC, whereby PML purchased California Carbon Allowances which ESEC could subsequently purchase for the purposes of ESEC's compliance with the California Cap-and-Trade Program. ESEC reimbursed costs under these agreements of approximately $19 million for the year ended December 31, 2018.

  Marsh Landing Agreement

        Marsh Landing LLC (Marsh Landing), one of our wholly-owned subsidiaries, is a party to an administrative services agreement with NRG West Coast LLC, a wholly-owned subsidiary of NRG. Under the agreement, NRG West Coast LLC provides labor and invoice processing and payment services on behalf of Marsh Landing. Marsh Landing reimbursed NRG West Coast LLC for the amounts paid. Marsh Landing reimbursed costs of approximately $13 million under this agreement as of December 31, 2018.

POWER SALES AND ENERGY MARKETING SERVICES AGREEMENTS

  Dover Agreements

        Energy Center Dover LLC (Dover), a subsidiary of the Company, is party to a Power Sales and Services Agreement with NRG Power Marketing. The agreement is automatically renewed on a month-to-month basis unless terminated by either party upon at least 30 days written notice. Under the agreement, NRG Power Marketing has the exclusive right to (i) manage, market and sell power, (ii) procure fuel and fuel transportation for operation of the Dover generating facility, to include for purposes other than generating power, (iii) procure transmission services required for the sale of power and (iv) procure and market emissions credits for operation of the Dover generating facility.

        In addition, NRG Power Marketing has the exclusive right and obligation to direct the output from the generating facility, in accordance with and to meet the terms of any power sales contracts executed against the power generation of the Dover facility. Under the agreement, NRG Power Marketing pays Dover gross receipts generated through sales, less costs incurred by NRG Power Marketing related to providing such services as transmission and delivery costs, as well as fuel costs. For the year ended December 31, 2018, Dover purchased approximately $700,000 of natural gas from NRG Power Marketing under the Power Sales and Services Agreement.

        In February 2016, Dover entered into a Power Purchase Agreement with NRG Power Marketing for the sale of energy and environmental attributes with an effective date of February 1, 2016 and expiration date of December 31, 2018. Dover generated revenues of $3.6 million for the year ended December 31, 2018. The agreement in place is in addition to the existing Power Sales and Services Agreement described above.

  NRG Minneapolis Agreement

        Energy Center Minneapolis LLC (Minneapolis), one of our wholly-owned subsidiaries, is a party to an Energy Marketing Services Agreement (Minneapolis Agreement) with NRG Power Marketing, a wholly-owned subsidiary of NRG. The Minneapolis Agreement commenced in August 2014 and is automatically renewed annually unless terminated by either party upon at least 90 days' written notice prior to the end of any term. Under the Minneapolis Agreement, NRG Power Marketing has the exclusive right to procure fuel and fuel transportation for the operation of the Minneapolis generating facility. Fuel procured by NRG Power Marketing is sold to Minneapolis upon delivery. For the year ended December 31, 2018, Minneapolis purchased approximately $7.8 million of natural gas from NRG Power Marketing.

  Elbow Creek Power Purchase Agreement

        In October 2015, Elbow Creek, one of our wholly-owned subsidiaries, entered into a Power Purchase Agreement with NRG Power Marketing for the sale of energy and environmental attributes with the effective date of November 1, 2015, and an expiration date of October 31, 2022. For the year ended December 31, 2018, Elbow Creek generated revenues of approximately $7.7 million from NRG.

ADDITIONAL EL SEGUNDO AGREEMENTS

        El Segundo Energy Center LLC (ESEC), one of our wholly-owned subsidiaries, entered into an Amended and Restated Easement Agreement, effective as of March 31, 2011, with El Segundo Power II LLC, a wholly-owned subsidiary of NRG, for a parcel of real property located in the city of El Segundo, California. The easement is for the construction, operation and maintenance of sewer lines, as well as for the construction, operations and maintenance of right of way and facilities for lay down and staging areas for the project. The term of the agreement is over the life of the project. Under the agreement, ESEC is required to pay an annual fee, subject to adjustment. For the year ended December 31, 2018, ESEC paid approximately $289,000 under this agreement.

        ESEC has entered into an Amended and Restated Ground Lease and Easement Agreement, effective as of March 31, 2011, with El Segundo Power, LLC, a wholly-owned subsidiary of NRG, for a parcel of real property in the city of El Segundo, California. The non-exclusive easements are for the construction, operation and maintenance of support infrastructure for the project. The initial term of the agreement is over the construction of the project through the twentieth anniversary of the commercial operations date. Under the agreement, ESEC is required to pay rent monthly, subject to annual adjustment. For the year ended December 31, 2018, ESEC paid approximately $1.3 million under this agreement.

EPC AGREEMENT BY AND BETWEEN ECP AND NRG

        On October 31, 2016, NRG Business Services LLC, a subsidiary of NRG, and Energy Center Pittsburgh LLC (ECP), a wholly owned subsidiary of the Company, entered into an Engineering, Procurement and Construction Agreement (EPC Agreement) for the construction of a 73 MWt district energy system for ECP to provide 150 kpph of steam, 6,750 tons of chilled water and 7.5 MW of emergency backup electrical capacity to University of Pittsburgh Medical Center (UPMC) Mercy. The initial term of the energy services agreement with UPMC Mercy will be for a period of twenty years from the service commencement date. On June 19, 2018, upon reaching substantial completion, ECP purchased the UPMC Thermal Project assets from NRG Business Services LLC for cash consideration of $84 million, subject to working capital adjustments. The Company paid an additional $3 million to NRG upon final completion of the project in January 2019 pursuant to the EPC agreement.

CONSTRUCTION MANAGEMENT AGREEMENTS

        In connection with the Buckthorn Solar acquisition described above, the Company entered into Construction Management Agreements with subsidiaries of NRG relating to the construction of the Buckthorn Solar facility. For the year ended December 31, 2018, the Company paid approximately $9.1 million under these agreements.

FOURTH AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT OF CLEARWAY ENERGY LLC

        The following is a description of the material terms of Clearway Energy LLC's Fourth Amended and Restated Limited Liability Company Agreement (LLC Agreement). For the year ended December 31, 2018, Clearway Energy LLC made approximately $130 million in distributions to us, approximately $52 million in distributions to NRG (the holder of Class B and Class D units prior to the GIP Transaction) and $56 million to CEG (the holder of Class B and Class D units after the GIP Transaction).

  Governance

        We serve as the sole managing member of Clearway Energy LLC. As such, we and effectively our Board, control the business and affairs of Clearway Energy LLC and are responsible for the management of its business.

  Voting and Economic Rights of Members

        Clearway Energy LLC has four classes of Units: Class A units, Class B units, Class C units and Class D units. Class A units and Class C units may be issued only to us as the sole managing member, and Class B units and Class D units may be issued only to CEG and held by CEG or its permitted transferees. Units of each of the four classes have equivalent economic and other rights, except that upon issuance, each holder of a Class B unit will also be issued a share of our Class B common stock, and each holder of a Class D unit will also be issued a share of our Class D common stock. Each Class B unit is exchangeable for a share of our Class A common stock and each Class D unit is exchangeable for a share of our Class D common stock, in each case subject to equitable adjustments for stock splits, dividends and reclassifications in accordance with the terms of the Exchange Agreement (as described below).

        Net profits and net losses and distributions by Clearway Energy LLC are allocated and made to holders of units in accordance with the respective number of membership units of Clearway Energy LLC held. Generally, Clearway Energy LLC will make distributions to holders of units for the purpose of funding tax obligations in respect of income of Clearway Energy LLC that is allocated to the members of Clearway Energy LLC.

  Coordination with Clearway Energy LLC

        Any time we issue a share of Class A common stock or a share of our Class C common stock for cash, the net proceeds therefrom will promptly be transferred to Clearway Energy LLC, and Clearway Energy LLC will either:

  •
  transfer a newly issued Class A unit of Clearway Energy LLC to us in the case of the issuance of a share of Class A common stock, or a newly issued Class C unit of Clearway Energy LLC to us in the case of the issuance of a share of Class C common stock; or

  •
  use the net proceeds to purchase a Class B unit of Clearway Energy LLC from CEG in the case of the issuance of a share of Class A common stock, which Class B unit will automatically convert into a Class A unit of Clearway Energy LLC when transferred to us, or a Class D unit of Clearway Energy LLC from CEG in the case of the issuance of a share of Class C common stock, which Class D unit will automatically convert into a Class C unit of Clearway Energy LLC when transferred to us.

        If we elect to redeem any shares of our Class A common stock or Class C common stock for cash, Clearway Energy LLC will, immediately prior to such redemption, redeem an equal number of Class A units or Class C units, as applicable, held by us upon the same terms and for the same price, as the shares of Class A common stock so redeemed.

EXCHANGE AGREEMENT

        We entered into an Amended and Restated Exchange Agreement with NRG (Exchange Agreement), which was assigned to CEG upon the GIP Transaction. Under the Exchange Agreement, CEG (and certain permitted assignees and permitted transferees who acquire Class B units or Class D units of Clearway Energy LLC) may from time to time cause Clearway Energy LLC to exchange their Class B units for shares of our Class A common stock on a one-for-one basis, subject to adjustments for stock splits, stock dividends and reclassifications, or exchange their Class D units for shares of our

Class C common stock on a one-for-one basis, subject to equitable adjustments for stock splits, stock dividends and reclassifications.

        When CEG or its permitted transferee exchanges a Class B unit of Clearway Energy LLC for a share of our Class A common stock, we will automatically redeem and cancel a corresponding share of our Class B common stock and the Class B unit will automatically convert into a Class A unit when issued to us; similarly, when CEG or its permitted transferee exchanges a Class D unit of Clearway Energy LLC for a share of our Class C common stock, we will automatically redeem and cancel a corresponding share of our Class D common stock and the Class D unit will automatically convert into a Class C unit when issued to us. As result, when a holder exchanges its Class B units for shares of our Class A common stock, or its Class D units for shares of our Class C common stock, our interest in Clearway Energy LLC will be correspondingly increased.

REGISTRATION RIGHTS AGREEMENT

        We entered into an Amended and Restated Registration Rights Agreement with NRG (Registration Rights Agreement), which was assigned to CEG upon the GIP Transaction. Under the Registration Rights Agreement, CEG and its affiliates are entitled to demand registration rights, including the right to demand that a shelf registration statement be filed, and "piggyback" registration rights, for shares of our Class A common stock that are issuable upon exchange of Class B units of Clearway Energy LLC that CEG owns and shares of our Class C common stock that are issuable upon exchange of the Class D units of Clearway Energy LLC that CEG owns.

PROCEDURES FOR REVIEW, APPROVAL AND RATIFICATION OF RELATED PERSON TRANSACTIONS; CONFLICTS OF INTEREST

        Our Board has adopted a written Related Person Transaction Policy (Related Person Policy) that provides that the Corporate Governance, Conflicts and Nominating Committee will periodically review all related person transactions that are required to be disclosed under SEC rules and, when appropriate, initially authorize or ratify all such transactions. See "Governance of the Company—Corporate Governance, Conflicts and Nominating Committee."

        The Related Person Policy operates in conjunction with our Code of Conduct and is applicable to all "Related Person Transactions", which are all transactions, arrangements or relationships in which:

  •
  the aggregate amount involved will or may be expected to exceed $50,000 in any calendar year;

  •
  the Company is a participant; and

  •
  any Related Person (as that term is defined below) has or will have a direct or indirect interest.

        A "Related Person" is:

  •
  any person who is, or at any time during the applicable period was, a director of the Company or a nominee for director or an executive officer;

  •
  any person who is known to the Company to be the beneficial owner of more than 5% of any class of the Company's voting stock;

  •
  any immediate family member of any of the persons referenced in the preceding two bullets, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law of the director, nominee for director, executive officer or more than 5% beneficial owner of any class of the Company's voting stock, and any person (other than a tenant or employee) sharing the household of such director, nominee for director, executive officer or more than 5% beneficial owner of any class of the Company's voting stock; and

  •
  any firm, corporation or other entity in which any of the foregoing persons is a partner or principal or in a similar position or in which such person has a 10% or greater beneficial ownership interest.

        In determining whether to recommend the initial approval or ratification of a Related Person Transaction, the Corporate Governance, Conflicts and Nominating Committee considers all of the relevant facts and circumstances available, including (if applicable) but not limited to: (a) whether there is an appropriate business justification for the transaction; (b) the benefits that accrue to us as a result of the transaction; (c) the terms available to unrelated third parties entering into similar transactions; (d) the impact of the transaction on director independence (in the event the related person is a director, an immediate family member of a director or an entity in which a director or an immediate family member of a director is a partner, stockholder, member or executive officer); (e) the availability of other sources for comparable products or services; (f) whether it is a single transaction or a series of ongoing, related transactions; and (g) whether entering into the transaction would be consistent with the Related Person Transaction Policy.

        If the aggregate amount involved is expected to be less than $500,000, the transaction may be approved or ratified by the Chair of the Corporate Governance, Conflicts and Nominating Committee.

        As part of its review of each Related Person Transaction, the Corporate Governance, Conflicts and Nominating Committee will take into account, among other factors it deems appropriate, whether the transaction is on terms no less favorable than the terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the Related Person's interest in the transaction. This Related Person Policy also provides that certain transactions, based on their nature and/or monetary amount, are deemed to be pre-approved or ratified by the Corporate Governance, Conflicts and Nominating Committee and do not require separate approval or ratification.

        Transactions involving ongoing relationships with a Related Person will be reviewed and assessed at least annually by the Corporate Governance, Conflicts and Nominating Committee to ensure that such Related Person Transactions remain appropriate and in compliance with the Committee's guidelines.

        The Committee's activities with respect to the review and approval or ratification of all Related Person Transactions are reported periodically to the Board. Any transaction between us and any Related Person, including CEG, will be subject to the prior review and approval of our Corporate Governance, Conflicts and Nominating Committee.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION & ANALYSIS

EXECUTIVE SUMMARY

EXECUTIVE COMPENSATION PROGRAM

        Clearway is a publicly-traded energy infrastructure investor and owner of modern, sustainable and long-term contracted assets across North America. As a result of the GIP Transaction which closed on August 31, 2018, NRG no longer has a majority voting interest in the Company. Rather, GIP, through its portfolio company, CEG, holds all of our Class B common stock and Class D common stock and thus has the majority voting interest in the Company. Through the course of the year, in connection with the GIP Transaction, we expanded both our executive team as well as our employee base. This CD&A describes the philosophy, elements, implementation and results of our 2018 executive compensation program as it applies to this expanded executive team.

        Beginning with our first two employees, Messrs. Sotos and Plotkin in 2016, the Compensation Committee's objectives were to design a simple yet competitive program, which aligned with the interests of our stockholders. In late 2016, the Compensation Committee undertook a full review of our compensation practices to determine the appropriate combination of long-term and short-term compensation features to align pay with the Company's performance and total shareholder return (TSR). As a result, beginning in 2017, the Compensation Committee created a compensation program that is formulaic and performance-based, adding quantitative elements to our annual incentive plan and granting relative performance stock units (RPSUs) as the primary component of incentive compensation. The program was additionally improved to incorporate best practices in compensation design, while ensuring the program was tailored to our business needs and supportive of our compensation objectives.

        In 2018, the Compensation Committee did not modify the philosophy behind the compensation program; however, its application was broadened due to the hiring of new executives and employees. Thus, our compensation program in 2018 applied to Messrs. Sotos and Plotkin for the full year and Mr. Malcarney and Ms. Stillwell as of May 11, 2018 and August 31, 2018, respectively. NEO compensation was delivered through a mix of (i) base salary, (ii) an annual incentive bonus opportunity under the annual incentive plan (AIP) and (iii) long-term incentive compensation under our long-term incentive plan (LTIP) in the form of RPSUs that vest after three years, subject to certain performance criteria, and restricted stock units (RSUs) that vest over three years.

        At our 2018 Annual Meeting of Stockholders, we received 91% support for our say on pay proposal. We believe these results demonstrate our stockholders understand that our pay practices demonstrate our commitment to pay for performance and that our compensation plans are designed to recognize the performance of the Company.

KEY GOVERNANCE FEATURES OF OUR EXECUTIVE COMPENSATION PROGRAM

        Our compensation program and practices incorporate several key governance features as highlighted in the table below.

What We Do:	What We Don't Do:
• Pay for performance by delivering a substantial majority of our CEO's compensation through equity	• No excise tax gross-ups upon a change-in-control and no tax gross-ups on perquisites or benefits
• Beginning in 2017, the large majority of our equity compensation for Senior Vice Presidents and above is performance-based	• No pledging or hedging of the Company's stock by NEOs or directors
• Target our peer group median for total direct compensation	• No employment agreements for executive officers with the exception of our CEO
• Require a double trigger for the acceleration of equity upon a change-in-control	• No guaranteed bonus payments for our NEOs
• Prevent undue risk taking in our compensation practices and engage in robust risk monitoring	• No supplemental executive retirement plans
• Include clawback policies in our compensation plans	• No re-pricing of underwater stock options and no grants below 100% of fair market value
• Maintain robust stock ownership guidelines for our NEOs
• Provide market-level retirement benefits and limited perquisites
• Engage an independent compensation consultant to provide advice to the Compensation Committee with respect to our compensation plans
• Conduct an annual say on pay vote

BUSINESS STRATEGY AND COMPANY PERFORMANCE

        The Company's primary business strategy is to focus on the acquisition and ownership of assets with predictable, long-term cash flows in order that it may be able to increase the cash dividends paid to holders of the Company's Class A and Class C common stock over time without compromising the ongoing stability of the business. The Company's plan for executing this strategy includes the following key components: focusing on contracted renewable energy and conventional generation and thermal infrastructure assets; growing our business through acquisitions of contracted operating assets primarily in North America; and maintaining sound financial practices to grow our dividend.

        The execution of the Company's business strategy produced strong cash from operations and cash available from distribution (CAFD), as well as the following results in 2018:

  •
  Invested $94 million in new growth investments

  •
  Raised $754 million in new corporate level formation for growth investments and corporate liability management

  •
  Acquired approximately 234 MW from NRG for aggregate cash consideration of approximately $70 million through drop down transactions

  •
  Completed the GIP Transaction with less than $8 million in CAFD leakage

        Such results were taken into account by the Compensation Committee in making determinations with respect to the compensation for our NEOs under the 2018 compensation program.

EXECUTIVE COMPENSATION PROGRAM

2018 NAMED EXECUTIVE OFFICERS

        This CD&A describes our compensation program for our NEOs in 2018. For a portion of 2018, Mr. Sotos, our CEO, and Mr. Plotkin, our CFO, were the only officers compensated by the Company. On May 11, 2018, Mr. Malcarney was hired and named Senior Vice President, General Counsel and Corporate Secretary of the Company; and on August 31, 2018, Ms. Stillwell was hired and named Vice President and Chief Accounting Officer of the Company. The Company began compensating Mr. Malcarney and Ms. Stillwell upon their respective hire dates, and therefore they became NEOs from the date of their respective hires through the remainder of the year.

NEO	2018 Title
Christopher S. Sotos	President and Chief Executive Officer
Chad Plotkin	Senior Vice President and Chief Financial Officer
Kevin P. Malcarney	Senior Vice President, General Counsel and Corporate Secretary
Mary-Lee Stillwell	Vice President and Chief Accounting Officer

        Any other officers of the Company prior to August 31, 2018, other than Messrs. Sotos, Plotkin and Malcarney, were employed either by NRG or a subsidiary of NRG, and provided management and administration services to us in exchange for a management fee paid to NRG under the terms of the NRG Management Services Agreement, which ended on August 31, 2018 in connection with the closing of the GIP Transaction. Those officers were solely compensated by NRG for their services to NRG as employees of NRG. The NRG Management Services Agreement did not require our executive officers who were compensated by NRG to dedicate a specific amount of time to fulfilling NRG's obligations to us under the NRG Management Services Agreement. Such officers did not receive any compensation from the Company and we did not reimburse NRG for compensation related expenses attributable to such officer's time dedicated to providing services for us.

GOALS AND OBJECTIVES OF THE PROGRAM

        The Compensation Committee is responsible for the development and implementation of the Company's executive compensation program. The intent of the program is to reward the achievement of the Company's annual goals and objectives while supporting the Company's long-term business strategy. The Compensation Committee is committed to aligning executives' compensation with performance. Our Compensation Committee has designed an executive compensation program that:

  •
  closely aligns our executive compensation with stockholder value creation, avoiding plans that encourage executives to take excessive risk, while driving long-term value to stockholders;

  •
  supports the Company's long-term business strategy, while rewarding our executive team for their individual accomplishments with tailored individual executive compensation metrics and incentives; and

  •
  provides a competitive compensation opportunity while adhering to market standards for compensation.

        The Compensation Committee's objectives are achieved through the use of both short-term and long-term incentives. The Company currently targets pay at the median of our Compensation Peer Group (defined below), as described under "Elements of Compensation."

 THE COMPENSATION PROCESS

COMPENSATION CONSULTANT

        Pursuant to its charter, the Compensation Committee is authorized to engage, at the expense of the Company, a compensation consultant to provide independent advice, support, and expertise to assist the Compensation Committee in overseeing and reviewing our overall executive compensation strategy, structure, policies and programs, and to assess whether our compensation structure establishes appropriate incentives for management and other key employees. Pay Governance, the Compensation Committee's independent compensation consultant for fiscal year 2018, assisted with executive pay data and director compensation for 2018 and worked with the Compensation Committee to formulate the design of the executive and director compensation programs for 2018. Pay Governance reported directly to the Compensation Committee and provided no other remunerated services to the Company. Pay Governance does not provide services for any of our affiliates. In accordance with SEC rules and requirements, the Company has affirmatively determined that no conflicts of interest exist between the Company and Pay Governance (or any individuals working on the Company's account on behalf of Pay Governance).

COMPENSATION PEER GROUP ANALYSIS

        The Compensation Committee, with support from Pay Governance, identifies the most appropriate comparator group within relevant industries for purposes of benchmarking compensation. Following the hiring of the first NEOs in 2016, a review of potential compensation peer companies was conducted in 2017 with the assistance of Pay Governance. The Compensation Committee aims to compare our compensation program to a consistent peer group year-to-year but given the dynamic nature of our industry and the companies that constitute it, the Compensation Committee annually examines the list for opportunities for improvement. As a result of such annual review, the Compensation Committee identified a new peer group for compensation benchmarking purposes in 2018 (Compensation Peer Group).

        The Compensation Peer Group, comprised of similarly sized publicly-owned energy and utility companies, is identified below.

Company	Ticker	Company	Ticker
Atlantic Power Corporation	NYSE: AT	Northland Power Inc.	TSE: NPI
Boardwalk Pipeline Partners, LP(1)	N/A	Ormat Technologies, Inc.	NYSE: ORA
El Paso Electric Company	NYSE: EE	Pattern Energy Group Inc.	NASDAQ: PEGI
Genesis Energy, L.P.	NYSE: GEL	South Jersey Industries, Inc.	NYSE: SJI
Innergex Renewable Energy Inc.	TSE: INE

(1)
In July 2018, Boardwalk Pipeline Partners, LP became a privately held, wholly owned subsidiary of Loews Corporation and was delisted.

        For the purposes of determining appropriate CEO and CFO pay levels for 2018, the Compensation Committee reviewed CEO and CFO compensation from peers, where available and appropriate. To supplement this analysis, the Compensation Committee also reviewed appropriate third-party survey data.

 ELEMENTS OF COMPENSATION

        Our compensation program for our NEOs consists of fixed compensation (base salary), performance-based compensation (AIP bonus and RPSUs) and time-based compensation (RSUs). We use the median percentile of our Compensation Peer Group as a guidepost in establishing the targeted levels of total direct compensation (cash and equity) for our NEOs. We expect that, over time, targeted total direct compensation for our NEOs will continue to land near the median of our Compensation Peer Group. Realized pay in a given year depends on the achievement of defined performance-based compensation metrics. While a portion of our compensation is fixed, a significant percentage is at-risk and payable and/or realizable only if certain performance objectives are met.

BASE SALARY

        Base salary compensates NEOs for their level of experience and position responsibilities and for the continued expectation of superior performance. Recommendations on increases to base salary take into account, among other factors, the NEO's individual performance, the general contributions of the NEO to overall corporate performance, and the level of responsibility of the NEO with respect to his or her specific position. For 2018, the base salaries for Messrs. Sotos and Plotkin were not increased. The base salary for each NEO is set forth below:

Named Executive Officer	2018 Annualized Base Salary ($)	Percentage Increase Over 2017 (%)(1)	Actual 2018 Base Salary Earnings ($)
Christopher S. Sotos	500,000	0%	500,000
Chad Plotkin	350,000	0%	350,000
Kevin P. Malcarney(2)	300,000	N/A	180,000	(4)
Mary-Lee Stillwell(3)	295,000	N/A	86,231	(4)

(1)
As compared to the December 31, 2017 annualized base salary.

(2)
Mr. Malcarney was hired on May 11, 2018.

(3)
Ms. Stillwell was hired on August 31, 2018.

(4)
Pro-rated based on length of time employed by the Company.

ANNUAL INCENTIVE COMPENSATION

  Overview

        Annual incentive bonus compensation awards (AIP bonuses) are made under our AIP. AIP bonuses are short-term compensation designed to compensate NEOs for meeting annual Company and individual goals, both financial and non-financial. The AIP bonus opportunity is defined as a percentage of each NEO's annual base salary. AIP bonuses are subject to the following requirements:

  •
  A threshold CAFD performance metric (AIP Gate) is established for each plan year at a level the Compensation Committee believes is appropriate for a minimally acceptable level of financial performance. For 2018, the AIP Gate was $242 million.

  •
  Beyond serving as a "gate" to any payout, CAFD is also a distinct portion of our annual incentive framework. The Compensation Committee establishes threshold, target, and maximum levels of achievement for the CAFD goal, with the target set to be challenging but achievable.

    For 2018, the CAFD goals and the achieved level are set forth in the chart below. The Company achieved CAFD of approximately $289 million, surpassing the AIP Gate and the CAFD target.

CAFD Threshold	CAFD Target	CAFD Maximum	CAFD Actual
$242 million	$280 million	$318 million	$289 million
  •
  Achievement of "key financial milestones" performance metrics are also established as a defined annual incentive category. The Compensation Committee establishes threshold, target, and maximum levels of performance for this category based on the number of milestones achieved. For 2018, threshold performance required the achievement of three out of eight key financial milestones, target performance required the achievement of five out of eight key financial milestones, and maximum performance required the achievement of seven out of eight key financial milestones. Each of the key financial milestones is set forth in the chart below. Threshold was surpassed with the achievement of four out of eight key milestones in 2018.

KEY FINANCIAL MILESTONE	ACHIEVEMENT REQUIRED	STATUS
Credit Rating	Rating of BB/Ba2 or better from S&P or Moody's	Achieved
Capital Deployment	Funding of accretive projects with at least $470 million of capital deployed, closed or committed by December 31, 2018	Achieved
Capital Deployment II	Higher level funding of accretive projects with additional capital deployed, closed or committed by December 31, 2018	Not Achieved
Dividend Growth 2018	Provide guidance on the Company's November 2018 earnings call that demonstrates a predetermined percentage of growth, on an annualized basis, in 2018 at a payout ratio (Dividend/CAFD) set in advance	Not Achieved
Dividend Per Share Growth	Ensure achievable dividend target for 2019 with an increase in the per share dividend, on an annualized basis, in 2018 at a payout ratio set in advance	Not Achieved
Refinance 2019 Convertible Bond	Refinance 2019 Convertible Bond	Achieved
Refinance Revolver	Refinance Revolver with increased maturity beyond 2022	Achieved
Reignite Third Party Acquisitions	Total capital deployment measure	Not Achieved
  •
  Achievement of "key transaction milestones" performance metrics are also established as a defined annual incentive category. The Compensation Committee establishes threshold, target, and maximum levels of performance for this category based on the number of milestones achieved. For 2018, threshold performance required the achievement of one out of four key transaction milestones, target performance required the achievement of two out of four key transaction milestones, and maximum performance required the achievement of three out of four key transaction milestones. Each of the key transaction milestones is set forth in the chart below. Maximum performance was reached with the achievement of three out of four key transaction milestones in 2018.

KEY TRANSACTION MILESTONE	ACHIEVEMENT REQUIRED	STATUS
CAFD Leakage	CAFD leakage number is $8 million or less	Achieved
Employee Roster	Six of six CEO direct reports hired and four of six CFO direct reports hired by end of 2018	Achieved
Estimated costs of Master Services Agreement with CEG and incremental costs after closing	The sum of the Master Services Agreement with CEG and the incremental direct costs at the Company beyond its cost structure prior to closing	Not Achieved
Safety	Top quartile performance	Achieved
  •
  Individual performance metrics are measured on a discretionary basis based on the Compensation Committee's assessment of the successful execution of the Company's business strategy. In 2018, the Compensation Committee considered the performance of the NEOs in surpassing both the CAFD and key transaction milestone targets, as well as the overall performance of the Company. The Compensation Committee determined that individual performance for the NEOs was achieved at target.

        The Compensation Committee establishes the AIP performance metrics and goals for the NEOs after reviewing the Company's business strategy and other matters. The Compensation Committee retains sole discretion under the AIP to reduce the amount of or eliminate any AIP bonuses that are otherwise payable under the AIP.

  Annual Incentive Bonus Opportunity

        The threshold, target and maximum AIP bonus opportunities for NEOs for 2018, expressed as a percentage of base salary, were:

Named Executive Officer	Gate Not Met (%)	Threshold (%)(1)	Target (%)(1)	Maximum (%)	Target Amount ($)
Christopher S. Sotos	0	50	100	200	500,000
Chad Plotkin	0	25	50	100	175,000
Kevin Malcarney	0	20	40	80	120,000
Mary-Lee Stillwell	0	20	40	80	118,000

(1)
This assumes that the CAFD performance metric and all other quantitative and qualitative goals, including the key milestones, are achieved at threshold or target levels, respectively.

  2018 AIP Bonus Performance Criteria

        The AIP bonus performance criteria applicable to all NEOs are based upon our 2018 corporate business strategy and individual performance, which includes the GIP Transaction. The table below sets forth the 2018 AIP performance criteria and weightings applicable to all NEOs, assuming the achievement of each goal at target.

Goal	Weight
CAFD(1)	20%
Key Financial Milestones	27.5%
Key Transaction Milestones	27.5%
Individual Performance	25%
Overall Funding	100%

(1)
CAFD is adjusted earnings before interest, taxes, depreciation and amortization (Adjusted EBITDA) plus cash distributions/return of investment from unconsolidated affiliates, cash receipts from notes receivable, cash distributions from noncontrolling interests, less cash distributions to noncontrolling interests, maintenance capital expenditures, pro-rata Adjusted EBITDA from unconsolidated affiliates, cash interest paid, income taxes paid, principal amortization of indebtedness, Walnut Creek investment payments, and changes in prepaid and accrued capacity payments.

  2018 Annual Incentive Bonuses

        As noted above, with respect to AIP bonuses for 2018, the AIP Gate was $242 million, the CAFD target was $280 million, the key financial milestone target was achievement of five out of eight key financial milestones, and the key transaction milestone target was achievement of two out of four key transaction milestones.

        For 2018, the AIP Gate was surpassed, CAFD was above target at approximately $289 million, four out of eight key financial milestones were achieved, and three out of four key transaction milestones were achieved. Due to the achievement of the CAFD metrics above target and key transaction milestones at maximum, our NEOs received AIP bonuses at levels above target. If performance falls between target and maximum, as was the case for the CAFD, the bonus opportunity is interpolated to reflect achievement above target levels. If performance falls between threshold and target, as was the case for the key financial milestones, the bonus opportunity is interpolated to reflect achievement below target levels. As a result, the CAFD metric, the key financial milestone, and the key transaction milestone metrics were respectively weighted at 124%, 75% and 200% of target. Individual performance, which is measured on a discretionary basis, was achieved at target and weighted at 100% of target. As a result, our NEOs received an aggregate payout of AIP bonuses at 125% of target.

        The annual incentive bonuses paid to NEOs for 2018 were:

Named Executive Officer	Percentage of Annual Base Salary (%)	Percent of Target Achieved (%)	Annual Incentive Payment ($)
Christopher S. Sotos	125	125	626,809
Chad Plotkin	63	125	219,383
Kevin P. Malcarney	50	125	96,855	(1)
Mary-Lee Stillwell	50	125	49,849	(1)

(1)
Pro-rated based on length of time employed by the Company.

LONG-TERM INCENTIVE COMPENSATION

        We believe that equity awards directly align our NEOs' interests with those of our stockholders. In 2018, the Compensation Committee granted our CEO and CFO a combination of performance-based equity awards directly linked to long-term stockholder value creation and retentive equity awards. To enhance our compensation program's focus on Company performance, the large majority of these long-term incentive awards (67%) were delivered using RPSUs. Although a critical component of our long-term design due to the retention aspects of the award, RSUs comprised only 33% of each of the CEO and CFO's grant date award opportunity. We believe that our AIP appropriately focuses our NEOs on shorter-term (one-year) financial metrics while our LTIP emphasizes long-term stockholder value creation (i.e. three-year TSR outperformance). For 2018, Mr. Sotos' target LTIP award was 250% of his base salary, and Mr. Plotkin's target LTIP award was 100% of his base salary. The NEOs hired in 2018, Mr. Malcarney and Ms. Stillwell, received RSU awards under our LTIP representing the value of NRG equity awards they forfeited upon their termination of employment with NRG. The mix of long-term incentive compensation applied to the CEO and the CFO for 2018 was applied to all NEOs, except Ms. Stillwell, for 2019.

  Relative Performance Stock Units

        Each RPSU represents the potential to receive one share of Class C common stock based on the Company's TSR performance ranked against the TSR performance of a comparator group of similar companies (the Performance Peer Group) after the completion of a three-year performance period. Relative measures are designed to normalize for externalities, ensuring the program appropriately reflects management's impact on the Company's TSR by including peer companies that the Compensation Committee believes are similarly impacted by market conditions.

        The payout of shares of Class C common stock at the end of the three-year performance period is based on the Company's TSR performance percentile rank compared with the TSR performance of the Performance Peer Group. To ensure a rigorous program design, the target-level payout (100% of shares granted) requires the Company to perform at the 50th percentile. To induce management to achieve greater than target-level performance in a down market, in the event that the Company's TSR performance declines by more than 20% over the performance period, the target-level payout (100% of shares granted) will require an even greater achievement of a 60th percentile performance. The Compensation Committee believes that this increased performance requirement addresses the concern that a disproportionate award may be paid in the event that our relative performance is high, but absolute performance is low.

        In the event relative performance is below the 25th percentile, the award is forfeited. In the event relative performance is between the 25th percentile and the 50th percentile (or the 60th percentile if our TSR performance declines by more than 20% over the performance period), payouts will be based on an interpolated calculation. In the event relative performance reaches the 50th percentile (or the 60th percentile as described above), 100% of the award will be paid. In the event relative performance is between the 50th percentile (or the 60th percentile as described above) and the 75th percentile, payouts will be based on an interpolated calculation. In the event that relative performance is at or above the 75th percentile, a maximum payout of 150% of the target will be paid. The maximum payout was changed in 2018 to 150% from 200% in 2017 because the Compensation Committee believed that it was in the best interest of the Company and its stockholders to curtail any form of excessive payment and that reducing the payout was appropriate and would not hinder its ability to compensate the executive officers.

        The table below illustrates the design of our RPSUs in 2018.

Performance Targets	Performance Requirement		Payout Opportunity

Maximum	75th percentile or above		150%

Target	Standard Target: 50th percentile	Modified Target: 60th percentile (less than –20% absolute TSR)	100%

Threshold	25th percentile		25%

Below Threshold	Below 25th percentile		0%

  Restricted Stock Units

        Each RSU represents the right to receive one share of our Class C common stock after the completion of the vesting period. The RSUs granted to the CEO and CFO in 2018 vest ratably, meaning that one-third of the award vests each year on the anniversary of the grant date, over a three-year period. The RSUs granted to Mr. Malcarney and Ms. Stillwell in 2018 will vest over a period of approximately two and a half years.

  Dividend Equivalent Rights

        In connection with awards of both RPSUs and RSUs, each NEO also receives DERs, which accrue with respect to the award to which they relate. Accrued DERs are paid at the same time that the shares of Class C common stock underlying each award are delivered to the NEO and are forfeited if the underlying shares are forfeited.

CLAWBACKS

        The Company has a "clawback" policy with regard to awards made under the AIP and LTIP in the case of a material financial restatement, including a restatement resulting from employee misconduct, or in the case of fraud, embezzlement or other serious misconduct that is materially detrimental to the Company. The Compensation Committee retains discretion regarding application of the policy. The policy is incremental to other remedies that are available to the Company. In addition to our "clawback" policy, if the Company is required to restate its earnings as a result of noncompliance with a financial reporting requirement due to misconduct, under the Sarbanes-Oxley Act of 2002 (SOX), the CEO and the CFO would also be subject to a "clawback," as required by SOX.

BENEFITS

        All of our NEOs participate in the same retirement, life insurance, health and welfare plans. To generally support more complicated financial planning and estate planning matters, NEOs are eligible for reimbursement of annual tax return preparation, tax advice, financial planning and estate planning expenses. Mr. Sotos is eligible for a maximum reimbursement of $12,000 per year and the remaining NEOs are eligible for a maximum reimbursement of $3,000 per year.

POTENTIAL SEVERANCE AND CHANGE-IN-CONTROL BENEFITS

        Mr. Sotos, pursuant to his employment agreement, and the remaining NEOs, pursuant to the Company's Executive Change-in-Control and General Severance Plan for Tier IA and Tier IIA Executives (CIC Plan) as well as pursuant to the Compensation Committee's discretion under the Annual Incentive Plan for Corporate Officers, are entitled to severance payments and benefits in the event of termination of employment under certain circumstances, including following a change-in-control.

        Change-in-control agreements are considered market practice among publicly-held companies. Most often, these agreements are utilized to encourage executives to remain with the company during periods of extreme job uncertainty and to ensure that any potential transaction is thoroughly evaluated. In order to enable a smooth transition during an interim period, change-in-control agreements provide a defined level of security for the executive and the company, enabling a more seamless implementation of a particular acquisition or an asset sale or purchase, and subsequent integration.

        For a more detailed discussion, including the quantification of potential payments, please see the section entitled "Severance and Change-in-Control" following the executive compensation tables below.

OTHER MATTERS

STOCK OWNERSHIP GUIDELINES

        The Compensation Committee and the Board require the CEO to hold Company stock with a value equal to 4.0 times his base salary until his separation from the Company. Senior Vice Presidents are required to hold Company stock with a value equal to 2.0 times their base salary until their separation from the Company. The Chief Accounting Officer is required to hold Company stock with a value of 1.5 times her base salary until her separation from the Company. Personal holdings and vested awards count towards the ownership multiple. Although NEOs are not required to make purchases of our common stock to meet their target ownership multiple, NEOs are restricted from divesting any securities until such ownership multiples are attained, except in the event of hardship or to make a required tax payment, and they must maintain their ownership multiple after any such transactions. Once met, they must maintain their ownership multiple during their service. The current target stock ownership for NEOs as of March 1, 2019 is shown below. Mr. Sotos and Mr. Plotkin became subject to the stock ownership guidelines upon becoming NEOs in 2016. In addition, Mr. Malcarney and Ms. Stillwell became subject to the stock ownership guidelines upon becoming NEOs in 2018. As such, all of the NEOs continue to work towards meeting the required ownership multiple.

Named Executive Officer	Target Ownership Multiple	Actual Ownership Multiple
Christopher S. Sotos	4.0x	3.3x
Chad Plotkin	2.0x	1.1x
Kevin P. Malcarney	2.0x	1.0x
Mary-Lee Stillwell	1.5x	0.8x

TAX AND ACCOUNTING CONSIDERATIONS

        Section 162(m) of the Internal Revenue Code (Code) precludes us, as a public company, from taking a tax deduction for individual compensation to any NEO who is a "covered employee" in excess of $1 million, subject to certain exemptions. Prior to 2018, the exemptions included an exclusion of performance-based compensation within the meaning of Section 162(m). The Tax Cuts and Jobs Act, enacted in December 2017, however, amended Section 162(m) and eliminated the exclusion of performance-based compensation from the $1 million limit, subject to certain new exemptions for performance-based compensation that is "grandfathered" compensation within the meaning of amended Section 162(m). The Compensation Committee believes tax deductibility of compensation is an important consideration and, for 2018, the Compensation Committee considered the implications of legislative changes to Section 162(m) and the possible effect of exemptions for grandfathered plans. However, the Compensation Committee also believes that it is important to retain flexibility in designing compensation programs, and as a result, has not adopted a policy that any particular amount of compensation must be deductible to the Company under Section 162(m).

        The Compensation Committee also takes into account tax consequences to NEOs in designing the various elements of our compensation program, such as designing the terms of awards to defer immediate income recognition in accordance with Section 409A of the Code. The Compensation Committee remains informed of, and takes into account, the accounting implications of its compensation programs. However, the Compensation Committee approves programs based on their total alignment with our strategy and long-term goals.

COMPENSATION TABLES

Summary Compensation Table
Fiscal Year Ended December 31, 2018

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)	Stock Awards ($)(2)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)(3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(4)	Total ($)
Christopher S. Sotos(5)	2018	500,000	—	1,250,021	—	626,809	—	21,350	2,398,180
President and Chief	2017	500,000	—	1,250,008	—	685,000	—	22,750	2,457,758
Executive Officer	2016	309,615	—	1,425,012	—	493,151	—	5,543	2,233,321
Chad Plotkin(6)	2018	350,000	—	350,019	—	219,383	—	22,602	942,004
Senior Vice President	2017	350,000	—	350,007	—	239,750	—	24,248	964,005
and Chief Financial	2016	40,385	—	270,448	—	39,555	—	—	350,388
Officer
Kevin P. Malcarney(7)	2018	180,000	—	589,868	—	96,855	—	500	867,223
Senior Vice President,	2017	—	—	—	—	—	—	—	—
General Counsel and	2016	—	—	—	—	—	—	—	—
Corporate Secretary
Mary-Lee Stillwell(8)	2018	86,231	—	556,336	—	49,849	—	—	692,416
Chief Accounting	2017	—	—	—	—	—	—	—	—
Officer	2016	—	—	—	—	—	—	—	—

(1)
Reflects base salary earnings, on a pro-rated basis as applicable.

(2)
Reflects the grant date fair value determined in accordance with the Financial Accounting Standards Board Accounting Standards Codification Topic 718, Comparison—Stock Compensation. The Company uses the Company's Class C common stock price on the date of grant as the fair value of the Company's RSUs. The fair value of RPSUs is estimated on the date of grant using a Monte Carlo simulation model. For performance-based RPSUs granted in 2018, if the maximum level of performance is achieved, the fair value will be approximately $1,256,278 for Mr. Sotos and $351,767 for Mr. Plotkin.

(3)
The amounts shown in this column represent the annual incentive bonuses paid to the NEOs. Further information regarding the annual incentive bonuses is included in the "2018 Annual Incentive Bonuses" section of this CD&A.

(4)
The amounts provided in the All Other Compensation column represent the additional benefits payable by the Company and include insurance benefits; the employer match under the Company's 401(k) plan; financial counseling services up to $12,000 per year for Mr. Sotos and up to $3,000 per year for all other NEOs, not including the financial advisor's travel or out-of-pocket expenses; and the amounts payable under the Company's all-employee discretionary contribution to the 401(k) plan. The following table identifies the additional compensation for each NEO.

Name	Year	Life and Disability Insurance Reimbursement ($)	Financial Advisor Services ($)	401(k) Employer Matching Contribution ($)	401(k) Discretionary Contribution ($)	Legal Services ($)	Total ($)
Christopher S. Sotos	2018	—	2,250	11,000	8,100	—	21,350
	2017	4,000	—	10,800	7,950	—	22,750
	2016	—	—	—	—	5,543	5,543
Chad Plotkin	2018	—	3,000	11,502	8,100	—	22,602
	2017	3,000	3,000	10,298	7,950	—	24,248
	2016	—	—	—	—	—	—
Kevin P. Malcarney	2018	—	500	—	—	—	500
	2017	—	—	—	—	—	—
	2016	—	—	—	—	—	—
Mary-Lee Stillwell	2018	—	—	—	—	—	—
	2017	—	—	—	—	—	—
	2016	—	—	—	—	—	—
(5)
Mr. Sotos was appointed as President and Chief Executive Officer on May 6, 2016.

(6)
Mr. Plotkin was appointed as Senior Vice President and Chief Financial Officer on November 7, 2016.

(7)
Mr. Malcarney was appointed as Senior Vice President, General Counsel & Corporate Secretary on May 11, 2018.

(8)
Ms. Stillwell was appointed as Chief Accounting Officer on August 31, 2018.

 Grants of Plan-Based Awards
Fiscal Year Ended December 31, 2018

				Estimated Possible Payouts Under Non-Equity Incentive Plan Awards									All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock and Option Awards ($)(4)
										Estimated Future Payouts Under Equity Incentive Plan Awards
Name	Award Type	Grant Date	Approval Date	Threshold ($)(1)		Target ($)(2)		Maximum ($)(3)		Threshold (#)	Target (#)	Maximum (#)
Christopher S. Sotos	AIP	—	—	250,000		500,000		1,000,000		—	—	—	—	—
	RPSU	1/2/2018	12/5/2017	—		—		—		9,900	39,599	59,399	—	837,519
	RSU	1/2/2018	12/5/2017	—		—		—		—	—	—	21,263	412,502
Chad Plotkin	AIP	—	—	87,500		175,000		350,000		—	—	—	—	—
	RPSU	1/2/2018	12/5/2017	—		—		—		2,772	11,088	16,632	—	234,511
	RSU	1/2/2018	12/5/2017	—		—		—		—	—	—	5,954	115,508
Kevin P. Malcarney	AIP	—	—	38,630	(5)	77,260	(5)	154,520	(5)	—	—	—	—	—
	RPSU	—	—	—		—		—		—	—	—	—	—
	RSU	5/11/2018	4/24/2018	—		—		—		—	—	—	33,232	589,868
Mary-Lee Stillwell	AIP	—	—	19,882	(5)	39,764	(5)	79,528	(5)	—	—	—	—	—
	RPSU	—	—	—		—		—		—	—	—	—	—
	RSU	8/31/2018	8/27/2018	—		—		—		—	—	—	28,027	556,336

(1)
Threshold non-equity incentive plan awards include annual incentive plan threshold payments, as presented in the CD&A.

(2)
Target non-equity incentive plan awards include annual incentive plan target payments, as presented in the CD&A.

(3)
Maximum non-equity incentive plan awards include annual incentive plan maximum payments, as presented in the CD&A.

(4)
Reflects the grant date fair value determined in accordance with the Financial Accounting Standards Board Accounting Standards Codification Topic 718, Comparison—Stock Compensation. The Company uses the Class C common stock price on the date of grant as the fair value of the Company's RSUs. The fair value of RPSUs is estimated on the date of grant using a Monte Carlo simulation model.

(5)
These amounts are pro-rated based on length of time employed by the Company.

Outstanding Equity Awards at Fiscal Year End
Fiscal Year Ended December 31, 2018

	Option Awards				Stock Awards
							Equity Incentive Plan Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)	Market Value of Shares or Units of Stock that Have Not Vested ($)	Number of Unearned Shares that Have Not Vested (#)	Market Value of Unearned Shares that Have Not Vested ($)(1)
Christopher S. Sotos	—	—	—	—	105,347(2)	1,817,236	78,974(3)	1,362,302
Chad Plotkin	—	—	—	—	15,088(4)	260,268	22,113(5)	381,449
Kevin P. Malcarney	—	—	—	—	33,232(6)	573,252	—	—
Mary-Lee Stillwell	—	—	—	—	28,027(7)	483,466	—	—

(1)
Assumes achievement at target award level for 2017 and 2018 RPSU awards as discussed in the CD&A.

(2)
This amount represents 7,080 RSUs that vested on January 2, 2019, 8,749 RSUs that vested on January 3, 2019, 66,559 RSUs that vested on January 4, 2019, 7,081 RSUs that will vest on January 2, 2020, 8,776 RSUs that will vest on January 3, 2020, and 7,102 RSUs that will vest on January 2, 2021.

(3)
This amount represents 39,375 RPSUs that will vest on January 3, 2020 and 39,599 that will vest on January 2, 2021.

(4)
This amount represents 1,982 RSUs that vested on January 2, 2019, 2,450 RSUs that vested on January 3, 2019, 4,226 RSUs that vested on January 4, 2019, 1,983 RSUs that will vest on January 2, 2020, and 2,458 RSUs that will vest on January 3, 2020, and 1,989 RSUs that will vest on January 2, 2021.

(5)
This amount represents 11,025 RPSUs that will vest on January 3, 2020 and 11,088 that will vest on January 2, 2021.

(6)
This amount represents 18,942 RSUs that vested on January 4, 2019, 10,967 RSUs that will vest on January 3, 2020, and 3,323 RSUs that will vest on January 2, 2021.

(7)
This amount represents 15,975 RSUs that vested on January 4, 2019, 9,249 RSUs that will vest on January 3, 2020, and 2,803 RSUs that will vest on January 2, 2021.

 Option Exercises and Stock Vested
Fiscal Year Ended December 31, 2018

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)
Christopher S. Sotos	—	—	18,940(2)	365,587(3)
Chad Plotkin	—	—	8,618(4)	163,685(5)
Kevin P. Malcarney	—	—	—	—
Mary-Lee Stillwell	—	—	—	—

(1)
Includes shares and DERs that vested pursuant to underlying awards and converted to Class C common stock in 2018.

(2)
Represents 8,821 RSUs and 832 DERs that vested on January 2, 2018 pursuant to the stock compensation award granted on August 8, 2016. Represents 8,749 RSUs and 538 DERs that vested on January 3, 2018 pursuant to the stock compensation award granted on January 3, 2017.

(3)
The values are based on January 2, 2018 Class C common stock closing share price of $19.40 for awards and DERs that vested on January 2, 2018. The values are based on January 3, 2018 Class C common stock closing share price of $19.20 for awards and DERs that vested on January 3, 2018.

(4)
Represents 2,449 RSUs and 150 DERs that vested on January 3, 2018 pursuant to the stock compensation award granted on January 3, 2017. Represents 5,578 RSUs and 441 DERs that vested on January 4, 2018 pursuant to the stock compensation award granted on November 7, 2016.

(5)
The values are based on January 3, 2018 Class C common stock closing share price of $19.20 for awards and DERs that vested on January 3, 2018. The values are based on January 4, 2018 Class C common stock closing share price of $18.90 for awards and DERs that vested on January 4, 2018.

 EMPLOYMENT AGREEMENTS

        The Company has not entered into employment agreements with any officers other than Mr. Sotos.

        On August 8, 2016, the Company entered into an employment agreement with Mr. Sotos pursuant to which Mr. Sotos serves as the Company's President and CEO for the term that began on May 6, 2016 (Effective Date) and ending on the date that his employment is terminated by either party. The employment agreement entitled Mr. Sotos to an annual base salary of $500,000 for the period beginning on the Effective Date and ended on December 31, 2016. For each annual period thereafter, our Board determines whether to increase Mr. Sotos' annual base salary. The employment agreement provides that, beginning with the 2016 fiscal year, Mr. Sotos is eligible to receive an annual bonus at a target amount equal to 100% of base salary (Annual Bonus), based on achievement of criteria determined by the Board with input from Mr. Sotos. The maximum award opportunity each year is 200% of the target amount. The employment agreement further provides that Mr. Sotos is eligible to participate in the LTIP, on such terms as are set forth in the plan. Mr. Sotos' target LTIP award for the 2018 fiscal year was 250% of base salary.

        In addition to the compensation and benefits described above, as well as paid vacation and director and officer liability insurance, the employment agreement provides that Mr. Sotos will receive the following:

  •
  Reimbursement for annual tax return preparation expenses and tax advice and financial planning, up to a maximum of $12,000 per year;

  •
  Eligibility to participate in the Company's retirement plans, health and welfare plans, and disability insurance plans under the same terms, and to the same extent, as other senior management of the Company;

  •
  Reimbursement for the costs of litigation or other disputes incurred in asserting any claims under the employment agreement, unless the court finds in favor of the Company; and

  •
  Reimbursement for legal fees and expenses incurred in connection with negotiating the employment agreement and other agreements referenced therein, up to a maximum of $6,000, which reimbursement was completed in 2016.

        The employment agreement also entitles him to certain severance payments and benefits in the event his employment terminates under certain circumstances. These severance payments and benefits are described and quantified under the section "Severance and Change-in-Control" below. In addition, under the employment agreement, the Company has agreed to indemnify Mr. Sotos against any claims arising as a result of his position with the Company to the maximum extent permitted by law.

        The employment agreement includes non-competition and non-solicitation restrictions on Mr. Sotos during the term of his employment and for one year after his termination of employment. The employment agreement also includes confidentiality, indemnification obligations and intellectual property restrictions and an obligation for Mr. Sotos to cooperate with the Company in the event of any internal, administrative, regulatory, or judicial proceeding. The provisions of the employment agreement may only be waived with the written consent of the Company and Mr. Sotos.

 SEVERANCE AND CHANGE-IN-CONTROL

        Mr. Sotos, pursuant to his employment agreement, and the NEOs, pursuant to the CIC Plan, are entitled to certain severance payments and benefits in the event of termination of employment under certain circumstances, including following a change-in-control.

MR. SOTOS' BENEFITS

        If Mr. Sotos' employment is involuntarily terminated by the Company without cause or if he terminates his employment for good reason, subject to Mr. Sotos executing a release of claims, the Company agrees to provide Mr. Sotos with the following severance benefits:

  •
  A lump sum payment equal to no less than one and a half times Mr. Sotos' annual base salary in effect at the time of the Effective Date;

  •
  The target bonus opportunity for the Annual Bonus for the year of termination, paid 45 days after termination, which amount will be pro-rated based on the number of days during the year that he was employed by the Company;

  •
  Any unpaid bonus amount for the prior fiscal year to the extent not paid prior to the termination date; and

  •
  Reimbursement of COBRA premiums for 18 months after the date of termination, except that such coverage will be discontinued if Mr. Sotos becomes eligible for medical benefits from a subsequent employer or otherwise.

        If Mr. Sotos' employment is involuntarily terminated by the Company without cause or if he terminates his employment for good reason within the six months immediately prior to, or the 12 months immediately following, a change-in-control of the Company, in lieu of the severance benefits set forth above, the Company will provide Mr. Sotos with the following severance benefits:

  •
  A lump sum payment of no less than three times the sum of (a) Mr. Sotos' base salary in effect at the Effective Date and (b) Mr. Sotos' target Annual Bonus for the year of termination;

  •
  A lump sum payment equal to the target bonus opportunity under the then-current bonus plan, which amount will be pro-rated based on the number of days during the year that he was employed by the Company;

  •
  Any unpaid bonus amount for the prior fiscal year to the extent not paid prior to the termination date; and

  •
  Reimbursement of COBRA premiums for 18 months after the date of termination, except that such coverage will be discontinued if Mr. Sotos becomes eligible for medical benefits from a subsequent employer or otherwise.

        If Mr. Sotos' employment is terminated as a result of his death or disability, the Company agrees to pay him an amount equal to the target Annual Bonus for the year of termination, which amount will be pro-rated based on the number of days during the year that Mr. Sotos' was employed by the Company. In addition, the Company will pay Mr. Sotos any unpaid bonus amount for the prior fiscal year to the extent not paid prior to the termination date.

        If an excise tax under Section 4999 of the Code would be triggered by any payments under Mr. Sotos' employment agreement or otherwise upon a change-in-control, the Company will reduce such payments so that no amounts are subject to Section 4999 of the Code, if such reduction would cause the amount to be retained by Mr. Sotos to be greater than if Mr. Sotos were required to pay such excise tax.

NEO BENEFITS

        Under the CIC Plan, NEOs are entitled to the better of a change-in-control benefit, which shall be limited to $1 less than the amount subject to the excise tax under Section 4999 of the Code, or the full payment that is subject to the excise tax (which is then payable by him or her). In the event of involuntary termination without cause, NEOs are entitled to a general severance benefit equal to 1.5 times base salary payable in a lump sum amount and reimbursement for COBRA benefits continuation cost for a period of 18 months under the CIC Plan.

        The CIC Plan also provides a change-in-control benefit in the event that, within six months prior to, as well as 12 months following, a change-in-control, an NEO's employment is either involuntarily terminated by the Company without cause or voluntarily terminated by such NEO for good reason. Mr. Plotkin's change-in-control benefit consists of an amount equal to 2.99 times the sum of his base salary plus the annual target incentive for the year of termination, payable in a lump sum amount. The change-in-control benefit for NEOs other than Mr. Plotkin consists of an amount equal to 2.0 times the sum of their base salary plus the annual target incentive for the year of termination, payable in a lump sum amount. All NEOs are also eligible for an amount equal to their target bonus for the year of termination, prorated for the number of days during the performance period that the NEO was employed by the Company and reimbursement for COBRA benefits continuation cost for a period of 18 months.

        As a condition of receiving severance or change-in-control benefits, NEOs must execute a release of claims and acknowledge the restrictive covenants in the CIC Plan. Such restrictive covenants include non-competition, non-solicitation and non-disparagement covenants applicable for one year after termination, confidentiality and intellectual property obligations.

        Effective January 1, 2019, the AIP was amended to include designated officers as participants, granting NEOs eligibility for a target bonus payment for the year of a severance termination, prorated for the number of days during the performance period that the NEO was employed. The Compensation Committee also approved the eligibility of NEOs to receive a prorated AIP bonus payment prior to 2019 under the Annual Incentive Plan for Corporate Officers.

DEFINITION OF CHANGE-IN-CONTROL

        In general, under Mr. Sotos' employment agreement and the CIC Plan, a "change-in-control" occurs in the event: (a) any person or entity other than NRG, or CEG as of the GIP Transaction, becomes the direct or indirect beneficial owner of 50% or more of the Company's voting stock or obtains the power to, directly or indirectly, vote or cause to be voted 50% or more of the Company's capital stock entitled to vote in the election of directors, including by contract or through proxy, (b) directors serving on the Board as of a specified date cease to constitute at least a majority of the Board unless such directors are approved by a vote of at least two-thirds (2/3) of the incumbent directors, provided that a person whose assumption of office is in connection with an actual or threatened election contest or actual or threatened solicitation of proxies including by reason of agreement intended to avoid or settle such contest shall not be considered to be an incumbent director, (c) any reorganization, merger, consolidation, sale of all or substantially all of the assets of the Company or other transaction is consummated and the previous stockholders of the Company fail to own at least 50% of the combined voting power of the resulting entity or (d) the stockholders approve a plan or proposal to liquidate or dissolve the Company. An involuntary termination without "cause" means the NEO's termination by the Company for any reason other than the NEO's conviction of, or agreement to a plea of nolo contendere to, a felony or other crime involving moral turpitude, willful failure to perform his duties, willful gross neglect or willful gross misconduct or a breach of the confidentiality provisions in the CIC Plan (or in Mr. Sotos' case, a material breach of his employment agreement).

        A voluntary termination for "good reason" means the resignation of the executive officer in the event of a material reduction in his compensation or benefits, a material diminution in his title, authority, duties or responsibilities, or the failure of a successor to the Company to assume the CIC Plan. In the case of Mr. Sotos only, "good reason" also includes any material failure by the Company to comply with his employment agreement, his removal from the Board, the failure to elect him to the Board during any regular election, or a change in reporting structure of the Company requiring Mr. Sotos to report to anyone other than the Board.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL

        The amount of compensation payable to each NEO in each circumstance is shown in the table below, assuming that termination of employment occurred as of December 31, 2018, and including payments that would have been earned as of such date. The amounts shown below do not include benefits payable under the Company's 401(k) plan.

Named Executive Officer	Involuntary Termination Not for Cause ($)	Voluntary Termination for Good Reason ($)	Involuntary Not for Cause or Voluntary for Good Reason Following a Change in Control ($)	Death or Disability ($)
Christopher S. Sotos	1,280,155	1,280,155	7,119,569	4,089,414
Chad Plotkin	729,773	729,773	2,062,932	887,261
Kevin P. Malcarney	600,793	600,793	1,594,369	723,576
Mary-Lee Stillwell	866,321	590,273	1,473,830	618,056

CEO PAY RATIO

        As a result of the recently adopted rules under the Dodd-Frank Act, the SEC requires disclosure of the CEO to median employee pay ratio. The following is a reasonable estimate, prepared under applicable SEC rules, of the ratio of the annual total compensation of our CEO, Mr. Sotos, to the annual total compensation of our median employee.

        To reasonably identify the median employee, the Company extracted and ranked annual base wages of all 268 employees employed as of December 31, 2018 (excluding the CEO) from the Company's HRIS system of record. The median employee identified was hired mid-year and as a result, base salary wages were annualized as permitted under SEC rules to establish representative annual total compensation.

  •
  The annual total compensation of the median employee for 2018 was $74,645.

  •
  The annual total compensation of Mr. Sotos for 2018 was $2,398,180.

  •
  As a result, we estimate that Mr. Sotos' 2018 annual total compensation was approximately 32 times that of our median employee.

        Given the different methodologies, exemptions, estimates and assumptions that various public companies use to determine an estimate of their pay ratio, the estimated ratio reported above should not be solely used as a basis for comparison between companies.

 COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

        The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis included in this Proxy Statement required by Item 402(b) of Regulation S-K with management and, based upon such review and discussion, the Compensation Committee has recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

Compensation Committee:
Brian R. Ford
Jonathan Bram
Ferrell P. McClean
Daniel B. More

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        No member of our Compensation Committee has served as one of our officers or employees at any time. None of our executive officers serves as a member of the compensation committee of any other company that has an executive officer serving as a member of the Board. None of our executive officers serves as a member of the board of directors of any other company that has an executive officer serving as a member of our Compensation Committee.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act requires our officers and directors, and persons who own more than ten percent of a registered class of our equity securities, to file reports of securities ownership and changes in such ownership with the SEC. Officers, directors and greater than ten percent stockholders also are required by SEC rules to furnish us with copies of all Section 16(a) forms they file.

        Based solely upon a review of the copies of such forms furnished to us and any written representations that no Forms 5 were required, we believe that all Section 16(a) filing requirements were timely met during the 2018 fiscal year.

AUDIT COMMITTEE REPORT

        The primary purpose of the Audit Committee is to assist the Board in its general oversight of the Company's financial reporting process. The Audit Committee's function is more fully described previously in this Proxy Statement and in its charter. The Audit Committee reviews the charter on an annual basis. The Board annually reviews the New York Stock Exchange listing standards' definition of independence for audit committee members and has determined that each member of the Audit Committee meets that standard. The Board has also determined that each of the three members of the Audit Committee who served as such in 2018 met the requirements of an "audit committee financial expert."

        Management is responsible for the preparation, presentation, and integrity of the Company's financial statements, accounting and financial reporting principles, internal controls and procedures designed to ensure compliance with accounting standards, applicable laws, and regulations.

        The Company's independent registered public accounting firm for the fiscal year 2018, KPMG LLP, is responsible for performing an independent audit of the consolidated financial statements and expressing an opinion on the conformity of those financial statements with generally accepted accounting principles and auditing the Company's internal control over financial reporting.

        The Audit Committee has reviewed and discussed the audited financial statements of the Company for the fiscal year ended December 31, 2018 with the Company's management and has discussed with KPMG LLP the matters required to be discussed by the PCAOB Auditing Standard No. 1301, as amended, "Communication with Audit Committees." In addition, KPMG LLP has provided the Audit Committee with the written disclosures and the letter required by Statement on the PCAOB Auditing Standard No. 1301, "Communication with Audit Committees," and the Audit Committee has discussed with KPMG LLP their independence. The Audit Committee also reviewed, and discussed with management and KPMG LLP, management's report and KPMG LLP's report and attestation on internal control over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act of 2002.

        Based on these reviews and discussions, the Audit Committee recommended to the Board that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2018, for filing with the Securities and Exchange Commission.

Audit Committee:
Brian R. Ford, Chair Ferrell P. McClean E. Stanley O'Neal

 INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

AUDIT AND NONAUDIT FEES

        The following table presents fees for professional services rendered by KPMG LLP, our principal independent registered public accounting firm, for the years ended December 31, 2018 and December 31, 2017.

	Year Ended December 31,
	2018	2017
	(In thousands)
Audit Fees	$2,688	$2,785
Audit-Related Fees	—	—
Tax Fees	117	77
All Other Fees	—	—

Total	$2,805	$2,862

AUDIT FEES

        For 2018 and 2017 audit services, KPMG LLP billed us approximately $2,688,000 and $2,785,200, respectively, for the integrated audit of the Company's annual consolidated financial statements, internal control over financial reporting, and the review of the Company's quarterly consolidated financial statements on Form 10-Q that are customary under the standards of the Public Company Accounting Oversight Board (United States), and in connection with subsidiary financial statement audits and the issuance of comfort letters and consents in connection with debt offerings.

AUDIT-RELATED FEES

        For 2018 and 2017, there were no audit-related fees billed to us by KPMG LLP.

TAX FEES

        For 2018 tax fees, KPMG LLP billed us approximately $117,000 for tax compliance. For 2017 tax fees, KPMG LLP billed us approximately $77,000 for tax compliance.

ALL OTHER FEES

        There were no other fees billed to us by KPMG LLP for 2018 or 2017.

POLICY ON AUDIT COMMITTEE PRE-APPROVAL

        The Audit Committee is responsible for appointing, setting compensation for, and overseeing the work of the independent registered public accounting firm. The Audit Committee has established a policy regarding pre-approval of all audit and permissible nonaudit services provided by the independent registered public accounting firm.

        The Audit Committee annually reviews and pre-approves services that are expected to be provided by the independent registered public accounting firm. The term of the pre-approval is 12 months from the date of the pre-approval, unless the Audit Committee approves a shorter time period. The Audit Committee may periodically amend and/or supplement the pre-approved services based on subsequent determinations.

        Unless the Audit Committee has pre-approved Audit Services or a specified category of nonaudit services, any engagement to provide such services must be pre-approved by the Audit Committee if it is to be provided by the independent registered public accounting firm. The Audit Committee must also pre-approve any proposed services exceeding the pre-approved budgeted fee levels for a specified type of service.

        The Audit Committee has authorized its Chair to pre-approve services in amounts up to $100,000 per engagement. Engagements exceeding $100,000 must be approved by the full Audit Committee. Engagements pre-approved by the Chair are reported to the Audit Committee at its next scheduled meeting.

QUESTIONS AND ANSWERS

WHAT IS THE PURPOSE OF THE ANNUAL MEETING?

        The purpose of the Annual Meeting is to:

  1.
  elect nine directors;

  2.
  approve the Amended and Restated Certificate of Incorporation Proposal;

  3.
  approve the Say on Pay Proposal;

  4.
  approve the Ratification of KPMG LLP's Appointment Proposal; and

  5.
  conduct such other business as may properly come before the Annual Meeting and any adjournment or postponement.

        Other than these proposals, the Board is not aware of any other matters to be presented for a vote at the Annual Meeting.

WHO IS ENTITLED TO VOTE AT THE ANNUAL MEETING?

        All of our stockholders may attend the Annual Meeting. However, only stockholders who owned our Class A, Class B, Class C or Class D common stock at the close of business on March 4, 2019, the record date for the Annual Meeting, or their duly appointed proxies, are entitled to vote at the Annual Meeting.

        Many stockholders hold their shares through a stockbroker, bank, trustee or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially:

  •
  Stockholder of Record—If your shares are registered directly in your name with our transfer agent, Computershare, you are considered the stockholder of record of those shares.

  •
  Beneficial Owner—If your shares are held in a stock brokerage account, or by a bank, trustee, or other nominee, you are considered the beneficial owner of shares held in "street name." As the beneficial owner, you have the right to direct your broker, trustee or nominee on how to vote and you are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote these shares in person at the Annual Meeting, unless you follow the procedures of your broker, trustee or nominee for obtaining a legal proxy. Your broker, trustee, or nominee is obligated to provide you with a voting instruction card for you to use to vote in person at the Annual Meeting.

HOW MANY VOTES DO I HAVE?

        You have one vote for each share of our Class A or Class B common stock you owned as of the record date for the Annual Meeting. You have 1/100th of one vote for each share of our Class C or Class D common stock you owned as of the record date for the Annual Meeting. Holders of shares of our Class A, Class B, Class C and Class D common stock vote together as a single class on all matters presented to our stockholders for their vote or approval, except as otherwise provided by applicable law. GIP, through its ownership of all of our outstanding Class B and Class D common stock, held approximately            of the combined voting power of our common stock as of the record date.

WHAT ARE THE RECOMMENDATIONS OF THE BOARD?

        The Board recommends a vote:

  1.
  FOR the election of the director nominees;

  2.
  FOR the Amended and Restated Certificate of Incorporation Proposal;

  3.
  FOR the Say on Pay Proposal; and

  4.
  FOR the Ratification of KPMG LLP's Appointment Proposal.

        If you grant a proxy and any additional matters are properly presented for a vote at the Annual Meeting, either of the persons named as proxy holders, Christopher S. Sotos or Kevin P. Malcarney, will have the discretion to vote your shares.

HOW MANY VOTES MUST BE PRESENT TO HOLD THE ANNUAL MEETING?

        We will have a quorum, and will be able to conduct the business of the Annual Meeting, if the holders of a majority in voting power of the outstanding shares of our Class A, Class B, Class C and Class D common stock entitled to vote at the Annual Meeting are represented in person or by proxy at the Annual Meeting. As of the record date, there were            votes entitled to be cast in the aggregate by the holders of all shares of our common stock outstanding, consisting of:

  •
              shares of our Class A common stock (representing the same number of votes);

  •
              shares of our Class B common stock (representing the same number of votes);

  •
              shares of our Class C common stock (representing            votes); and

  •
              shares of our Class D common stock (representing            votes).

        The presence of holders entitled to cast at least            votes will be required to establish a quorum. Both abstentions and broker non-votes, if any, are counted as present for determining the presence of a quorum. For more information regarding the treatment of abstentions and broker non-votes, see "What are abstentions and broker non-votes and how are they treated?"

WHAT VOTE IS REQUIRED TO APPROVE EACH PROPOSAL?

  1.
  Election of Directors—The nominees for election as directors at the Annual Meeting will be elected by the vote of a plurality of the votes entitled to be cast by all shares of our common stock entitled to vote on the election, voting as a single class and represented in person or by proxy at the Annual Meeting. This means the director nominees receiving the highest number of affirmative votes will be elected as directors. Votes withheld from a director nominee will have no effect on the election of the director from whom votes are withheld.

  2.
  Amended and Restated Certificate of Incorporation Proposal—This proposal requires the affirmative vote of 66 2/3% of the combined voting power of the shares of our common stock outstanding as of the record date and entitled to vote on the proposal.

  3.
  Say on Pay Proposal—This proposal requires the affirmative vote of the majority in voting power of the shares of our common stock present in person or represented by proxy at the Annual Meeting and entitled to vote on the proposal. While this is an advisory vote, the Board and the Compensation Committee value the opinions of stockholders and if there are a significant number of votes against this proposal, the Board and the Compensation Committee will consider stockholders' concerns and evaluate actions necessary to address those concerns.

  4.
  Ratification of KPMG LLP's Appointment Proposal—This proposal requires the affirmative vote of a majority in voting power of the shares of our common stock present in person or represented by proxy at the Annual Meeting and entitled to vote on the proposal. If the selection of KPMG LLP as our independent registered public accounting firm is not ratified, the Audit Committee will reconsider its selection.

WHAT ARE ABSTENTIONS AND BROKER NON-VOTES AND HOW ARE THEY TREATED?

        An abstention occurs when a stockholder or its proxy is present at the meeting and entitled to vote on a proposal but either expressly abstains or does not vote on the proposal. A "broker non-vote" occurs when a broker has not received voting instructions from the beneficial owner with respect to the proposal and the broker does not have discretionary authority to vote the shares because the proposal is non-routine. Brokers who do not receive instructions from the beneficial owner are entitled to vote on the Ratification of KPMG LLP's Appointment, but not on the election of directors, the Amended and Restated Certificate of Incorporation Proposal or Say on Pay Proposal. Broker non-votes and abstentions, if any, will be treated as follows with respect to votes on each of the proposals:

Proposal		Treatment of Abstentions	Treatment of Broker Non-Votes
1.	Election of Directors	No effect on this proposal.	No effect on this proposal.
2.	Amended and Restated Certificate of Incorporation Proposal	Counted toward the tabulation of votes on this proposal and will have the same effect as a vote AGAINST this proposal.	Counted toward the tabulation of votes on this proposal and will have the same effect as a vote AGAINST this proposal.
3.	Say on Pay Proposal	Counted toward the tabulation of votes on this proposal and will have the same effect as a vote AGAINST this proposal.	No effect on this proposal.
4.	Ratification of KPMG LLP's Appointment Proposal	Counted toward the tabulation of votes on this proposal and will have the same effect as a vote AGAINST this proposal.	Not applicable since brokers have discretionary authority to vote on this proposal.

HOW DO I VOTE?

        If you hold shares of Class A, Class B, Class C or Class D common stock directly as the stockholder of record, you may vote in person, by granting a proxy or, if you hold shares in street name (through a bank, broker, trustee or other nominee), by submitting voting instructions to your bank, broker, trustee, or nominee. You may vote over the Internet, by telephone, by mail if you have a paper copy of the proxy materials, or in person at the Annual Meeting. Please refer to the summary instructions below and those included on your proxy card or, for shares held in street name, the voting instruction card included by your bank, broker, trustee, or nominee.

  •
  Vote By Internet:  If you have Internet access, you may submit your proxy from any location in the world 24 hours a day, 7 days a week, up until 11:59 p.m., Eastern Time on April 30, 2019 by visiting the website provided on the Notice of Internet Availability of Proxy Materials (Notice of Availability) or voting instruction card. If you vote by using the Internet, you do not need to return your proxy card or voting instruction card.

  •
  Vote By Telephone:  If you live in the United States, you may use any touch-tone telephone to vote your proxy toll-free 24 hours a day, 7 days a week, up until 11:59 p.m., Eastern Time on April 30, 2019. The telephone number is printed on your proxy card or voting instruction card. If you vote by telephone, you do not need to return your proxy card or voting instruction card.

  •
  Vote By Mail:  If you received or requested a paper copy of the materials, you may submit your proxy by signing your proxy card or, for shares held in street name, the voting instruction card included by your broker, trustee, or nominee, and mailing it in the enclosed, postage-paid, addressed envelope. If you provide specific voting instructions, your shares will be voted as you instruct. If you sign, but do not provide instructions, your shares will be voted as the Board recommends. Mark, sign, and date your proxy card and return it in the postage-paid envelope provided as soon as possible as it must be received by the Company prior to May 1, 2019, the Annual Meeting date.

  •
  Vote In Person:  For information on how record holders and beneficial owners of shares held in street can vote in person, please refer to "How can I vote at the Annual Meeting if I attend in person?" on page 73. Record holders, beneficial owners and legal proxy holders should also refer to "What should I bring to the Annual Meeting if I attend in person?" on this page 72 for the Annual Meeting admission and voting requirements. Stockholders holding shares in a joint account may attend the meeting if they provide proof of joint ownership, and if each stockholder follows the admission requirements described below.

MAY I CHANGE MY VOTE?

        You may change your proxy instructions or revoke your proxy at any time prior to the vote at the Annual Meeting. For shares held directly in your name, you may accomplish this by: (a) delivering a written notice of revocation bearing a later date than the proxy being revoked, (b) signing and delivering a later dated written proxy relating to the same shares, or (c) attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute a revocation of a proxy). For shares held in street name, you may change your vote by submitting new voting instructions to your broker, trustee, or nominee, or by obtaining a legal proxy from your broker and voting your shares by ballot at the Annual Meeting.

WHAT SHOULD I BRING TO THE ANNUAL MEETING IF I ATTEND IN PERSON?

        Registration for the Annual Meeting will begin at 8 a.m., Eastern Time. Please allow ample time for check-in. No cameras, recording equipment, electronic devices, large bags, briefcases or packages will be permitted in the Annual Meeting. For admission to the Annual Meeting, all individuals attending must provide personal identification (such as a driver's license or passport), as well as the following:

        If you are a record holder (i.e., you hold your shares through our transfer agent, Computershare), you must bring either a copy of the proxy card you received as part of your proxy materials, a copy of your Computershare account statement indicating your ownership of our common stock as of the record date, or the Notice of Availability, if you received one.

        If you hold your shares in street name (i.e., through a bank, broker, trustee or other nominee), you must bring either the voting instruction card you received from your bank, trustee, broker or other nominee as part of your proxy materials, a copy of your brokerage statement indicating your ownership of our common stock as of the record date, or the Notice of Availability, if you received one.

        If you are not a stockholder, but are attending the meeting as proxy for a stockholder, you must bring a valid legal proxy. If you attend as a proxy for a record holder, you must present a valid legal proxy from the record holder to you. If you attend as a proxy for a street name holder, you must present a valid legal proxy from the record holder (i.e., the bank, broker, trustee, or other nominee) to the street name holder that is assignable, as well as a valid legal proxy from the street name holder to you. Stockholders may only appoint one proxy holder to attend the Annual Meeting on their behalf.

HOW CAN I VOTE AT THE ANNUAL MEETING IF I ATTEND IN PERSON?

        If you are a record holder (i.e., you hold your shares through our transfer agent, Computershare) and wish to vote your shares in person at the Annual Meeting, you will need to bring proof of ownership as described above and a ballot will be provided to you at the Annual Meeting.

        If you hold your shares in street name (i.e., through a bank, broker or other nominee) and wish to vote your shares in person at the Annual Meeting, you will need to ask your bank, broker or other nominee to furnish you with a legal proxy. You will need to bring proof of ownership as described above and the legal proxy with you to the Annual Meeting and hand it in with a signed ballot that will be provided to you at the Annual Meeting. You will not be able to vote your shares at the Annual Meeting without a legal proxy. If you do not have a legal proxy, you can still attend the Annual Meeting but you will not be able to vote your shares at the Annual Meeting. Accordingly, we encourage you to vote your shares in advance, even if you intend to attend the Annual Meeting. Please note that if you request a legal proxy, any previously executed proxy will be revoked, and your vote will not be counted unless you appear at the Annual Meeting and vote in person or legally appoint another proxy to vote on your behalf.

WHAT HAPPENS IF I DO NOT PROVIDE INSTRUCTIONS AS TO HOW TO VOTE?

        If you sign your proxy card or voting instruction card with no further instructions, your shares will be voted in accordance with the recommendations of the Board.

WHERE CAN I OBTAIN THE LIST OF STOCKHOLDERS ENTITLED TO VOTE?

        The names of stockholders of record entitled to vote at the Annual Meeting will be available at the Annual Meeting and for ten days prior to the meeting for any purpose germane to the Annual Meeting, between the hours of 8:30 a.m. and 5:00 p.m., Eastern Time, at our principal executive offices at 300 Carnegie Center, Suite 300, Princeton, New Jersey 08540. Please contact our Corporate Secretary if you wish to review the list of stockholders at our principal executive offices.

WHO PAYS THE COST OF SOLICITATION OF PROXIES?

        We will pay for the cost of preparing, assembling, printing, mailing and distributing these proxy materials. Our directors and officers may solicit proxies or votes in person, by telephone, or by electronic communication. Such individuals will not receive any additional compensation for these solicitation activities. We have retained MacKenzie Partners, Inc. to assist us in soliciting your proxy for an estimated fee of $25,000, plus reasonable out-of-pocket expenses. We will also reimburse brokerage houses and other custodians, nominees, and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and any other solicitation materials to beneficial owners of our common stock.

WHO IS THE COMPANY'S TRANSFER AGENT?

        Our transfer agent is Computershare. All communications concerning stockholder inquiries can be handled by contacting Clearway Energy, Inc. c/o Computershare, Computershare Investor Services, by regular mail to P.O. Box 505000, Louisville, KY 40233-5000, by overnight delivery to 462 South 4th Street, Suite 1600, Louisville, KY 40202, or by telephone at 1-877-498-8861, or 1-781-575-2725 (outside the U.S. and Canada), or 1-800-952-9245 (Hearing Impaired-TTY). Their website is http://www.computershare.com. Certificates for transfer and address changes should be sent either by regular mail to Computershare, P.O. Box 505000, Louisville, KY 40233-5000 or by overnight delivery to Computershare, 462 South 4th Street, Suite 1600, Louisville, KY 40202.

WHY DID I RECEIVE A ONE-PAGE NOTICE IN THE MAIL REGARDING THE INTERNET AVAILABILITY OF PROXY MATERIALS INSTEAD OF A FULL SET OF PROXY MATERIALS?

        Pursuant to rules adopted by the SEC, we are using the Internet as the primary means of furnishing proxy materials to stockholders. Accordingly, we are sending the Notice of Availability to our stockholders. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice of Availability or request a printed set of the proxy materials. Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found in the Notice of Availability. In addition, stockholders may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis. We encourage stockholders to take advantage of the availability of the proxy materials on the Internet to help reduce the environmental impact of our annual meetings.

WHERE CAN I FIND DIRECTIONS TO THE ANNUAL MEETING?

        Directions to the Annual Meeting can be found at the Hyatt Regency Princeton's website at http://www.princeton.regency.hyatt.com/en/hotel/our-hotel/map-and-directions.html.

WHAT IS "HOUSEHOLDING"?

        We have adopted a procedure approved by the SEC called "householding." Under this procedure, multiple stockholders who share the same last name and address and do not participate in electronic delivery will receive only one copy of the proxy materials or the Notice of Availability. We have undertaken householding to reduce our printing costs and postage fees. Stockholders may elect to receive individual copies of the proxy materials or Notice of Availability at the same address by contacting Broadridge Financial Solutions, Inc. by telephone at 1-866-540-7095, by mail at Broadridge Financial Solutions, Inc., Householding Department, 51 Mercedes Way, Edgewood, New York 11717, or by e-mail at sendmaterial@proxyvote.com. Stockholders who are receiving individual copies of such materials, and who would like to receive single copies at a shared address, may contact Broadridge Financial Solutions, Inc. with this request by using the contact information provided above.

HOW CAN I REQUEST ADDITIONAL MATERIALS?

        Stockholders may request additional copies of the proxy materials or Notice of Availability by contacting Broadridge Financial Solutions, Inc. by telephone at 1-800-579-1639 or by e-mail at sendmaterial@proxyvote.com.

WHOM SHOULD I CALL IF I HAVE QUESTIONS ABOUT THE ANNUAL MEETING?

        If you have any questions or need any assistance in voting your shares, please contact our proxy solicitor:

MacKenzie Partners, Inc.
1407 Broadway, 27th Floor
New York, NY 10018

Toll Free: (800) 322-2885
Collect: (212) 929-5500
Fax: (212) 929-0308
Email: proxy@mackenziepartners.com

***

 REQUIREMENTS FOR SUBMISSION OF STOCKHOLDER PROPOSALS FOR
THE 2020 ANNUAL MEETING OF STOCKHOLDERS

STOCKHOLDER PROPOSALS FOR INCLUSION IN THE COMPANY'S PROXY STATEMENT FOR THE 2020 ANNUAL MEETING OF STOCKHOLDERS

Deadline

        In order for a stockholder proposal to be considered for inclusion in our proxy statement for the 2020 Annual Meeting, our Corporate Secretary must receive the proposal no later than the close of business on November 20, 2019, which is the 120th day prior to the first anniversary of the date on which this Proxy Statement was first released to our stockholders in connection with the 2019 Annual Meeting. If we change the date of the 2020 Annual Meeting by more than 30 days from the anniversary of this year's Annual Meeting, stockholder proposals must be received a reasonable time before we begin to print and mail the proxy materials for the 2020 Annual Meeting in order to be considered for inclusion in our proxy statement.

Method of Submitting Proposals

        Proposals must be sent via registered, certified, or express mail (or other means that allows the stockholder to determine when the proposal was received by the Corporate Secretary) to the Corporate Secretary, Clearway Energy, Inc., 300 Carnegie Center, Suite 300, Princeton, New Jersey 08540. Proposals must contain the information required under our Bylaws, a copy of which is available upon request to our Corporate Secretary, and also must comply with the SEC's regulations regarding the inclusion of stockholder proposals in Company-sponsored proxy materials.

STOCKHOLDER PROPOSALS OR STOCKHOLDER NOMINATION OF DIRECTOR TO BE BROUGHT AT THE 2020 ANNUAL MEETING (WITHOUT INCLUSION IN THE COMPANY'S PROXY STATEMENT)

        Alternatively, stockholders intending to present a proposal or nominate a director for election at the 2020 Annual Meeting without having the proposal or nomination included in our proxy statement must comply with the requirements set forth in our Bylaws and summarized below.

Deadline

        Our Bylaws require, among other things, that our Corporate Secretary receive the proposal or nomination no earlier than the close of business on the 120th day, and no later than the close of business on the 90th day, prior to the first anniversary of this year's Annual Meeting, unless the 2020 Annual Meeting is more than 30 days before or more than 70 days after such anniversary date. For our 2020 Annual Meeting, our Corporate Secretary must receive the proposal or nomination no earlier than January 2, 2020 and no later than the close of business on January 31, 2020, unless the 2019 Annual Meeting is held earlier than April 1, 2020 or later than July 10, 2020, in which case the proposal or nomination should be received no earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of (a) the 90th day prior to the date of the 2020 Annual Meeting or (b) the 10th day following the day on which the date of the 2020 Annual Meeting is first publicly announced by the Company.

Information Required

        The proposal or nomination must contain the information required by Article II, Section 11 of the Bylaws, a copy of which is available upon request to our Corporate Secretary. If the stockholder does not meet the applicable deadlines or comply with the requirements of SEC Rule 14a-4, we may exercise discretionary voting authority under proxies we solicit to vote, in accordance with our best judgment, on any such proposal.

Appendix A

CLEARWAY ENERGY, INC.

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

ARTICLE ONE

        The name of the Corporation is Clearway Energy, Inc.

ARTICLE TWO

        The address of the Corporation's registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, City of Wilmington, County of New Castle, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

ARTICLE THREE

        The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the "DGCL").

ARTICLE FOUR

        Section 1.    Authorized Shares.     The total number of shares of capital stock which the Corporation has authority to issue is 3,010,000,000 shares, consisting of:

          (a)   10,000,000 shares of Preferred Stock, par value $0.01 per share ("Preferred Stock");

          (b)   500,000,000 shares of Class A Common Stock, par value $0.01 per share ("Class A Common Stock");

          (c)   500,000,000 shares of Class B Common Stock, par value $0.01 per share ("Class B Common Stock");

          (d)   1,000,000,000 shares of Class C Common Stock, par value $0.01 per share ("Class C Common Stock"); and

          (e)   1,000,000,000 shares of Class D Common Stock, par value $0.01 per share ("Class D Common Stock" and, together with the Class A Common Stock, the Class B Common Stock, and the Class C Common Stock, the "Common Stock").

        Section 2.    Preferred Stock.     The Preferred Stock may be issued from time to time and in one or more series. By resolution adopted by the affirmative vote of at least a majority of the total number of directors then in office, the board of directors of the Corporation (the "Board of Directors") is authorized to determine or alter the powers, preferences and rights, and the qualifications, limitations and restrictions granted to or imposed upon any wholly unissued series of Preferred Stock, and within the limitations or restrictions stated in any resolution or resolutions of the Board of Directors adopted by the affirmative vote of at least a majority of the total number of directors then in office, originally fixing the number of shares constituting any series of Preferred Stock to increase or decrease (but not below the number of shares of any such series of Preferred Stock, then outstanding) the number of shares of any such series of Preferred Stock and to fix the number of shares of any series of Preferred Stock. In the event that the number of shares of any series of Preferred Stock shall be so decreased, the shares constituting such decrease shall resume the status which such shares had prior to the adoption of the resolution originally fixing the number of shares of such series of Preferred Stock subject to the requirements of applicable law. The powers, preferences and relative, participating, optional and other special rights of each series of Preferred Stock, and the qualifications, limitations and restrictions granted to or imposed upon, any such series of Preferred Stock may be made dependent upon facts ascertainable outside the resolutions or resolutions providing for the issue of such Preferred Stock, adopted by the affirmative vote of at least a majority of the total number of directors then in office, provided that the manner in which such facts shall operate upon the powers, preferences and rights of, and the qualifications, limitations and restrictions thereof, if any, may differ from those of any and all other series at any time outstanding. Any of the powers, preferences and rights of, and the qualifications, limitations and restrictions granted to or imposed upon, such series of Preferred Stock is clearly and expressly set forth in the resolution or resolutions providing for the issue of such series of Preferred Stock adopted by the affirmative vote of at least a majority of the total number of directors then in office.

        Section 3.    Common Stock.

          (a)    Voting Rights.    Except as otherwise provided by the DGCL or this Certificate, and subject to the rights of holders of any series of Preferred Stock, all of the voting power of the stockholders of the Corporation shall be vested in the holders of the Common Stock. Holders of Class A Common Stock, Class B Common Stock, Class C Common Stock and Class D Common Stock shall vote together as a single class on all matters presented to the stockholders of the Corporation for their approval or vote. Each holder of Class A Common Stock and Class B Common Stock shall have one vote for each share held by such holder on all matters voted upon by the stockholders of the Corporation. Each holder of Class C Common Stock and Class D Common Stock shall have 1/100th of one vote for each share held by such holder on all matters voted upon by the stockholders of the Corporation.

          (b)    Dividends and Other Distributions.

          (i)    Subject to the rights of holders of any series of Preferred Stock, the holders of Class A Common Stock and Class C Common Stock shall share ratably in all dividends as may from time to time be declared by the Board of Directors in respect of the Common Stock out of the assets of the Corporation legally available for the payment thereof at such times and in such amounts as the Board of Directors in its discretion shall determine.

          (ii)   Except as provided in clause (b)(iii) below with respect to stock dividends, dividends and other distributions of cash or property may not be declared or paid on the Class B Common Stock or Class D Common Stock.

          (iii)  In no event will any stock dividends, stock splits, reverse stock splits, combinations of stock, reclassifications or recapitalizations be declared or made on any of the Class A Common Stock, the Class B Common Stock, the Class C Common Stock or the Class D Common Stock, unless contemporaneously therewith, the shares of Class A Common Stock, Class B Common Stock, Class C Common Stock and Class D Common Stock at the time outstanding are treated in the same proportion and the same manner. Stock dividends with respect to Class B Common Stock may only be paid with Class B Common Stock. Stock dividends with respect to Class D Common Stock may only be paid with Class D Common Stock.

          (c)    Liquidation, Dissolution or Winding Up.    In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, after payment or provision for payment of the debts and other liabilities of the Corporation and of the preferential and other amounts, if any, to which the holders of Preferred Stock shall be entitled, the holders of all outstanding shares of Class A Common Stock and Class C Common Stock shall be entitled to receive the remaining assets of the Corporation available for distribution ratably in proportion to the number of shares of Class A Common Stock and Class C Common Stock held by each such stockholder. Except as otherwise provided in this Article FOUR and except for their right to receive payment for the par value of their shares of Class B Common Stock and Class D Common Stock, the holders of shares of Class B Common Stock and Class D Common Stock shall not be entitled to receive any assets of the Corporation in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation.

          (d)    Retirement of Class B Common Stock and Class D Common Stock.    In the event that, pursuant to that certain Amended and Restated Exchange Agreement, dated as of May 14, 2015, and as assigned on August 31, 2018 (the "Exchange Agreement"), by and among Clearway Energy Group LLC (formerly Zephyr Renewables LLC), a Delaware limited liability company ("CEG"), Clearway Energy LLC (formerly NRG Yield LLC), a Delaware limited liability company ("Clearway LLC") and the Corporation, CEG or its permitted transferees or assignees exchange a Class B unit of Clearway LLC for a share of Class A Common Stock or Class D unit of Clearway LLC for a share of Class C Common Stock, an equivalent number of outstanding shares of Class B Common Stock or Class D Common Stock, respectively, shall be subject to mandatory redemption at a price per share equal to its per share par value and thereupon shall automatically and without further action on the part of the Corporation or any holder of Class B Common Stock or Class D Common Stock, as applicable, or other series of stock of the Corporation be cancelled and retired.

          (e)    Preemptive Rights.    Except as otherwise provided in this Article FOUR, no holder of Common Stock shall have any preemptive, conversion or other rights to subscribe for additional shares with respect to the Common Stock or any other securities of the Corporation, or to any obligations convertible (directly or indirectly) into securities of the Corporation, whether now or hereafter authorized.

          (f)    Equal Status.    Except as expressly provided in this Article FOUR, Class C Common Stock shall have the same rights and privileges and rank equally, share ratably and be identical in all respects to the Class A Common Stock as to all matters. Without limiting the generality of the foregoing, (i) in the event of a merger, consolidation or other business combination of the Corporation requiring the approval of the holders of the Corporation's capital stock entitled to vote thereon (whether or not the Corporation is the surviving entity), the holders of the Class C Common Stock shall receive the same amount and form of consideration, if any, on a per share basis as the consideration, if any, received by holders of the Class A Common Stock in connection with such merger, consolidation or combination (provided that if holders of Class A Common Stock are entitled to make an election as to the amount or form of consideration such holders shall receive in any such merger, consolidation or combination with respect to their shares of Class A Common Stock, the holders of Class C Common Stock shall be entitled to make the same election as to their shares of Class C Common Stock), and (ii) in the event of (x) any tender or exchange offer to acquire any shares of Common Stock by any third party pursuant to an agreement to which the Corporation is a party or (y) any tender or exchange offer or any other redemption or repurchase by the Corporation to acquire any shares of Common Stock, pursuant to the terms of the applicable tender or exchange offer or other repurchase, the holders of the Class C Common Stock shall receive the same amount and form of consideration on a per share basis as the holders of the Class A Common Stock (provided that if holders of Class A Common Stock are entitled to make an election as to the amount or form of consideration such holders shall receive in any such tender or exchange offer or other repurchase with respect to their shares of Class A Common Stock, the holders of Class C Capital Stock shall be entitled to make the same election as to their shares of Class C Capital Stock).

        Section 4.    Restrictions on Transfer.

          (a)    Restricted Transfers.    Except through a Secondary Market Transaction, no person shall purchase or otherwise acquire (whether through the conversion or exchange of securities convertible into shares of Class A Common Stock or Class C Common Stock or otherwise), and no stockholder of the Corporation shall transfer to any person, shares of Class A Common Stock or Class C Common Stock such that, after giving effect to such purchase, acquisition or other transfer (a "Restricted Transfer"), the holdings of the transferee, together with those of its FERC Affiliates, would equal or exceed the Utility Control Threshold without the prior written consent of the Board of Directors.

          (b)    Purported Transfer in Violation of Restrictions.    Unless the approval of the Board of Directors is obtained with respect to a Restricted Transfer, such purported Restricted Transfer shall not be effective to transfer record, beneficial, legal or any other ownership of such Common Stock, and the transferee shall not be entitled to any rights as a stockholder of the Corporation with respect to the Class A Common Stock or the Class C Common Stock purported to be purchased, acquired or transferred in the Restricted Transfer (including, without limitation, the right to vote or to receive dividends with respect thereto).

          (c)    Certain Definitions.    For purposes of this Section 4 of Article FOUR:

        "Clearway Public Utility" means any direct or indirect subsidiary of Clearway Energy LLC that is a "public utility" (as that term is defined in the Federal Power Act).

        "FERC Affiliate" means any person that is an "affiliate" (as such term is defined in 18 C.F.R. § 35.36(a)(9)) of another person prior to the effective date of the Restricted Transfer.

        "Secondary Market Transaction" means a purchase or sale of Class A Common Stock or Class C Common Stock by a third-party investor (i) occurring while the Class A Common Stock or Class C Common Stock, as applicable, is publicly-traded, (ii) to which neither the Corporation nor any of its subsidiaries is a party, (iii) over which neither the Corporation nor any of its subsidiaries has control, and (iv) of which neither the Corporation nor any of its subsidiaries would, in the ordinary course, have prior notice. A Secondary Market Transaction does not include, among other things, any reacquisition of Class A Common Stock or Class C Common Stock by the Corporation.

        "Utility Control Threshold" means holdings such that: (i) a person, collectively with its FERC Affiliates, directly and/or indirectly owns, controls and/or holds with power to vote 10% of the Corporation's outstanding voting securities; or (ii) the sum of the following equals 10%: (A) the percentage of the Corporation's voting securities directly and/or indirectly owned, controlled or held with power to vote by such person, collectively with its FERC Affiliates, other than through CEG, plus (B) the percentage of CEG's voting securities directly and/or indirectly owned, controlled or held with power to vote by such person, collectively with its FERC Affiliates, plus (C) the percentage of any Clearway Public Utility's voting securities directly and/or indirectly owned, controlled or held with power to vote by such person, collectively with its FERC Affiliates, other than through the Corporation or CEG. The percentages of a given entity's voting securities to be determined for purposes of the preceding sentence shall be calculated based on the voting power of the relevant voting securities.

ARTICLE FIVE

        The Corporation is to have perpetual existence.

ARTICLE SIX

        Except as provided by this Certificate and any duly authorized certificate of designation of any series of Preferred Stock, each director shall be elected by the vote of a plurality of the votes entitled to be cast by all shares of Common Stock entitled to vote on the election of directors voting as a single class and represented in person or by proxy at any meeting for the election of directors at which a quorum is present.

 ARTICLE SEVEN

        Section 1.    Board of Directors.     The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. In addition to the powers and authority expressly conferred upon them by statute or by this Certificate or the Bylaws of the Corporation (as amended and restated, the "Bylaws"), the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation.

        Section 2.    Number of Directors.     Subject to any rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, the Board of Directors shall have no more than sixteen (16) nor less than three (3) members, with the exact number of directors constituting the full board to be determined from time to time by the affirmative vote of a majority of the total number of directors then in office. Subject to the rights of the holders of any series of Preferred Stock, newly created directorships resulting from an increase in the size of the Board of Directors may be filled by the affirmative vote of a majority of the total number of directors then in office, although less than quorum, at any meeting of the Board of Directors. The board of directors shall be and is divided into two classes, as nearly equal in number as possible, designated as: Class I and Class II. In case of any increase or decrease, from time to time, in the number of directors, the number of directors in each class shall be apportioned as nearly equal as possible. Nothing in this Certificate shall preclude a director from serving consecutive terms. Elections of directors need not be by written ballot unless the Bylaws shall so provide.

        Section 3.    Term of Office.     Each director shall serve for a term ending on the date of the second annual meeting following the annual meeting at which such director was elected; provided, that each director initially appointed to Class I shall serve for an initial term expiring at the corporation's first annual meeting of stockholders following the effectiveness of this provision and each director initially appointed to Class II shall serve for an initial term expiring at the corporation's second annual meeting of stockholders following the effectiveness of this provision; provided further, that the term of each director shall continue until the election and qualification of a successor and be subject to such director's earlier death, resignation or removal. No decrease in the number of directors shall shorten the term of any incumbent director.

        Section 4.    Removal of Directors.     Subject to the rights, if any, of the holders of any series of Preferred Stock to remove directors (with or without cause) and fill the vacancies thereby created (as specified in any duly authorized certificate of designation of any series of Preferred Stock), any director or the entire board of directors may be removed from office only for cause and only by the affirmative vote of at least a majority of the total voting power of the outstanding shares of the capital stock of the corporation entitled to vote in any annual election of directors or class of directors, voting together as a single class. Notwithstanding the foregoing, if the holders of any class or series of capital stock are entitled by the provisions of this Certificate (including any duly authorized certificate of designation of any series of Preferred Stock) to elect one or more directors, such director or directors so elected may be removed with or without cause by the vote of the holders of a majority of the votes entitled to be cast by all outstanding shares of that class or series entitled to vote.

        Section 5.    Vacancies in the Board of Directors.     Subject to the rights of the holders of any series of Preferred Stock to remove directors and fill the vacancies thereby created (as specified in any duly authorized certificate of designation of any series of Preferred Stock) and subject to Section 2 of Article SEVEN, vacancies occurring on the Board of Directors for any reason may be filled by vote of a majority of the remaining members of the Board of Directors, although less than a quorum, at any meeting of the Board of Directors. A person so elected by the Board of Directors to fill a vacancy shall hold office until the next annual meeting of stockholders of the Corporation and until his or her successor is duly elected and qualified or until his or her earlier death, resignation or removal.

 ARTICLE EIGHT

        In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, alter, amend or repeal the Bylaws by the affirmative vote of a majority of the total number of directors then in office in addition to any other vote otherwise required by law.

ARTICLE NINE

        Section 1.    Indemnification; Limitation of Liability.

          (a)   To the fullest extent permitted by the DGCL as it now exists or may hereafter be amended, and except as otherwise provided in the Bylaws, (i) no director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages arising from a breach of fiduciary duty owed to the Corporation or its stockholders; and (ii) the Corporation shall indemnify its officers and directors.

          (b)   Any repeal or modification of the foregoing paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation in respect of any act, omission or condition existing or event or circumstance occurring prior to the time of such repeal or modification.

ARTICLE TEN

        For purposes of this Amended and Restated Certificate of Incorporation, "Affiliated Company" means (i) Global Infrastructure Investors III, LLC ("GIP") and (ii) any Person controlled by GIP, other than the Corporation. For purposes of this definition "is controlled by" means the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

ARTICLE ELEVEN

        Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws may provide. The books of the Corporation may be kept (subject to any provision contained in the DGCL) outside of the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws.

ARTICLE TWELVE

        Subject to the rights of holders of any series of Preferred Stock to act by written consent as specified in any duly authorized certificate of designation of any series of Preferred Stock, the stockholders of the Corporation may not take any action by written consent in lieu of a meeting, and must take any actions at a duly called annual or special meeting of stockholders and the power of stockholders to consent in writing without a meeting is specifically denied. Except as otherwise required by law, special meetings of stockholders of the Corporation may be called only by the Board of Directors pursuant to a resolution adopted by the affirmative vote of the majority of the total number of directors then in office.

ARTICLE THIRTEEN

        Section 1.    Competition and Corporate Opportunities.     To the extent provided in the following paragraphs, the Corporation renounces any interest or expectancy of the Corporation or any Controlled Company in, or in being offered an opportunity to participate in, any Dual Opportunity presented to the Affiliated Company, any Controlled Company or to a Dual Role Person.

          (a)   In the event that the Affiliated Company acquires knowledge of a potential transaction or matter which may be a Dual Opportunity, the Corporation and any Control Company shall not, to the fullest extent permitted by law, have any expectancy in such Dual Opportunity. The Affiliated Company shall not have a duty to communicate or offer to the Corporation or any Controlled Company, or refrain from engaging directly or indirectly in, any Dual Opportunity, and may pursue or acquire such Dual Opportunity for themselves or direct such Dual Opportunity to another Person.

          (b)   A Dual Role Person (i) shall have no duty to communicate or offer to the Corporation or any Controlled Company any Dual Opportunity that such Dual Role Person has communicated or offered to the Affiliated Company, (ii) shall not be prohibited from communicating or offering any Dual Opportunity to the Affiliated Company, and (iii) shall not be liable to the Corporation or its stockholders for breach of any fiduciary duty as a stockholder, director or officer of the Corporation, as the case may be, resulting from (x) the failure to communicate or offer to the Corporation or any Controlled Company any Dual Opportunity that such Dual Role Person has communicated or offered to the Affiliated Company (y) the communication or offer the Affiliated Company of any Dual Opportunity, in each case, so long as the Dual Opportunity was not expressly offered in writing to the Dual Role Person solely in his or her capacity as a director or officer of the Corporation.

        Section 2.    Certain Matters Deemed not Corporate Opportunities.     In addition to and notwithstanding the foregoing provisions of this Article THIRTEEN, the Corporation renounces any interest or expectancy of the Corporation or any of its Affiliated Companies in, or in being offered an opportunity to participate in, any business opportunity that (i) the Corporation is not financially able or contractually permitted or legally able to undertake, (ii) is not in the Corporation's line of business, (iii) is of no practical advantage to the Corporation, and (iv) in which the Corporation has no interest or reasonable expectancy. Moreover, nothing in this Article THIRTEEN shall amend or modify in any respect any written contractual agreement between the Affiliated Company, on the one hand, and the Corporation or any of its Affiliated Companies, on the other hand.

        Section 3.    Certain Definitions.     For purposes of this Article THIRTEEN and Article FIFTEEN:

        "Controlled Company" means any Person controlled by the Corporation. For purposes of this definition "is controlled by" means the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

        "Dual Opportunity" means any potential transaction or matter within the same or similar business activities or related lines of business as those in which the Corporation or any Controlled Company may engage, and/or other business activities that overlap with or compete with those in which the Corporation, directly or indirectly, participates or which may be a corporate opportunity for the Corporation or any Controlled Company, on the one hand, and for the Affiliated Company, on the other hand.

        "Dual Role Person" means any individual who is an officer or director of both the Corporation and the Affiliated Company.

        "Person" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

        Section 4.    Termination.     The provisions of this Article THIRTEEN shall have no further force or effect at such time as (i) the Corporation and the Affiliated Company are no longer affiliates of each other and (ii) none of the directors and/or officers of the Affiliated Company serve as directors and/or officers of the Corporation and any Controlled Company; provided, however, that any such termination shall not terminate the effect of such provisions with respect to any agreement, arrangement or other understanding between the Corporation or a Controlled Company thereof, on the one hand, and the Affiliated Company, on the other hand, that was entered into before such time or any transaction entered into in the performance of such agreement, arrangement or other understanding, whether entered into before or after such time.

        Section 5.    Deemed Notice.     Any person or entity purchasing or otherwise acquiring or obtaining any interest in any capital stock of the Corporation shall be deemed to have notice and to have consented to the provisions of this Article THIRTEEN.

        Section 6.    Severability.     The invalidity or unenforceability of any particular provision, or part of any provision, of this Article THIRTEEN shall not affect the other provisions or parts hereof, and this Article THIRTEEN shall be construed in all respects as if such invalid or unenforceable provisions or parts were omitted.

ARTICLE FOURTEEN

        Notwithstanding any other provisions of this Certificate or any provisions of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of the capital stock required by law or this Certificate (including any duly authorized certificate of designation of any series of Preferred Stock), the affirmative vote of the holders of at least 66 2/3% of the combined voting power of all of the then outstanding shares of the Corporation eligible to be cast in the election of directors generally voting as a single class shall be required to alter, amend or repeal Section 1 of ARTICLE FOUR hereof, ARTICLE EIGHT hereof, ARTICLE NINE hereof, Section 3 of ARTICLE SEVEN hereof, ARTICLES TWELVE and THIRTEEN hereof, this ARTICLE FOURTEEN, or ARTICLE FIFTEEN hereof or any provision thereof or hereof.

ARTICLE FIFTEEN

        The Corporation hereby elects not to be governed by Section 203 of the DGCL until such time as the Affiliated Company ceases to beneficially own at least 5% of the total voting power of all the then outstanding shares of stock of the Corporation entitled to vote generally in the election of directors voting together as a single class, whereupon the Corporation shall immediately and automatically, without further action on the part of the Corporation or any holder of stock of the Corporation become governed by Section 203 of the DGCL.

ARTICLE SIXTEEN

        The Court of Chancery of the State of Delaware shall, to the fullest extent permitted by applicable law, be the sole and exclusive forum for any stockholder (including a beneficial owner) to bring (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Corporation to the Corporation or the Corporation's stockholders, (iii) any action asserting a claim against the Corporation, its directors, officers or employees arising pursuant to any provision of the DGCL, this Certificate (as may be amended, altered, changed or repealed) or the Bylaws or (iv) any action asserting a claim against the Corporation, its directors, officers or employees governed by the internal affairs doctrine, except for, as to each of (i) through (iv) above, any claim as to which the Court of Chancery determines that there is an indispensable party not subject to the jurisdiction of the Court of Chancery (and the indispensable party does not consent to the personal jurisdiction of the Court of Chancery within ten days following such determination), which is vested in the exclusive jurisdiction of a court or forum other than the Court of Chancery, or for which the Court of Chancery does not have subject matter jurisdiction. If any provision or provisions of this Article SIXTEEN shall be held to be invalid, illegal or unenforceable as applied to any person or entity or circumstance for any reason whatsoever, then, to the fullest extent permitted by law, the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Article SIXTEEN (including, without limitation, each portion of any sentence of this Article SIXTEEN containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) and the application of such provision to other persons or entities and circumstances shall not in any way be affected or impaired thereby. Any person or entity purchasing or otherwise acquiring any interest in any shares of the Corporation shall be deemed to have notice of and to have consented to the provisions of this ARTICLE SIXTEEN.

ARTICLE SEVENTEEN

        Except as expressly provided herein, the Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders, directors or any other person herein are granted subject to this reservation.

Appendix B

CLEARWAY ENERGY, INC.

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

~~OF~~

~~NRG YIELD, INC.~~

ARTICLE ONE

        The name of the Corporation is Clearway Energy, Inc.

ARTICLE TWO

        The address of the Corporation's registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, City of Wilmington, County of New Castle, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

ARTICLE THREE

        The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the ~~DGCL~~ General Corporation Law of the State of Delaware (the "DGCL").

ARTICLE FOUR

        ~~Section 1.    Stock Split.     Immediately upon the filing of the Second Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware, and without any further action on the part of the Corporation or any stockholder, a stock split of this Corporation's outstanding Class A Common Stock and Class B Common Stock (as defined below) shall be effected whereby (i) each share of issued and outstanding Class A Common Stock shall be reconstituted and become one share of Class A Common Stock and one share of Class C Common Stock and (ii) each share of issued and outstanding Class B Common Stock shall be reconstituted and become one share of Class B Common Stock and one share of Class D Common Stock (the "Stock Split"). Following the Stock Split, (i) each record holder of a certificate evidencing Class A Common Stock shall be deemed to be the holder of record of the number of shares of Class A Common Stock and Class C Common Stock as effected by the Stock Split and (ii) each record holder of a certificate evidencing Class B Common Stock shall be deemed to be the holder of record of the number of shares of Class B Common Stock and Class D Common Stock as effected by the Stock Split, notwithstanding that the certificates representing such shares of Class A Common Stock or Class B Common Stock, respectively, shall not have been surrendered at the office of the Corporation. The Corporation shall, upon request of each record holder of a certificate representing Class A Common Stock or Class B Common Stock, issue and deliver to such holder in exchange for such certificate a new certificate representing the number of shares of Class A Common Stock and Class C Common Stock or Class B Common Stock and Class D Common Stock, respectively, to which such holder is entitled after giving effect to the Stock Split. All further references to numbers of shares and all further amounts stated on a per share basis contained in the Second Amended and Restated Certificate of Incorporation are referenced and stated after giving effect to the Stock Split.~~

        Section 1.    ~~Section 2.~~Authorized Shares.     The total number of shares of capital stock which the Corporation has authority to issue is 3,010,000,000 shares, consisting of:

          (a)   10,000,000 shares of Preferred Stock, par value $0.01 per share ("Preferred Stock");

          (b)   500,000,000 shares of Class A Common Stock, par value $0.01 per share ("Class A Common Stock");

          (c)   500,000,000 shares of Class B Common Stock, par value $0.01 per share ("Class B Common Stock");

          (d)   1,000,000,000 shares of Class C Common Stock, par value $0.01 per share ("Class C Common Stock"); and

          (e)   1,000,000,000 shares of Class D Common Stock, par value $0.01 per share ("Class D Common Stock" and, together with the Class A Common Stock, the Class B Common Stock, and the Class C Common Stock, the "Common Stock").

        Section 2.    ~~Section 3.~~ Preferred Stock.     The Preferred Stock may be issued from time to time and in one or more series. By resolution adopted by the affirmative vote of at least a majority of the total number of directors then in office, the board of directors of the Corporation (the "Board of Directors") is authorized to determine or alter the powers, preferences and rights, and the qualifications, limitations and restrictions granted to or imposed upon any wholly unissued series of Preferred Stock, and within the limitations or restrictions stated in any resolution or resolutions of the Board of Directors adopted by the affirmative vote of at least a majority of the total number of directors then in office, originally fixing the number of shares constituting any series of Preferred Stock to increase or decrease (but not below the number of shares of any such series of Preferred Stock, then outstanding) the number of shares of any such series of Preferred Stock and to fix the number of shares of any series of Preferred Stock. In the event that the number of shares of any series of Preferred Stock shall be so decreased, the shares constituting such decrease shall resume the status which such shares had prior to the adoption of the resolution originally fixing the number of shares of such series of Preferred Stock subject to the requirements of applicable law. The powers, preferences and relative, participating, optional and other special rights of each series of Preferred Stock, and the qualifications, limitations and restrictions granted to or imposed upon, any such series of Preferred Stock may be made dependent upon facts ascertainable outside the resolutions or resolutions providing for the issue of such Preferred Stock, adopted by the affirmative vote of at least a majority of the total number of directors then in office, provided that the manner in which such facts shall operate upon the powers, preferences and rights of, and the qualifications, limitations and restrictions thereof, if any, may differ from those of any and all other series at any time outstanding. Any of the powers, preferences and rights of, and the qualifications, limitations and restrictions granted to or imposed upon, such series of Preferred Stock is clearly and expressly set forth in the resolution or resolutions providing for the issue of such series of Preferred Stock adopted by the affirmative vote of at least a majority of the total number of directors then in office.

        Section 3.    ~~Section 4.~~ Common Stock.

          (a)    Voting Rights.    Except as otherwise provided by the DGCL or this Certificate, and subject to the rights of holders of any series of Preferred Stock, all of the voting power of the stockholders of the Corporation shall be vested in the holders of the Common Stock. Holders of Class A Common Stock, Class B Common Stock, Class C Common Stock and Class D Common Stock shall vote together as a single class on all matters presented to the stockholders of the Corporation for their approval or vote. Each holder of Class A Common Stock and Class B Common Stock shall have one vote for each share held by such holder on all matters voted upon by the stockholders of the Corporation. Each holder of Class C Common Stock and Class D Common Stock shall have 1/100th of one vote for each share held by such holder on all matters voted upon by the stockholders of the Corporation.

          (b)    Dividends and Other Distributions.

          (i)    Subject to the rights of holders of any series of Preferred Stock, the holders of Class A Common Stock and Class C Common Stock shall share ratably in all dividends as may from time to time be declared by the Board of Directors in respect of the Common Stock out of the assets of the Corporation legally available for the payment thereof at such times and in such amounts as the Board of Directors in its discretion shall determine.

          (ii)   Except as provided in clause (b)(iii) below with respect to stock dividends, dividends and other distributions of cash or property may not be declared or paid on the Class B Common Stock or Class D Common Stock.

          (iii)  In no event will any stock dividends, stock splits, reverse stock splits, combinations of stock, reclassifications or recapitalizations be declared or made on any of the Class A Common Stock, the Class B Common Stock, the Class C Common Stock or the Class D Common Stock, unless contemporaneously therewith, the shares of Class A Common Stock, Class B Common Stock, Class C Common Stock and Class D Common Stock at the time outstanding are treated in the same proportion and the same manner. Stock dividends with respect to Class B Common Stock may only be paid with Class B Common Stock. Stock dividends with respect to Class D Common Stock may only be paid with Class D Common Stock.

          (c)    Liquidation, Dissolution or Winding Up.    In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, after payment or provision for payment of the debts and other liabilities of the Corporation and of the preferential and other amounts, if any, to which the holders of Preferred Stock shall be entitled, the holders of all outstanding shares of Class A Common Stock and Class C Common Stock shall be entitled to receive the remaining assets of the Corporation available for distribution ratably in proportion to the number of shares of Class A Common Stock and Class C Common Stock held by each such stockholder. Except as otherwise provided in this Article FOUR and except for their right to receive payment for the par value of their shares of Class B Common Stock and Class D Common Stock, the holders of shares of Class B Common Stock and Class D Common Stock shall not be entitled to receive any assets of the Corporation in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation.

          (d)    Retirement of Class B Common Stock and Class D Common Stock.    In the event that, pursuant to that certain Amended and Restated Exchange Agreement, dated as of ~~the date hereof~~ May 14, 2015, and as assigned on August 31, 2018 (the "Exchange Agreement"), by and among ~~NRG~~ Clearway Energy~~, Inc.~~ Group LLC (formerly Zephyr Renewables LLC), a Delaware ~~corporation ("NRG~~ limited liability company ("CEG"), Clearway Energy LLC (formerly NRG Yield LLC), a Delaware limited liability company ("~~Yield~~ Clearway LLC") and the Corporation, ~~NRG~~ CEG or its permitted transferees or assignees exchange a Class B unit of ~~Yield~~ Clearway LLC for a share of Class A Common Stock or Class D unit of ~~Yield~~ Clearway LLC for a share of Class C Common Stock, an equivalent number of outstanding shares of Class B Common Stock or Class D Common Stock, respectively, shall be subject to mandatory redemption at a price per share equal to its per share par value and thereupon shall automatically and without further action on the part of the Corporation or any holder of Class B Common Stock or Class D Common Stock, as applicable, or other series of stock of the Corporation be cancelled and retired.

          (e)    Preemptive Rights.    Except as otherwise provided in this Article FOUR, no holder of Common Stock shall have any preemptive, conversion or other rights to subscribe for additional shares with respect to the Common Stock or any other securities of the Corporation, or to any obligations convertible (directly or indirectly) into securities of the Corporation, whether now or hereafter authorized.

          (f)    Equal Status.    Except as expressly provided in this Article FOUR, Class C Common Stock shall have the same rights and privileges and rank equally, share ratably and be identical in all respects to the Class A Common Stock as to all matters. Without limiting the generality of the foregoing, (i) in the event of a merger, consolidation or other business combination of the Corporation requiring the approval of the holders of the Corporation's capital stock entitled to vote thereon (whether or not the Corporation is the surviving entity), the holders of the Class C Common Stock shall receive the same amount and form of consideration, if any, on a per share basis as the consideration, if any, received by holders of the Class A Common Stock in connection with such merger, consolidation or combination (provided that if holders of Class A Common Stock are entitled to make an election as to the amount or form of consideration such holders shall receive in any such merger, consolidation or combination with respect to their shares of Class A Common Stock, the holders of Class C Common Stock shall be entitled to make the same election as to their shares of Class C Common Stock), and (ii) in the event of (x) any tender or exchange offer to acquire any shares of Common Stock by any third party pursuant to an agreement to which the Corporation is a party or (y) any tender or exchange offer or any other redemption or repurchase by the Corporation to acquire any shares of Common Stock, pursuant to the terms of the applicable tender or exchange offer or other repurchase, the holders of the Class C Common Stock shall receive the same amount and form of consideration on a per share basis as the holders of the Class A Common Stock (provided that if holders of Class A Common Stock are entitled to make an election as to the amount or form of consideration such holders shall receive in any such tender or exchange offer or other repurchase with respect to their shares of Class A Common Stock, the holders of Class C Capital Stock shall be entitled to make the same election as to their shares of Class C Capital Stock).

        Section 4.    ~~Section 5.~~ Restrictions on Transfer.

          (a)    Restricted Transfers.    Except through a Secondary Market Transaction, no person shall purchase or otherwise acquire (whether through the conversion or exchange of securities convertible into shares of Class A Common Stock or Class C Common Stock or otherwise), and no stockholder of the Corporation shall transfer to any person, shares of Class A Common Stock or Class C Common Stock such that, after giving effect to such purchase, acquisition or other transfer (a "Restricted Transfer"), the holdings of the transferee, together with those of its ~~PUHCA~~ FERC Affiliates, would ~~beneficially own, control and/or hold with power to vote sufficient Class A Common Stock and Class C Common Stock to convey~~ equal or exceed the Utility Control Threshold without the prior written consent of the Board of Directors.

          (b)    Purported Transfer in Violation of Restrictions.    Unless the approval of the Board of Directors is obtained with respect to a Restricted Transfer, such purported Restricted Transfer shall not be effective to transfer record, beneficial, legal or any other ownership of such Common Stock, and the transferee shall not be entitled to any rights as a stockholder of the Corporation with respect to the Class A Common Stock or the Class C Common Stock purported to be purchased, acquired or transferred in the Restricted Transfer (including, without limitation, the right to vote or to receive dividends with respect thereto).

          (c)    Certain Definitions.    For purposes of this Section ~~5~~4 of Article FOUR:

        "~~PUHCA~~ Clearway Public Utility" means any direct or indirect subsidiary of Clearway Energy LLC that is a "public utility" (as that term is defined in the Federal Power Act).

        "FERC Affiliate" means any person that is an "affiliate~~"or "associate company~~"(as such ~~terms are~~ term is defined in ~~the Public Utility Holding Company Act of 2005 or regulations thereunder~~ 18 C.F.R. § 35.36(a)(9)) of another person prior to the effective date of the Restricted Transfer.

        "Secondary Market Transaction" means a purchase or sale of Class A Common Stock or Class C Common Stock by a third-party investor (i) occurring while the Class A Common Stock or Class C Common Stock, as applicable, is publicly-traded, (ii) to which neither the Corporation nor any of its subsidiaries is a party, (iii) over which neither the Corporation nor any of its subsidiaries has control, and (iv) of which neither the Corporation nor any of its subsidiaries would, in the ordinary course, have prior notice. A Secondary Market Transaction does not include, among other things, any reacquisition of Class A Common Stock or Class C Common Stock by the Corporation.

        "Utility ControlThreshold" means holdings such that: (i) a person, collectively with its FERC Affiliates, directly and/or indirectly owns, controls and/or holds with power to vote 10% of the Corporation's outstanding voting securities; or (ii) the sum of the following equals 10%: (A) the percentage of the Corporation's voting securities directly and/or indirectly owned, controlled or held with power to vote by such person, collectively with its FERC Affiliates, other than through CEG, plus (B) the percentage of CEG's voting securities directly and/or indirectly owned, controlled or held with power to vote by such person, collectively with its FERC Affiliates, plus (C) the percentage of any Clearway Public Utility's voting securities directly and/or indirectly owned, controlled or held with power to vote by such person, collectively with its FERC Affiliates, other than through the Corporation or CEG. The percentages of a given entity's voting securities to be determined for purposes of the preceding sentence shall be calculated based on the voting power of the relevant voting securities. ~~means the power to direct or cause the direction of the management and policies of a Yield Public Utility and shall be deemed to exist if a person and its PUHCA Affiliates directly and/or indirectly own, control and/or hold with power to vote 10% or more of the outstanding voting securities of such Yield Public Utility. The percentage of voting securities of a Yield Public Utility directly and/or indirectly owned, controlled and/or held with power to vote by a person and its PUHCA Affiliates shall be equal to the sum of: (i) the number of shares of Class A Common Stock and one one-hundredth (1/100th) of the number of shares of Class C Common Stock owned, controlled and/or held with power to vote by such person and its PUHCA Affiliates divided by the total number of shares of Class A Common Stock and Class B Common Stock then outstanding plus one one-hundredth (1/100th) of the total number of shares of Class C Common Stock and Class D Common Stock then outstanding multiplied by the percentage interest in the Yield Public Utility directly and/or indirectly owned, controlled and/or held with power to vote by the Corporation, plus (ii) the aggregate percentage of outstanding NRG voting securities owned, controlled or held with power to vote by such person and its PUHCA Affiliates multiplied by the percentage interest in the Yield Public Utility directly or indirectly owned, controlled and/or held with power to vote by NRG (including, but not limited to, those held through its voting interests in the Corporation), plus (iii) the percentage of the Yield Public Utility's outstanding voting securities owned, controlled and/or held with power to vote by such person and its PUHCA Affiliates other than through ownership interests in the Corporation or NRG. The calculation is expressed in the following formula:~~

        ~~[(ACP / ATotal + BTotal + CTotal + DTotal) * YPUY] + [(NRGP / NRGTotal) * YPUNRG] + YPUP~~

        ~~WHERE:ACP = the sum of (i) the number of shares of Class A Common Stock owned, controlled and/or held with power to vote by such person and its PUHCA Affiliates, plus (ii) the number of shares of Class C Common Stock owned, controlled and/or held with power to vote by such person and its PUHCA Affiliates divided by one hundred (100).~~

  ~~ATotal = the total number of shares of Class A Common Stock outstanding.~~

  ~~BTotal = the total number of shares of Class B Common Stock outstanding.~~

  ~~CTotal = the total number of shares of Class C Common Stock outstanding divided by one hundred (100).~~

  ~~DTotal = the total number of shares of Class D Common Stock outstanding divided by one hundred (100).NRGP = the number of voting shares owned, controlled and/or held with power to vote by such person and its PUHCA Affiliates in NRG.~~

  ~~NRGTotal = the total number of voting shares of NRG outstanding.~~

  ~~YPUY = the percentage of the voting interests of a Yield Public Utility directly and/or indirectly owned, controlled and/or held with power to vote by the Corporation.~~

  ~~YPUNRG = the percentage of the voting interests of a Yield Public Utility directly and/or indirectly owned, controlled and/or held with power to vote by NRG.~~

  ~~YPUP = the percentage of the voting interests of a Yield Public Utility directly and/or indirectly owned, controlled and/or held with power to vote by such person other than through interests in the Corporation or NRG.~~

  ~~"Yield Public Utility" means any direct or indirect subsidiary of Yield LLC that is a "public utility" (as that term is defined in the Federal Power Act).~~

ARTICLE FIVE

        The Corporation is to have perpetual existence.

ARTICLE SIX

        Except as provided by this Certificate and any duly authorized certificate of designation of any series of Preferred Stock, each director shall be elected by the vote of a plurality of the votes entitled to be cast by all shares of Common Stock entitled to vote on the election of directors voting as a single class and represented in person or by proxy at any meeting for the election of directors at which a quorum is present.

ARTICLE SEVEN

        Section 1.    Board of Directors.     The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. In addition to the powers and authority expressly conferred upon them by statute or by this Certificate or the Bylaws of the Corporation (as amended and restated, the "Bylaws"), the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation.

        Section 2.    Number of Directors.     Subject to any rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, the Board of Directors shall have no more than sixteen (16) nor less than three (3) members, with the exact number of directors constituting the full board to be determined from time to time by the affirmative vote of a majority of the total number of directors then in office. Subject to the rights of the holders of any series of Preferred Stock, newly created directorships resulting from an increase in the size of the Board of Directors may be filled by the affirmative vote of a majority of the total number of directors then in office, although less than quorum, at any meeting of the Board of Directors. ~~Each director shall hold office until the next annual meeting of stockholders of the Corporation and until his or her successor is duly elected and qualified or until his or her earlier death, resignation or removal.~~ The board of directors shall be and is divided into two classes, as nearly equal in number as possible, designated as: Class I and Class II. In case of any increase or decrease, from time to time, in the number of directors, the number of directors in each class shall be apportioned as nearly equal as possible. Nothing in this Certificate shall preclude a director from serving consecutive terms. Elections of directors need not be by written ballot unless the Bylaws shall so provide.

        Section 3.    Term of Office.     Each director shall serve for a term ending on the date of the second annual meeting following the annual meeting at which such director was elected; provided, that each director initially appointed to Class I shall serve for an initial term expiring at the corporation's first annual meeting of stockholders following the effectiveness of this provision and each director initially appointed to Class II shall serve for an initial term expiring at the corporation's second annual meeting of stockholders following the effectiveness of this provision; provided further, that the term of each director shall continue until the election and qualification of a successor and be subject to such director's earlier death, resignation or removal. No decrease in the number of directors shall shorten the term of any incumbent director.

        Section 4.    ~~Section 1.~~ Removal of Directors.     Subject to the rights, if any, of the holders of any series of Preferred Stock to remove directors (with or without cause) and fill the vacancies thereby created (as specified in any duly authorized certificate of designation of any series of Preferred Stock), ~~no~~ any director or the entire board of directors may be removed from office ~~with or without~~ only for cause ~~except~~ and only by the affirmative vote of ~~the holders of a majority of the votes entitled to be cast by all shares of Common Stock then outstanding voting~~ at least a majority of the total voting power of the outstanding shares of the capital stock of the corporation entitled to vote in any annual election of directors or class of directors, voting together as a single class. Notwithstanding the foregoing, if the holders of any class or series of capital stock are entitled by the provisions of this Certificate (including any duly authorized certificate of designation of any series of Preferred Stock) to elect one or more directors, such director or directors so elected may be removed with or without cause by the vote of the holders of a majority of the votes entitled to be cast by all outstanding shares of that class or series entitled to vote.

        Section 5.    ~~Section 2.~~ Vacancies in the Board of Directors.     Subject to the rights of the holders of any series of Preferred Stock to remove directors and fill the vacancies thereby created (as specified in any duly authorized certificate of designation of any series of Preferred Stock) and subject to Section 2 of Article SEVEN, vacancies occurring on the Board of Directors for any reason may be filled by vote of a majority of the remaining members of the Board of Directors, although less than a quorum, at any meeting of the Board of Directors. A person so elected by the Board of Directors to fill a vacancy shall hold office until the next annual meeting of stockholders of the Corporation and until his or her successor is duly elected and qualified or until his or her earlier death, resignation or removal.

ARTICLE EIGHT

        In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, alter, amend or repeal the Bylaws by the affirmative vote of a majority of the total number of directors then in office in addition to any other vote otherwise required by law.

ARTICLE NINE

        Section 1.    Indemnification; Limitation of Liability.

          (a)   To the fullest extent permitted by the DGCL as it now exists or may hereafter be amended, and except as otherwise provided in the Bylaws, (i) no director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages arising from a breach of fiduciary duty owed to the Corporation or its stockholders; and (ii) the Corporation shall indemnify its officers and directors.

          (b)   Any repeal or modification of the foregoing paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation in respect of any act, omission or condition existing or event or circumstance occurring prior to the time of such repeal or modification.

 ARTICLE TEN

        For purposes of this Amended and Restated Certificate of Incorporation, "Affiliated Company" means (i) Global Infrastructure Investors III, LLC ("GIP") and (ii) any Person controlled by GIP, other than the Corporation. For purposes of this definition "is controlled by" means the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

ARTICLE ELEVEN

        Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws may provide. The books of the Corporation may be kept (subject to any provision contained in the DGCL) outside of the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws.

ARTICLE TWELVE

        Subject to the rights of holders of any series of Preferred Stock to act by written consent as specified in any duly authorized certificate of designation of any series of Preferred Stock, the stockholders of the Corporation may not take any action by written consent in lieu of a meeting, and must take any actions at a duly called annual or special meeting of stockholders and the power of stockholders to consent in writing without a meeting is specifically denied. Except as otherwise required by law, special meetings of stockholders of the Corporation may be called only by the Board of Directors pursuant to a resolution adopted by the affirmative vote of the majority of the total number of directors then in office.

ARTICLE THIRTEEN

        Section 1.    Competition and Corporate Opportunities.     To the extent provided in the following paragraphs, the Corporation renounces any interest or expectancy of the Corporation or any ~~of its Affiliated Companies~~ Controlled Company in, or in being offered an opportunity to participate in, any Dual Opportunity presented to ~~NRG or its~~ the Affiliated ~~Entities~~ Company, any Controlled Company or to a Dual Role Person.

          (a)   In the event that ~~NRG and its~~ the Affiliated ~~Companies~~ Company acquires knowledge of a potential transaction or matter which may be a Dual Opportunity, ~~neither~~ the Corporation ~~nor any of its Affiliated Companies~~ and any Control Company shall not, to the fullest extent permitted by law, have any expectancy in such Dual Opportunity. ~~NRG and its~~ The Affiliated ~~Companies~~ Company shall not have ~~no~~ a duty to communicate or offer to the Corporation or any ~~of its Affiliated Companies~~ Controlled Company, or refrain from engaging directly or indirectly in, any Dual Opportunity, and may pursue or acquire such Dual Opportunity for themselves or direct such Dual Opportunity to another Person.

          (b)   A Dual Role Person (i) shall have no duty to communicate or offer to the Corporation ~~or any of its Affiliated Companies~~ or any Controlled Company any Dual Opportunity that such Dual Role Person has communicated or offered to ~~NRG or its~~ the Affiliated ~~Companies~~ Company, (ii) shall not be prohibited from communicating or offering any Dual Opportunity to ~~NRG or its~~ the Affiliated ~~Companies~~ Company, and (iii) shall not be liable to the Corporation or its stockholders for breach of any fiduciary duty as a stockholder, director or officer of the Corporation, as the case may be, resulting from (x) the failure to communicate or offer to the Corporation or any ~~of its Affiliated Companies~~ Controlled Company any Dual Opportunity that such Dual Role Person has communicated or offered to ~~NRG or its~~ the Affiliated ~~Companies or~~

  Company (y) the communication or offer ~~to NRG or its~~ the Affiliated ~~Companies~~ Company of any Dual Opportunity, in each case, so long as the Dual Opportunity was not expressly offered in writing to the Dual Role Person solely in his or her capacity as a director or officer of the Corporation.

        Section 2.    Certain Matters Deemed not Corporate Opportunities.     In addition to and notwithstanding the foregoing provisions of this Article THIRTEEN, the Corporation renounces any interest or expectancy of the Corporation or any of its Affiliated Companies in, or in being offered an opportunity to participate in, any business opportunity that (i) the Corporation is not financially able or contractually permitted or legally able to undertake, (ii) is not in the Corporation's line of business, (iii) is of no practical advantage to the Corporation, and (iv) in which the Corporation has no interest or reasonable expectancy. Moreover, nothing in this Article THIRTEEN shall amend or modify in any respect any written contractual agreement between ~~NRG or its~~ the Affiliated ~~Companies~~ Company, on the one hand, and the Corporation or any of its Affiliated Companies, on the other hand.

        Section 3.    Certain Definitions.     For purposes of this Article THIRTEEN and Article FIFTEEN:

        "~~Affiliated~~ Controlled Company" means ~~(i) with respect to the Corporation,~~ any Person controlled by the Corporation~~, (ii) with respect to NRG, any Person controlled by NRG, other than the Corporation.~~ For purposes of this definition "is controlled by" means the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

        "Dual Opportunity" means any potential transaction or matter within the same or similar business activities or related lines of business as those in which the Corporation or any ~~of its Affiliated Companies~~ Controlled Company may engage, and/or other business activities that overlap with or compete with those in which the Corporation, directly or indirectly, participates or which may be a corporate opportunity for the Corporation or any ~~of its Affiliated Companies~~ Controlled Company, on the one hand, and for ~~NRG and its~~ the Affiliated ~~Companies~~ Company, on the other hand.

        "Dual Role Person" means any individual who is an officer or director of both the Corporation and ~~NRG~~ the Affiliated Company.

        "Person" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

        Section 4.    Termination.     The provisions of this Article THIRTEEN shall have no further force or effect at such time as (i) the Corporation and ~~NRG~~ the Affiliated Company are no longer affiliates of each other and (ii) none of the directors and/or officers of ~~NRG~~ the Affiliated Company serve as directors and/or officers of the Corporation and ~~its Affiliated Companies~~ any Controlled Company; provided, however, that any such termination shall not terminate the effect of such provisions with respect to any agreement, arrangement or other understanding between the Corporation or ~~an Affiliated~~ a Controlled Company thereof, on the one hand, and ~~NRG or an~~ the Affiliated Company ~~thereof~~, on the other hand, that was entered into before such time or any transaction entered into in the performance of such agreement, arrangement or other understanding, whether entered into before or after such time.

        Section 5.    Deemed Notice.     Any person or entity purchasing or otherwise acquiring or obtaining any interest in any capital stock of the Corporation shall be deemed to have notice and to have consented to the provisions of this Article THIRTEEN.

        Section 6.    Severability.     The invalidity or unenforceability of any particular provision, or part of any provision, of this Article THIRTEEN shall not affect the other provisions or parts hereof, and this

Article THIRTEEN shall be construed in all respects as if such invalid or unenforceable provisions or parts were omitted.

ARTICLE FOURTEEN

        Notwithstanding any other provisions of this Certificate or any provisions of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of the capital stock required by law or this Certificate (including any duly authorized certificate of designation of any series of Preferred Stock), the affirmative vote of the holders of at least 66 2/3% of the combined voting power of all of the then outstanding shares of the Corporation eligible to be cast in the election of directors generally voting as a single class shall be required to alter, amend or repeal Section ~~2~~1 of ARTICLE FOUR hereof, ARTICLE EIGHT hereof, ARTICLE NINE hereof, Section ~~2~~3 of ARTICLE ~~TEN~~ SEVEN hereof, ARTICLES TWELVE and THIRTEEN hereof, this ARTICLE FOURTEEN, or ARTICLE FIFTEEN hereof or any provision thereof or hereof.

ARTICLE FIFTEEN

        The Corporation hereby elects not to be governed by Section 203 of the DGCL until such time as ~~NRG and its~~ the Affiliated ~~Companies~~ Company ceases to beneficially own at least 5% of the total voting power of all the then outstanding shares of stock of the Corporation entitled to vote generally in the election of directors voting together as a single class, whereupon the Corporation shall immediately and automatically, without further action on the part of the Corporation or any holder of stock of the Corporation become governed by Section 203 of the DGCL.

ARTICLE SIXTEEN

        The Court of Chancery of the State of Delaware shall, to the fullest extent permitted by applicable law, be the sole and exclusive forum for any stockholder (including a beneficial owner) to bring (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Corporation to the Corporation or the Corporation's stockholders, (iii) any action asserting a claim against the Corporation, its directors, officers or employees arising pursuant to any provision of the DGCL, this Certificate (as may be amended, altered, changed or repealed) or the Bylaws or (iv) any action asserting a claim against the Corporation, its directors, officers or employees governed by the internal affairs doctrine, except for, as to each of (i) through (iv) above, any claim as to which the Court of Chancery determines that there is an indispensable party not subject to the jurisdiction of the Court of Chancery (and the indispensable party does not consent to the personal jurisdiction of the Court of Chancery within ten days following such determination), which is vested in the exclusive jurisdiction of a court or forum other than the Court of Chancery, or for which the Court of Chancery does not have subject matter jurisdiction. If any provision or provisions of this Article SIXTEEN shall be held to be invalid, illegal or unenforceable as applied to any person or entity or circumstance for any reason whatsoever, then, to the fullest extent permitted by law, the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Article SIXTEEN (including, without limitation, each portion of any sentence of this Article SIXTEEN containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) and the application of such provision to other persons or entities and circumstances shall not in any way be affected or impaired thereby. Any person or entity purchasing or otherwise acquiring any interest in any shares of the Corporation shall be deemed to have notice of and to have consented to the provisions of this ARTICLE SIXTEEN.

 ARTICLE SEVENTEEN

        Except as expressly provided herein, the Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders, directors or any other person herein are granted subject to this reservation.

PRELIMINARY PROXY CARD — SUBJECT TO COMPLETION

VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on April 30, 2019 for shares held directly and by 11:59 p.m. Eastern Time on April 28, 2019 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on April 30, 2019 for shares held directly and by 11:59 p.m. Eastern Time on April 28, 2019 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. CLEARWAY ENERGY, INC. C/O OFFICE OF GENERAL COUNSEL 300 CARNEGIE CENTER SUITE 300 PRINCETON, NJ 08540 TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: E58742-P18064 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below. CLEARWAY ENERGY, INC. The Board of Directors recommends a vote FOR all the nominees listed. For Withhold For All AllAllExcept ! ! ! 1. Election of Directors: Nominees: 01) Christopher S. Sotos 02) Nathaniel Anschuetz 03) Scott Stanley 04) Ferrell P. McClean 05) Daniel B. More 06) Jonathan Bram 07) Bruce MacLennan 08) E. Stanley O'Neal 09) Brian R. Ford If stockholders approve Proposal 2, the directors, if elected, will be classified into two classes with staggered terms of one or two years initially, followed by two-year terms, as described in the proxy statement. If stockholders do not approve Proposal 2, each director, if elected, will serve a one-year term. The Board of Directors recommends you vote FOR Proposals 2, 3 and 4. For Against Abstain ! ! ! ! ! ! ! ! ! 2. To approve the amendment and restatement of Clearway Energy, Inc.’s restated certificate of incorporation to classify the Board of Directors into two classes with staggered terms, allow stockholders to remove a director only for cause, and make other technical changes. To approve, on a non-binding advisory basis, Clearway Energy, Inc.'s executive compensation. 3. 4. To ratify the appointment of KPMG LLP as Clearway Energy, Inc.'s independent registered public accounting firm for the 2019 fiscal year. NOTE: Such other business as may properly come before the meeting or any adjournment thereof. For address changes and/or comments, please check this box and write them on the back where indicated. ! ! Yes ! No Please indicate if you plan to attend this meeting. Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title as such. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. E58743-P18064 CLEARWAY ENERGY, INC. ANNUAL MEETING OF STOCKHOLDERS May 1, 2019 9:00 A.M. (Eastern Time) Hyatt Regency Princeton 102 Carnegie Center Princeton, NJ 08540 This Proxy Voting Instruction Card is Solicited on Behalf of the Board of Directors of Clearway Energy, Inc. for the 2019 Annual Meeting of Stockholders. The undersigned hereby constitutes and appoints Christopher S. Sotos and Kevin P. Malcarney, and each of them, attorneys and proxies with full power of substitution, to represent the undersigned and to vote all shares of Class A common stock, $0.01 par value, Class B common stock, $0.01 par value, Class C common stock, $0.01 par value and Class D common stock, $0.01 par value, of Clearway Energy, Inc. (the "Company"), that the undersigned would be entitled to vote if personally present at the 2019 Annual Meeting of Stockholders of the Company, to be held on May 1, 2019, at 9:00 A.M. (Eastern Time) at the Hyatt Regency Princeton, 102 Carnegie Center, Princeton, NJ 08540, and at any adjournments or postponements thereof (the "Meeting"), as herein specified and in such proxyholder's discretion upon any other matters that may properly come before the Meeting including, without limitation, to vote on the election of such substitute nominees as such proxies may select in the event nominee(s) named on their card become(s) unable to serve as director. By granting this proxy, the undersigned hereby revokes any proxy previously granted by the undersigned. THIS PROXY WILL BE VOTED AS DIRECTED. IF NOT OTHERWISE DIRECTED, THIS PROXY WILL BE VOTED "FOR" THE NOMINEES LISTED UNDER PROPOSAL 1 AND "FOR" PROPOSALS 2, 3 AND 4. (If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.) (Continued and to be signed on reverse side) Address Changes/Comments: